     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1996



                                                      REGISTRATION NO. 333-07977

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             ISOLYSER COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

          GEORGIA                         5047                 58-1746149
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
             of               Classification Code Number)    Identification
      incorporation or                                            No.)
       organization)

                            ------------------------

                       4320 INTERNATIONAL BOULEVARD, N.W.
                            NORCROSS, GEORGIA 30093
                                 (770) 381-7566
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------

                          ROBERT L. TAYLOR, PRESIDENT
                             ISOLYSER COMPANY, INC.
                       4320 INTERNATIONAL BOULEVARD, N.W.
                            NORCROSS, GEORGIA 30093
                                 (770) 381-7566
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                          COPIES OF CORRESPONDENCE TO:

          Stephen D. Fox, Esq.                     Bruce Hallett, Esq.
        Arnall Golden & Gregory                   Crouch & Hallett, LLP
       1201 West Peachtree Street            717 North Harwood -- Suite 1400
      Atlanta, Georgia 30309-3400                    Dallas, TX 75201
             (404) 873-8500                           (214) 953-0053

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:


As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger (the "Merger") of a wholly owned subsidiary of the Registrant with and into Microtek Medical, Inc. ("Microtek") pursuant to the Agreement and Plan of Merger, dated as of March 15, 1996 and as amended as of June 23, 1996 and July 29, 1996, attached as Appendix A to the enclosed Proxy Statement/Prospectus have been satisfied or waived.



    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    Under Rule 429, this Registration Statement relates to Form S-4 Registration Statement No. 333-3436

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             ISOLYSER COMPANY, INC.
                             SHARES OF COMMON STOCK
                   TO BE ISSUED IN CONNECTION WITH THE MERGER
             OF A WHOLLY OWNED SUBSIDIARY OF ISOLYSER COMPANY, INC.
                                      INTO
                             MICROTEK MEDICAL, INC.

                            ------------------------

                             CROSS REFERENCE SHEET

                                                                           LOCATION OR HEADING IN JOINT PROXY
FORM S-4 ITEM NUMBER AND CAPTION                                                  STATEMENT/PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
PART I.  INFORMATION REQUIRED IN THE PROSPECTUS
A.  INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and Outside Front
            Cover of Page Prospectus............................  Outside Front Cover Page of Joint Proxy
                                                                  Statement/Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover Page of Joint Proxy
                                                                  Statement/Prospectus
       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
            Other Information...................................  Summary
       4.  Terms of the Transaction.............................  Outside Front Cover Page of Joint Proxy
                                                                  Statement/Prospectus; The Merger; Summary;
                                                                  Comparative Rights of Isolyser Shareholders and
                                                                  Microtek Stockholders
       5.  Pro Forma Financial Information......................  Isolyser and Microtek Pro Forma Combined Financial
                                                                  Information; Isolyser Pro Forma Combined Financial
                                                                  Information; Microtek Pro Forma Combined Financial
                                                                  Information
       6.  Material Contracts With the Company Being Acquired...  The Merger
       7.  Additional Information Required for Reoffering by
            Persons and Parties Deemed to be Underwriters.......  Not Applicable
       8.  Interests of Named Experts and Counsel...............  Not Applicable
       9.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable

B.  INFORMATION ABOUT THE REGISTRANT
      10.  Information with Respect to S-3 Registrants..........  Incorporation of Certain Information by Reference
      11.  Incorporation of Certain Information by Reference....  Incorporation of Certain Information by Reference
      12.  Information with Respect to S-2 or S-3 Registrants...  Not Applicable
      13.  Incorporation of Certain Information by Reference....  Not Applicable
      14.  Information with Respect to Registrants Other than
            S-2 or S-3 Registrants..............................  Not Applicable

                                                                           LOCATION OR HEADING IN JOINT PROXY
FORM S-4 ITEM NUMBER AND CAPTION                                                  STATEMENT/PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
      15.  Information with Respect to S-3 Companies............  Not Applicable
      16.  Information with Respect to S-2 or S-3 Companies.....  Incorporation of Certain Information by Reference
      17.  Information with Respect to Companies Other Than S-2
            or S-3 Companies....................................  Not Applicable

D.  VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or Authorizations
            are to be Solicited.................................  Incorporation of Certain Information by Reference;
                                                                  The Meetings; The Merger
      19.  Information if Proxies, Consents or Authorizations
            are not to be Solicited or in an Exchange Offer.....  Not Applicable

PART II.  INFORMATION NOT REQUIRED IN THE PROSPECTUS
      20.  Indemnification of Directors and Officers............  Part II, Indemnification of Directors and Officers
      21.  Exhibits and Financial Statement Schedules...........  Part II, Exhibits and Financial Statement Schedules
      22.  Undertakings.........................................  Part II, Undertakings

                                                                PRELIMINARY COPY

                             MICROTEK MEDICAL, INC.
                               512 LEHMBERG ROAD
                          COLUMBUS, MISSISSIPPI 39702
                                 (601) 327-1863
                            ------------------------


                                                                  August 1, 1996

Dear Stockholder:


    You are cordially invited to attend a Special Meeting of Stockholders of Microtek Medical, Inc. ("Microtek") at 10:00 a.m., local time, on August 30, 1996, at the executive offices of Microtek, 512 Lehmberg Road, Columbus, Mississippi (together with any adjournments or postponements thereof, the "Microtek Special Meeting") .



    At the Microtek Special Meeting, you will be asked to consider and vote upon a proposed merger (the "Merger") of MMI Merger Corp., a wholly-owned subsidiary of Isolyser Company, Inc. ("Isoloyser"), into Microtek. The Merger is described in the attached Notice of Special Meeting and Joint Proxy Statement/Prospectus. Upon consummation of the Merger, Microtek will become a wholly owned subsidiary of Isolyser, and holders of shares of Microtek Common Stock will be entitled to receive 1.65 shares of Isolyser Common Stock for each share of Microtek Common Stock.



    At the meeting, you will also be asked to approve an amendment (the "Microtek Option Proposal") to Microtek's 1990 Incentive Stock Option Plan (the "Option Plan") to increase the number of shares of Microtek Common Stock issuable upon exercise of stock options under the Option Plan from 883,302 to 1,083,302 shares. Such stock options will be converted into the right to purchase Isolyser Common Stock if the Merger is consummated.


    The enclosed Joint Proxy Statement/Prospectus provides a detailed description of the matters to be considered at the Special Meeting and extensive information concerning Microtek and Isolyser. A copy of the Agreement and Plan of Merger pertaining to the Merger is attached as Annex A to the Joint Proxy Statement/Prospectus. Please carefully review and consider all of this information.


    Also enclosed is Microtek's Annual Report on Form 10-K/A for the year ended November 30, 1995, and Quarterly Reports on Form 10-Q for the quarters ended February 29, 1996 and May 31, 1996.



    AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF MICROTEK HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE OPTION PROPOSAL AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE PROPOSED MERGER AGREEMENT AND "FOR" THE MICROTEK OPTION PROPOSAL AT THE MICROTEK SPECIAL MEETING.


    It is important that your shares be present at the Microtek Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend. This will not prevent you from voting your shares in person if you subsequently choose to attend.

                                          Very truly yours,

                                          Kimber L. Vought
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                PRELIMINARY COPY

                                     [LOGO]
                             ISOLYSER COMPANY, INC.
                       4320 INTERNATIONAL BOULEVARD, N.W.
                            NORCROSS, GEORGIA 30093
                            ------------------------

                                                                  August 1, 1996

Dear Shareholder:


    You are cordially invited to attend a Special Meeting of the Shareholders of Isolyser Company, Inc. ("Isolyser") at 10:00 a.m., local time, on August 30, 1996, at the executive offices of Isolyser, 4320 International Boulevard, N.W., Norcross, Georgia (together with any adjournments or postponements thereof, the "Isolyser Special Meeting").



    At the Isolyser Special Meeting, you will be asked to consider and vote upon the proposed acquisition by Isolyser of Microtek Medical, Inc. ("Microtek") through a proposed merger (the "Merger") of a wholly-owned subsidiary of Isolyser into Microtek. In the event of the consummation of the Merger, Microtek would become a wholly-owned subsidiary of Isolyser. To accomplish the Merger, Isolyser would issue 1.65 shares of Isolyser common stock per share of Microtek common stock. Approval of the issuance of such Isolyser common stock is being sought in compliance with certain rules of The Nasdaq Stock Market.



    At the meeting, you will also be asked to approve a proposed amendment (the "Isolyser Option Proposal") to Isolyser's Stock Option Plan (the "Plan") to increase the number of shares of Isolyser Common Stock issuable upon the exercise of stock options under the Plan from 3,600,000 to 4,400,000 shares and to make certain other technical amendments to the Plan.


    The attached Joint Proxy Statement/Prospectus provides a detailed description of the matters to be considered at the Isolyser Special Meeting and extensive information concerning Microtek and Isolyser. A copy of the Agreement and Plan of Merger pertaining to the Merger is attached as Annex A to the Joint Proxy Statement/Prospectus. Please carefully review and consider all of this information.

    YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTEREST OF ISOLYSER AND ITS SHAREHOLDERS. THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO ISSUE THE ISOLYSER COMMON STOCK TO CONSUMMATE THE MERGER.

    It is important that your shares be present at the meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend. This shall not prevent you from voting your shares in person if you subsequently choose to attend.

                                          Sincerely,

                                          Robert L. Taylor,
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD

                                                                PRELIMINARY COPY


                             MICROTEK MEDICAL, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                AUGUST 30, 1996


To The Stockholders of
Microtek Medical, Inc.:


    Notice is hereby given that a Special Meeting of Stockholders of Microtek Medical, Inc., a Delaware corporation ("Microtek"), will be held on August 30, 1996, beginning at 10:00 a.m. local time, at Microtek's offices at 512 Lehmberg Road, Columbus, Mississippi (together with any adjournments or postponements thereof, the "Special Meeting"), for the following purposes:



    1. To consider and vote upon a proposal to approve that certain Agreement and Plan of Merger, dated March 15, 1996 and amended as of June 23, 1996 and July 29, 1996 (the "Merger Agreement"), by and among Microtek, Isolyser Company, Inc., a Georgia corporation ("Isolyser"), and MMI Merger Corp. (the "Isolyser Subsidiary"), pursuant to which, among other things, the Isolyser Subsidiary will be merged with and into Microtek and Microtek will become a wholly owned subsidiary of Isolyser, and each issued share of Common Stock of Microtek will be converted into the right to receive 1.65 shares of Common Stock of Isolyser;


    2. To consider and act upon a proposed amendment to Microtek's 1990 Incentive Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock of Microtek issuable upon exercise of stock options under the Option Plan from 883,302 to 1,083,302 shares of Common Stock; and

    3. To transact any other business as may properly come before the meeting or any adjournment thereof.


    Stockholders of record at the close of business on July 8, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof.


    WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                          By Order of the Board of Directors

                                          Dan Lee
                                          SECRETARY


Columbus, Mississippi
August 1, 1996

                                                                PRELIMINARY COPY

                                     [LOGO]
                             ISOLYSER COMPANY, INC.


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                AUGUST 30, 1996


To the Shareholders:


    Notice is hereby given that a Special Meeting of the Shareholders of Isolyser Company, Inc., a Georgia corporation ("Isolyser"), will be held on August 30, 1996, beginning at 10:00 a.m. local time, at Isolyser's offices at 4320 International Boulevard, N.W., Norcross, Georgia 30093 (together with any adjournments or postponements thereof, the "Special Meeting"), for the following purposes, all as set forth in the attached Joint Proxy Statement/Prospectus:



    1. To consider and vote upon a proposal to approve the issuance of up to 8,758,720 shares of Isolyser common stock, $.001 par value per share, in connection with the merger (the "Merger") of a wholly-owned subsidiary of Isolyser with and into Microtek Medical, Inc. ("Microtek") in accordance with that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of March 15, 1996 and amended as of June 23, 1996, by and among Microtek, Isolyser and MMI Merger Corp. (the "Isolyser Subsidiary"). As a result of the Merger, Microtek will become a wholly-owned subsidiary of Isolyser, and each share of Microtek common stock will be converted into the right to receive 1.65 shares of Isolyser common stock.



    2. To consider and act upon a proposed amendment to Isolyser's Stock Option Plan.



    3. To transact any other business as may properly come before the meeting or any adjournment thereof. No other business is expected to be addressed at the meeting.



    Shareholders of record at the close of business on July 8, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.


    Shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend, we urge you to read the accompanying Joint Proxy Statement/Prospectus and then complete, sign, date and return the enclosed proxy card in the enclosed postage pre-paid envelope. It is important that your shares be represented at the meeting, and your promptness will assist us to prepare for the meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

                                          By order of the Board of Directors,

                                          Travis W. Honeycutt,
                                          SECRETARY


Norcross, Georgia
August 1, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                                PRELIMINARY COPY
JOINT PROXY STATEMENT/PROSPECTUS


                             JOINT PROXY STATEMENT
                             ISOLYSER COMPANY, INC.
                             MICROTEK MEDICAL, INC.
                SPECIAL MEETINGS OF STOCKHOLDERS OF MICROTEK AND
                         SHAREHOLDERS OF ISOLYSER TO BE
                            HELD ON AUGUST 30, 1996

                            ------------------------

                                   PROSPECTUS
                             ISOLYSER COMPANY, INC.
                                  COMMON STOCK
                            ------------------------


    This Joint Proxy Statement/Prospectus is being furnished to the shareholders of Isolyser Company, Inc., a Georgia corporation ("Isolyser"), in connection with the solicitation of proxies by the Board of Directors of Isolyser for use at the Special Meeting of Shareholders of Isolyser (the "Isolyser Meeting") to be held at 10:00 a.m., local time, on August 30, 1996, at 4320 International Boulevard, N.W., Norcross, Georgia 30093. At the Isolyser Meeting, the Isolyser shareholders will be asked to consider and vote upon (i) a proposal (the "Merger Proposal") to approve the issuance of up to 8,758,720 shares of Isolyser Common Stock in connection with an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 15, 1996 and amended as of June 23, 1996 and July 29, 1996, by and among Isolyser, MMI Merger Corp., a Delaware corporation and a newly organized, wholly-owned subsidiary of Isolyser (the "Isolyser Subsidiary"), and Microtek Medical, Inc., a Delaware corporation ("Microtek"), pursuant to which Microtek will become a wholly-owned subsidiary of Isolyser, and (ii) the approval of a proposed amendment to Isolyser's Stock Option Plan (the "Plan") to increase, contingent upon consummation of the transactions contemplated by the Merger Agreement, the number of shares of Common Stock of Isolyser issuable upon exercise of stock options under the Plan from 3,600,000 to 4,400,000 shares of Common Stock and to make certain technical amendments to the Plan.



    This Joint Proxy Statement/Prospectus is also being furnished to stockholders of Microtek in connection with the solicitation of proxies by the Board of Directors of Microtek for use at the Special Meeting of Stockholders of Microtek (the "Microtek Meeting") to be held at 10:00 a.m., local time, on August 30, 1996, at 512 Lehmberg Road, Columbus, Mississippi. At the Microtek Meeting, the Microtek stockholders will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement pursuant to which the Isolyser Subsidiary will be merged (the "Merger") with and into Microtek, which will be the surviving corporation, and Microtek will become a wholly-owned subsidiary of Isolyser, and (ii) the approval of a proposed amendment to Microtek's 1990 Incentive Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock of Microtek issuable upon exercise of stock options under the Option Plan from 883,302 to 1,083,302 shares of Common Stock.



    Under the Merger Agreement, Microtek will become a wholly-owned subsidiary of Isolyser, and holders of Microtek Common Stock will be entitled to receive
1.65 shares of Isolyser Common Stock for each share of Microtek Common Stock.


    A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Annex A and is incorporated herein by reference. All capitalized terms not otherwise defined in this Joint Proxy Statement/ Prospectus shall have the meanings given to such terms in the Merger Agreement.


    Under the rules of the Securities and Exchange Commission (the "Commission"), the solicitation of proxies from the stockholders of Microtek to approve and adopt the Merger Agreement constitutes an offering to stockholders of Microtek of shares of Isolyser Common Stock. Isolyser has filed registration statements on Form S-4 (File Nos. 333-3436 and 333-7977) (together with any amendments thereto, the "Registration Statement") with the Commission relating to such offering. All information contained in this Joint Proxy Statement/Prospectus relating to Isolyser and the Isolyser Subsidiary has been supplied by Isolyser and all information relating to Microtek has been supplied by Microtek.


    The principal executive offices of Isolyser are located at 4320 International Boulevard, Norcross, Georgia 30093 and its telephone number is
(770) 381-7566. The principal executive offices of Microtek are located at 512 Lehmberg Road, Columbus, Mississippi 39702 and its telephone number is (601) 327-1863.


    This Joint Proxy Statement/Prospectus and the enclosed proxy card are first being mailed to stockholders of Isolyser and Microtek on or about August 1, 1996.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY   OF   THIS   JOINT   PROXY   STATEMENT/PROSPECTUS.   ANY
         REPRESENTATION TO THE                      CONTRARY IS  A
                               CRIMINAL OFFENSE.

                           --------------------------

      THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS        , 1996.

                             AVAILABLE INFORMATION

    This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto which Isolyser has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information, which may be inspected without charge at the office of the Commission at 450 Fifth Street, Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. Statements contained in this Joint Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

    In addition, both Isolyser (File No. 0-24866) and Microtek (File No.0-20346) are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission which are located as follows: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates. Written requests for such material should be addressed to the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO ISOLYSER AND MICROTEK. DOCUMENTS RELATING TO ISOLYSER (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM ISOLYSER COMPANY, INC., 4320 INTERNATIONAL BOULEVARD, NORCROSS, GEORGIA ATTENTION: C. FRED HARLOW, CHIEF FINANCIAL OFFICER, TELEPHONE (770) 381-7566. DOCUMENTS RELATING TO MICROTEK (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM MICROTEK MEDICAL, INC., 512 LEHMBERG ROAD, COLUMBUS, MISSISSIPPI 39702, ATTENTION: DAN LEE, CHIEF FINANCIAL OFFICER, TELEPHONE: (601) 327-1863. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY AUGUST 23, 1996. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.


    The following Isolyser documents are incorporated by reference herein:

        A. Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Commission on April 1, 1996.

        B. Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission on May 15, 1996.

        C. Current Report on Form 8-K filed with the Commission on June 15, 1995, as amended by Current Report on Form 8-K/A filed with the Commission on July 17, 1995.

        D. Current Report on Form 8-K filed with the Commission on October 3, 1995.


        E.  Current Report  on Form 8-K  filed with the  Commission on July  29,
    1996.

        F. The description of Isolyser Common Stock set forth in Isolyser's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.


    The following Microtek documents are incorporated by reference herein:

        1. Annual Report on Form 10-K for the year ended November 30, 1995, as amended and restated by Annual Report on Form 10-K/A filed with the Commission on May 23, 1996 (as so amended, the "1995 Microtek 10-K").


        2. Quarterly Reports on Form 10-Q for the quarters ended February 29, 1996 and May 31, 1996 filed with the Commission on April 12, 1996 and July 15, 1996, respectively (collectively, the "Microtek 10-Qs").


        3.  Current  Report on Form  8-K filed  with the Commission  on May  15,
    1996.

        All documents filed by Isolyser or Microtek with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Isolyser Meeting and the Microtek Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Joint Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                            ------------------------


    The 1995 Microtek 10-K and the Microtek 10-Qs are delivered in conjunction with this Joint Proxy Statement/Prospectus.


    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERS MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ISOLYSER OR MICROTEK. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH PERSON'S JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT, SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ISOLYSER OR MICROTEK.

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Available Information.....................................................     2
Incorporation of Certain Information by Reference.........................     2
Summary of Joint Proxy Statement/Prospectus...............................     5
The Meetings..............................................................    16
The Merger................................................................    17
Isolyser and Microtek Pro Forma Combined Financial Information............    40
Isolyser Pro Forma Combined Financial Information.........................    47
Microtek Pro Forma Combined Financial Information.........................    49
Comparative Rights of Isolyser Shareholders and Microtek Stockholders.....    54
Option Proposals..........................................................    61
Legal Matters.............................................................    66
Experts...................................................................    66
Stockholder's Proposals...................................................    66
Annex A Agreement and Plan of Merger......................................   A-1
Annex B Opinion of Morgan Keegan & Company, Inc...........................   B-1
Annex C Opinion of Goldman, Sachs & Co....................................   C-1

                  SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THE SUMMARY IS NECESSARILY INCOMPLETE AND SELECTIVE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO. THE TERMS "MICROTEK" AND "ISOLYSER" REFER RESPECTIVELY TO MICROTEK MEDICAL, INC. AND ITS SUBSIDIARIES AND ISOLYSER COMPANY, INC. AND ITS SUBSIDIARIES, UNLESS THE CONTEXT OTHERWISE REQUIRES.

                                    GENERAL


    This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of MMI Merger Corp., a wholly-owned subsidiary of Isolyser (the "Isolyser Subsidiary"), into Microtek pursuant to an Agreement and Plan of Merger dated March 15, 1996 (the "Original Merger Agreement"), as amended on June 23, 1996 and July 29, 1996 (and as amended, the "Merger Agreeement"). Under the Merger Agreement, Microtek will become a wholly-owned subsidiary of Isolyser and holders of shares of Microtek Common Stock will be entitled to receive 1.65 shares of Isolyser Common Stock for each share of Microtek Common Stock (the "Exchange Ratio"). See "The Merger." This Joint Proxy Statement/Prospectus also relates to (i) a proposed amendment (the "Isolyser Option Proposal") to Isolyser's Stock Option Plan (the "Plan") to increase, contingent upon consummation of the transactions contemplated by the Merger Agreement, the number of shares of Isolyser Common Stock issuable upon exercise of stock options under the Plan from 3,600,000 to 4,400,000 shares and to make certain technical amendments to the Plan, and (ii) a proposed amendment (the "Microtek Option Proposal") to Microtek's 1990 Incentive Stock Option Plan (the "Option Plan") to increase the number of shares Microtek Common Stock issuable upon exercise of stock options under the Option Plan from 883,302 to 1,083,302 shares. See "Option Proposals."


                                  THE PARTIES

    ISOLYSER. Isolyser develops and manufactures OREX-Registered Trademark-Degradables-TM-, a series of products made from a thermoplastic, hot water soluble polymer that can be configured into an array of products such as woven and non-woven fabrics, film and thermoformed and extruded items. These products can be dissolved after use, in hot water in a specially designed OREX-Registered Trademark- processor similar to a commercial washing machine, for safe disposal through municipal sewer systems. Isolyser believes that this line of products provides protection to the hospital staff, patient and environment while providing cost-effective solutions to the problems associated with waste reduction and disposal.

    MICROTEK. Microtek designs, manufactures and sells a broad range of surgical and medical supplies for use in targeted niche markets in the health care industry. Its principal product lines are infection and fluid control products, including disposable drapes for covering operating room equipment during surgical procedures and pouches that attach to the surgical drapes to collect and contain fluids during surgical procedures.

                                  THE MEETINGS


    ISOLYSER MEETING. The Isolyser Meeting will be held on August 30, 1996, at 10:00 a.m., local time, at Isolyser's executive offices located at 4320 International Boulevard, N.W., Norcross, Georgia 30093. At the Isolyser Meeting, the Isolyser shareholders will be asked to consider and vote upon (i) a proposal (the "Merger Proposal") to approve the issuance of up to 8,758,720 shares of Isolyser Common Stock in connection with the Merger, and (ii) the Isolyser Option Proposal.



    The close of business on July 8, 1996, has been fixed as the record date for the determination of Isolyser shareholders entitled to receive notice of and to vote at the Isolyser meeting. As of the close of business on such date, Isolyser had outstanding and entitled to vote 31,072,545 shares of Isolyser Common Stock.

    A majority of the outstanding shares of Isolyser Common Stock on the record date must be represented in person or by proxy at the Isolyser Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Isolyser Common Stock entitled to vote at the Isolyser Meeting will have one vote for each share so held. Abstentions will be treated as Isolyser Common Stock present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain Isolyser Common Stock (a "Broker Non-Vote"), those shares will be considered in determining the presence of a quorum but will have no effect on the Merger Proposal or the Isolyser Option Proposal. The affirmative vote of the holders of a majority of the shares of Isolyser Common Stock voting at the Isolyser meeting is required to approve the Merger Proposal. The affirmative vote of the holders of the majority of the shares represented at the Isolyser Meeting will be required for the approval of the Isolyser Option Proposal and any other proposal submitted for a vote at the Isolyser Meeting.



    As of July 8, 1996, the directors and executive officers of Isolyser owned of record approximately 20% of the shares of Isolyser Common Stock entitled to vote at the Isolyser Meeting. Of those shares, Messrs. Taylor and Honeycutt have granted to Microtek a proxy to vote all of their shares of Isolyser Common Stock in favor of the Merger Proposal representing approximately 19% of the Isolyser Common Stock outstanding on such date. See "The Meetings -- Isolyser Meeting".



    MICROTEK MEETING. The Microtek Meeting will be held on August 30, 1996, at 10:00 a.m., local time, at Microtek's executive offices located at 512 Lehmberg Road, Columbus, Mississippi 39702. At the Microtek Meeting, the Microtek stockholders will be asked to consider and vote upon (i) the approval and adoption of the Merger Agreement, and (ii) the approval of the Microtek Option Proposal.



    The close of business on July 8, 1996, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Microtek Meeting. As of the close of business on such date, Microtek had outstanding and entitled to vote 4,680,585 shares of Microtek Common Stock. A majority of the outstanding shares of Microtek Common Stock on the record date must be represented in person or by proxy at the Microtek Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Microtek Common Stock entitled to vote at the Microtek Meeting will have one vote for each share so held. Abstentions will be treated as Microtek Common Stock present and entitled to vote for purposes of determining the presence of a quorum. In the event of any Broker Non-Votes with respect to any proposal, such vote will be considered in determining the presence of a quorum but will have no effect with respect to that proposal. Approval of the Merger Agreement requires the affirmative vote of holders of the majority of the issued and outstanding Microtek Common Stock. The affirmative vote of the holders of a majority of the shares represented at the Microtek Meeting will be required for the approval of the Microtek Option Proposal and any other proposals submitted for a vote at the Microtek Meeting.



    Certain stockholders of Microtek who at the record date for the Microtek Meeting collectively owned approximately 46% of the outstanding Microtek Common Stock have granted Isolyser an irrevocable proxy to vote all of their Microtek Common Stock in favor of the proposed Merger. In addition, those officers, directors and affiliates of Microtek who have not granted proxies to Isolyser own of record approximately 2% of the shares of Microtek Common Stock entitled to vote at the Microtek Meeting. See "The Meetings -- Microtek Meeting".


                                   THE MERGER


    GENERAL. Pursuant to the proposed Merger, the Isolyser Subsidiary will be merged into Microtek, and Microtek will become a wholly-owned subsidiary of Isolyser. Upon completion of the Merger, each share of Microtek Common Stock will be converted into the right to receive 1.65 shares of Isolyser Common Stock. See "The Merger -- General."


    ISOLYSER'S REASONS FOR THE MERGER AND RECOMMENDATION OF ISOLYSER BOARD OF DIRECTORS. Upon consultation with its legal and financial advisors, and following consideration of a number of business issues and factors, the Board of Directors of Isolyser has determined that the Merger is in the best interest of Isolyser. See "The Merger -- Isolyser's Reasons for the Merger" for a discussion of the factors considered by the Isolyser Board in reaching such determination. The Isolyser Board has determined that the terms of the Merger Agreement, which were established through arms' length bargaining with Microtek, are fair to, and in the best interests of, Isolyser's shareholders. ACCORDINGLY, THE ISOLYSER BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE ISOLYSER SHAREHOLDERS VOTE FOR THE MERGER PROPOSAL.

    MICROTEK'S REASONS FOR THE MERGER AND RECOMMENDATION OF MICROTEK BOARD OF DIRECTORS. In reaching its determination to recommend the Merger, the Microtek Board consulted with Microtek's management and its financial and legal advisors. See "The Merger -- Microtek's Reasons for the Merger" regarding the factors that the Microtek Board considered in reaching its decision. The Microtek Board has determined that the terms of the Merger Agreement, which were established through arms' length bargaining with Isolyser, are fair to, and in the best interests of, Microtek and its stockholders. ACCORDINGLY, THE MICROTEK BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE MICROTEK STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


    OPINION OF ISOLYSER'S FINANCIAL ADVISOR. Morgan Keegan & Company, Inc. ("Morgan Keegan") has delivered its written opinion to the Isolyser Board of Directors, dated June 21, 1996, to the effect that, as of such date, the "Transaction Consideration" (as defined in Morgan Keegan's Opinion) is fair, from a financial point of view, to the shareholders of Isolyser. For purposes of such opinion, the "Transaction Consideration" was defined as such number of shares of Isolyser Common Stock as is equal to the quotient obtained by dividing $16.50 by the average closing price per share of Isolyser Common Stock (but not lower than $10.00 or higher than $15.00) on The Nasdaq Stock Market ("Nasdaq") for the 20 trading days immediately preceding the fifth trading day before the consummation of the Merger. A copy of the opinion of Morgan Keegan, which sets forth the assumptions made, matters considered and limitations on reviews undertaken, is attached to this Joint Proxy Statement/ Prospectus as Annex B and is incorporated herein by reference. Shareholders of Isolyser are urged to, and should, read such opinion in its entirety. See "The Merger -- Opinion of Isolyser's Financial Advisor."



    OPINION OF MICROTEK'S FINANCIAL ADVISOR. On July 29, 1996, Goldman, Sachs & Co. ("Goldman Sachs") delivered its opinion to the Board of Directors of Microtek that, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair to the holders of shares of Microtek Common Stock. The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex C and is incorporated herein by reference. HOLDERS OF SHARES OF MICROTEK COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "The Merger -- Opinion of Microtek's Financial Advisor."



    RISK FACTORS. An investment in shares of Isolyser Common Stock involves a high degree of risk. Isolyser's future performance will depend to a substantial degree upon market acceptance of and Isolyser's ability to successfully manufacture, market, deliver and expand its OREX Degradables line of products. Isolyser only recently began to sell OREX Degradables in material amounts, and incurred operating and net losses for the years ended December 31, 1994 and 1995 and the three-month and six-month periods ended June 30, 1996. Accordingly, Microtek stockholders should carefully consider the risk factors beginning on page 16 of Isolyser's Annual Report on Form 10-K for the year ended December 31, 1995 incorporated herein by reference including, without limitation, such risk factors captioned "Limited Operating History; Net Losses," "Risks of New Products" and "Manufacturing and Supply Risks."

    EFFECTIVE DATE OF THE MERGER. It is currently contemplated that the Merger will be consummated as soon as practicable after the Isolyser and Microtek Meetings. The Merger will be effective upon the filing of a Certificate of Merger with the Secretary of State of Delaware (the "Effective Date").

    EXCHANGE OF MICROTEK STOCK CERTIFICATES. As soon as practicable after the Effective Date, instructions and a letter of transmittal will be furnished to all Microtek stockholders for use in exchanging their stock certificates for certificates evidencing the shares of Isolyser Common Stock they will be entitled to receive as a result of the Merger. STOCKHOLDERS OF MICROTEK SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL SUCH INSTRUCTIONS AND LETTER OF TRANSMITTAL ARE RECEIVED. See "The Merger -- Exchange of Certificates Representing Microtek Shares."

    OPERATIONS OF MICROTEK AFTER THE MERGER. Following the Merger, Microtek will be operated as a wholly-owned subsidiary of Isolyser. Although it is anticipated that the current executive officers of Microtek will continue as the executive officers of Microtek following the consummation of the Merger, it is not anticipated that employment agreements will be entered into between such executive officers, on the one hand, and either Microtek or Isolyser on the other. See "The Merger -- Interests of Certain Persons in the Merger."

    NO SOLICITATION. The Merger Agreement provides that Microtek will not, directly or indirectly, (i) solicit or initiate discussions with or (ii) enter into any negotiations or agreements with, or furnish any information that is not publicly available to, any third party concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (collectively, an "Acquisition Proposal"), subject to the fiduciary duties of the Microtek Board. See "The Merger -- Certain Covenants."

    NO APPRAISAL  RIGHTS.   Microtek  stockholders will  not have  appraisal  or
dissenters' rights with respect to the Merger.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Neither Microtek nor Isolyser has requested, nor will they receive, an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger. As contemplated by the Merger Agreement, it is a condition to the closing of the Merger that counsel for Isolyser deliver an opinion, subject to certain qualifications and conditions, with respect to certain federal income tax consequences of the Merger including
(i)  that  the Merger  will constitute  a reorganization  within the  meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) that no gain or loss will be recognized by a Microtek stockholder as a result of the Merger with respect to shares of Microtek Common Stock converted solely into Isolyser Common Stock. All Microtek stockholders should read carefully the discussion in "The Merger -- Certain Federal Income Tax Consequences" and other sections of this Joint Proxy Statement/Prospectus. They are urged to consult their own tax advisors as to the specific consequences to them of the Merger under federal, state, local and any other applicable tax laws. See "The Merger -- Certain Federal Income Tax Consequences."

    ACCOUNTING TREATMENT. It is a condition to the Merger that it shall qualify as a pooling-of-interests for accounting and financial reporting purposes. See "The Merger -- Accounting Treatment."

    CONDITIONS OF THE MERGER. In addition to approval by the stockholders of Isolyser and Microtek, consummation of the Merger is subject to the satisfaction or waiver of a number of conditions and to certain regulatory matters. Other than approval of the Merger by the Isolyser shareholders and the Microtek stockholders, substantially all of the conditions to the Merger may be waived, in whole or in part, by the parties for whose benefit they have been created, without the approval of their respective stockholders. However, after approval by the stockholders of Isolyser and Microtek, no amendment or modification may be made which by law requires further approval by such stockholders unless such approval is obtained. In addition, the Merger may be abandoned under certain circumstances, and such abandonment will not require stockholder approval. See "The Merger -- Conditions to the Merger," "-- Amendment of the Merger Agreement; Waiver of Conditions" and "-- Certain Regulatory Matters."

    TERMINATION. The Merger Agreement may be terminated and the Merger abandoned, at any time prior to the Effective Date, whether before or after the approval by the Isolyser or Microtek stockholders, (i) by the mutual consent of Isolyser and Microtek; (ii) by Isolyser if there has been a material misrepresentation or breach of warranty in the representations and warranties of Microtek made in the Merger Agreement, or there has been a material failure by Microtek to comply with its obligations under the Merger Agreement, subject to certain exceptions; (iii) by Microtek if there has been a material misrepresentation or breach of warranty in the representations and warranties of Isolyser made in the Merger Agreement, or there has been a material failure by Isolyser to comply with its obligations under the Merger Agreement, subject to certain exceptions; (iv) by either Isolyser or Microtek if all conditions to that party's obligation to consummate the Merger have not been satisfied or waived by September 30, 1996, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions to be performed or observed by it; (v) by either Isolyser or Microtek if the consummation of the Merger would violate any nonappealable final order, decree or judgment of any court or governmental body or agency having competent jurisdiction; (vi) by Microtek if in the exercise of the good faith judgment of its Board of Directors (which judgment is based upon the advice of independent, outside legal counsel) as to its fiduciary duties to its stockholders such termination is required by reason of an Acquisition Proposal; or (vii) by Isolyser, if the Microtek Board of Directors withdraws or materially modifies or changes its recommendation to the stockholders of Microtek to approve the Merger Agreement and the Merger. See "The Merger -- Termination of Merger Agreement" and "-- Amendment of the Merger Agreement; Waiver of Conditions."


    TERMINATION FEE. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs or expenses. Notwithstanding the foregoing, if (a) Microtek terminates the Merger Agreement because its Board of Directors, in the exercise of its good faith judgment (based upon advice of independent, outside counsel) as to its fiduciary duties to its stockholders determines such termination is required by reason of an Acquisition Proposal; (b) the Merger Agreement is terminated by Isolyser because the Microtek Board of Directors withdraws or materially modifies or changes its recommendation to the stockholders of Microtek to approve the Merger Agreement and the Merger; or (c) on or before September 30, 1996 and while the Merger Agreement remains in effect, Microtek enters into a definitive agreement with respect to an Acquisition Proposal with any corporation, partnership, person or other entity or group (other than Isolyser or any affiliate of Isolyser), and such transaction (including any revised transaction based upon the Acquisition Proposal) is thereafter consummated (whether before or after September 30,
1996), then Microtek shall pay to Isolyser a fee of $2.5 million. See "The Merger -- Fees and Expenses."

    COMPARATIVE RIGHTS OF ISOLYSER SHAREHOLDERS AND MICROTEK
STOCKHOLDERS. Isolyser is incorporated under the laws of the State of Georgia and Microtek is incorporated under the laws of the State of Delaware. Stockholders of Microtek will, upon consummation of the Merger and to the extent they receive Isolyser Common Stock, become stockholders of Isolyser, and their rights as such will be governed by Georgia law and Isolyser's Articles of Incorporation and Bylaws. See "Comparative Rights of Isolyser Shareholders and Microtek Stockholders."


                              THE OPTION PROPOSALS



    ISOLYSER OPTION PROPOSAL. The Board of Directors of Isolyser has approved, adopted and recommended to the shareholders of Isolyser an amendment to Isolyser's Plan to increase, contingent upon consummation of the transactions contemplated by the Merger Agreement, the number of shares of Isolyser Common Stock subject to the Plan from 3,600,000 to 4,400,000 shares, and to make certain technical amendments to the Plan. The consummation of the Merger will result in the issued and outstanding Microtek options at July 1, 1996 to purchase a total of 627,730 shares of Microtek Common Stock being converted into stock options to purchase a total of 1,035,755 shares of Isolyser

Common Stock. The affirmative vote of the holders of a majority of the shares of Isolyser Common Stock represented at the Isolyser Meeting will be required for the approval of the Isolyser Option Proposal. See "Option Proposals -- Isolyser's Option Proposal."



    MICROTEK OPTION PROPOSAL. The Board of Directors of Microtek has approved, subject to stockholder approval by the Microtek stockholders, the increase of the number of shares of Microtek Common Stock subject to the Option Plan from 883,302 shares to 1,083,302 shares, in order that the Option Plan will have enough available shares to cover option grants made by the Board of Directors in November and December 1995, which option grants exceeded the number of then authorized shares available for grant pursuant to the Option Plan and were made subject to and contingent upon stockholder approval. If the Merger Agreement is approved by the Microtek stockholders and the Merger is consummated, no additional options will be granted under the Option Plan. In addition, the Merger Agreement prohibits the further grant of options by Microtek prior to the Merger. The affirmative vote of the holders of a majority of the shares of Microtek Common Stock represented at the Microtek Meeting will be required for the approval of the Microtek Option Proposal. See "Option Proposals -- Microtek's Option Proposal."


        SUMMARY HISTORICAL AND PRO FORMA SELECTED FINANCIAL INFORMATION


    The following tables set forth (i) selected consolidated financial information for Isolyser for and as of each of the five years in the period ended December 31, 1995, and the three-month periods ended March 31, 1995 and 1996, (ii) selected financial information for Microtek for and as of each of the five years in the period ended November 30, 1995, and the three-month periods ended February 28, 1995 and February 29, 1996, and (iii) selected unaudited pro forma combined information giving effect to the Merger under the pooling of interests method of accounting. The selected unaudited pro forma combined balance sheet information as of March 31, 1996 gives effect to the Merger as though it had been consummated on that date. The selected unaudited pro forma combined balance sheet information as of March 31, 1996 also gives effect to Microtek's acquisition of Venodyne a division of Advanced Instruments, Inc. ("Venodyne") on April 27, 1996 as if such acquisition had ocurred on February 29, 1996. The selected unaudited pro forma combined statements of operations information for the years ended December 31, 1993, 1994 and 1995 and the three-month period ended March 31, 1996, gives effect to the Merger as if it had occurred at the beginning of the earliest year presented. For the year ended December 31, 1995, the selected unaudited pro forma statement of operations information also gives effect to Isolyser's acquisitions of SafeWaste Corporation ("SafeWaste") on May 31, 1995 and White Knight Healthcare, Inc. ("White Knight") effective September 1, 1995 and Microtek's acquisition of Medi-Plast International, Inc. ("Medi-Plast") on November 30, 1995, and Venodyne on April 27, 1996 as if such acquisitions had occurred at the beginning of Isolyser's and Microtek's fiscal years, January 1, 1995 and December 1, 1994, respectively. For the three-months ended March 31, 1996, the selected unaudited pro forma statement of operations information also gives effect to Microtek's acquisition of Venodyne as if such acquisition had occurred at December 1, 1994. For purposes of this selected unaudited pro forma combined financial statement information, the balance sheet and statements of operations information combine Microtek's balance sheet as of February 29, 1996 and its statements of operations for the years ended November 30, 1993, 1994 and 1995, and the three-month period ended February 29, 1996, respectively, as Microtek's fiscal year ends on November 30.


    The selected pro forma combined information is not necessarily indicative of the operating results and financial position that would have been reported had the Merger and the SafeWaste, White Knight, Medi-Plast and Venodyne acquisitions occurred at the pro forma dates specified, nor is it necessarily indicative of future results.

    The  selected information set forth below should be read in conjunction with
(i) the pro forma combined financial information included elsewhere herein, (ii) the historical consolidated financial statements and notes thereto and other financial information included in Isolyser's and Microtek's separate Annual Reports on Form 10-K for the years ended December 31, 1995 and November 30, 1995, respectively, and Quarterly Reports on Form 10-Q for the three-months ended March 31, 1996 and February 29, 1996, respectively, incorporated by reference herein, (iii) the historical financial statements of SafeWaste and White Knight included in Isolyser's Current Reports on Form 8-K filed with the Commission on June 15, 1995 and October 3, 1995, respectively, incorporated by reference herein and
(iv) the historical financial statements of Medi-Plast and Venodyne included in Microtek's Annual Report on Form 10-K for the year ended November 30, 1995 incorporated by reference herein.

                             ISOLYSER -- HISTORICAL

                                                                                                    THREE MONTHS
                                                        YEAR ENDED DECEMBER 31,                   ENDED MARCH 31,
                                         -----------------------------------------------------  --------------------
                                           1991       1992       1993       1994       1995       1995       1996
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Net sales............................  $   2,587  $   5,502  $  11,831  $  46,625  $  75,414  $  12,155  $  31,008
  Gross profit.........................      1,264      3,001      4,860     11,508     16,138      2,625      7,128
  Income (loss) from operations........         88        513        261     (2,329)    (5,523)    (1,204)      (988)
  Income (loss) before extraordinary
   item and cumulative effect of change
   in accounting principle (1).........        162        532        636     (1,919)    (2,851)      (146)      (377)
  Net income (loss)....................        266        748        636     (1,862)    (2,851)      (146)      (377)
  Income (loss) per common and common
   equivalent share:
    Income (loss) before extraordinary
     item and cumulative effect of
     change in accounting principle....       0.01       0.04       0.04      (0.11)     (0.11)     (0.01)     (0.01)
    Net income (loss)..................       0.02       0.06       0.04      (0.10)     (0.11)     (0.01)     (0.01)
  Weighted average number of common and
   common equivalent shares
   outstanding.........................     12,162     13,486     16,053     18,684     25,575     24,468     30,500
BALANCE SHEET DATA:
  Working capital......................  $   4,935  $   6,656  $  24,461  $  80,743  $  90,766  $  79,613  $  88,634
  Total assets.........................      5,263      8,058     47,911    105,985    208,712    116,447    208,155
  Long-term debt.......................                                       6,732      9,821     16,481      9,899
  Redeemable common stock..............                           26,150      1,717
  Total shareholders' equity...........      5,047      7,419     11,281     90,779    174,179     92,073    174,407

- ------------------------
(1) Isolyser recognized extraordinary benefits from net operating loss carryforwards of $104,000 and $216,000 in 1991 and 1992, respectively, and recognized a $57,000 cumulative effect benefit in 1994 from the adoption on January 1, 1994 of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

                             MICROTEK -- HISTORICAL

                                                                                                THREE        THREE
                                                                                               MONTHS       MONTHS
                                                                                                ENDED        ENDED
                                                     YEAR ENDED NOVEMBER 30,                  FEBRUARY     FEBRUARY
                                      -----------------------------------------------------      28,          29,
                                        1991       1992       1993       1994       1995        1995         1996
                                      ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Net sales.........................  $  20,416  $  25,753  $  26,939  $  26,894  $  30,059   $   7,107    $   9,067
  Gross profit......................     10,398     13,442     13,072     11,947     13,783       2,877        4,352
  Income from operations............      1,171      3,705      2,108      1,402      4,385         677        1,587
  Income (loss) before extraordinary
   items and cumulative effect of
   change in accounting principle
   (1)..............................       (654)     1,287      1,007        585      2,308         337          730
  Net income (loss).................     (1,472)       775      1,031        580      2,308         337          730
  Income (loss) per common and
   common equivalent share:
    Income (loss) before
     extraordinary item and
     cumulative effect of change in
     accounting principle...........      (0.46)      0.28       0.20       0.11       0.47        0.07         0.15
    Net income (loss)...............      (0.87)      0.15       0.20       0.11       0.47        0.07         0.15
  Weighted average number of common
   and common equivalent shares
   outstanding......................      2,016      3,827      5,059      5,058      4,927       5,036        4,991

BALANCE SHEET DATA:
  Working capital...................  $   4,335  $   7,829  $  10,784  $   7,784  $  10,283   $   7,695    $  12,905
  Total assets......................     22,634     23,114     27,084     26,988     45,227      26,581       46,659
  Long-term debt....................     14,044      2,958      4,436         47     16,591          62       18,209
  Redeemable preferred stock........      2,279
  Total stockholders' equity........      2,580     17,749     19,117     19,883     21,119      20,220       21,862

- ------------------------
(1) Microtek recognized extraordinary charges from the early retirement of long-term debt of $817,000 and $741,000 in 1991 and 1992 respectively, and extraordinary benefits from net operating loss carryforwards of $229,000 and $24,000 in 1992 and 1993, respectively. Microtek recognized a $5,000 cumulative effect charge in 1994 from the adoption on December 1, 1993 of SFAS No. 109, "Accounting for Income Taxes".

                  ISOLYSER/MICROTEK -- PRO FORMA COMBINED (1)


                                                                  YEAR ENDED DECEMBER 31,         THREE MONTHS
                                                             ---------------------------------  ENDED MARCH 31,
                                                               1993       1994        1995            1996
                                                             ---------  ---------  -----------  ----------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Net sales................................................  $  38,769  $  73,383  $   151,744    $     41,053
  Gross profit.............................................     17,932     23,455       45,398          12,156
  Income (loss) from operations............................      2,369       (927)         942             567
  Income (loss) before extraordinary item and cumulative
   effect of change in accounting principle................      1,643       (720)      (1,179)            353
  Income (loss) before extraordinary item and cumulative
   effect of change in accounting principle per common and
   common equivalent share.................................       0.07      (0.03)       (0.03)           0.01
  Weighted average number of common and common equivalent
   shares outstanding......................................     24,400     27,030       34,014          38,735
BALANCE SHEET DATA:
  Working capital..........................................                                       $     99,552
  Total assets.............................................                                            260,703
  Long-term debt...........................................                                             33,858
  Total shareholders' equity...............................                                            193,272


- ------------------------
(1) The selected unaudited pro forma combined financial statement information gives effect to the Merger of Isolyser and Microtek under the pooling of interests method of accounting. The selected unaudited pro forma combined statement of operations information for the year ended December 31, 1995 also gives effect to Isolyser's acquisitions of SafeWaste on May 31, 1995 and White Knight effective September 1, 1995 and Microtek's acquisition of Medi-Plast on November 30, 1995 and Venodyne on April 27, 1996 as if such acquisitions had occurred at the beginning of Isolyser's and Microtek's fiscal years, January 1, 1995 and December 1, 1994, respectively. For the three-months ended March 31, 1996, the selected unaudited pro forma statement of operations information also gives effect to Microtek's acquisition of Venodyne as if such acquisition had occurred at December 1, 1994. The selected unaudited pro forma combined balance sheet information as of March 31, 1996 also gives effect to Microtek's acquisition of Venodyne on April 27, 1996 as if such acquisition had occurred on February 29, 1996. For purposes of this selected unaudited pro forma combined financial statement information, the balance sheet and statement of operations information combine Microtek's balance sheet as of February 29, 1996 and its statements of operations for the years ended November 30, 1993, 1994 and 1995, and the three month period ended February 29, 1996, respectively, as Microtek's fiscal year ends on November 30.


   Pro forma per share amounts are based on the Exchange Ratio of 1.65 shares of Isolyser Common Stock for each share of Microtek Common Stock. The selected unaudited combined balance sheet information reflects estimated Merger expenses of $2,750,000. These expenses include investment banking, legal, accounting and miscellaneous transaction costs of the Merger, and are excluded from the pro forma statements of operations. Plans for the integration and consolidation of the companies' operations are currently being developed, but associated costs are not presently estimable. The accounting policies utilized by Isolyser and Microtek are currently being studied from a conformity perspective; however, the impact of any potential adjustment is not presently expected to be material.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain per common share information for Isolyser and Microtek on both historical and pro forma combined bases. Income
(loss) per common share information represents income (loss) per common share before extraordinary items and the cumulative effect of changes in accounting principles. Pro forma combined income (loss) per share is derived from the pro forma combined financial information presented elsewhere herein, which gives effect to the Merger under the pooling of interests method of accounting as if the Merger had occurred at the beginning of the earliest year presented. For the year ended December 31, 1995, pro forma combined income (loss) per common share also gives effect to Isolyser's acquisitions of SafeWaste on May 31, 1995 and White Knight effective September 1, 1995 and Microtek's acquisitions of Medi-Plast on November 30, 1995, and Venodyne on April 27, 1996, as if such acquisitions had occurred at the beginning of Isolyer's and Microtek's fiscal years, January 1, 1995 and December 1, 1994, respectively. For the three-months ended March 31, 1996 pro forma combined income (loss) per common share of Isolyser and Microtek, respectively, also gives effect to Microtek's acquisition of Venodyne as if such acquisition had occurred at December 1, 1994.

    Historical book value per common share as of the end of each year and the three-month period presented is computed by dividing historical shareholders' equity by the number of common shares outstanding at the end of each period presented. Pro forma combined book value per common share as of March 31, 1996, is computed by dividing pro forma combined shareholders' equity on such dates by the corresponding number of shares of Isolyser Common Stock outstanding on such dates, adjusted for the shares of Isolyser Common Stock to be issued in the Merger.


    The equivalent pro forma combined per share information for Microtek is determined by multiplying the Isolyser pro forma combined per share information by the Exchange Ratio of 1.65 shares of Isolyser Common Stock for each share of Microtek Common Stock.



                                                                                           PER SHARE OF COMMON STOCK
                                                                                       ---------------------------------
                                                                                        INCOME       CASH        BOOK
                                                                                        (LOSS)     DIVIDEND      VALUE
                                                                                       ---------  -----------  ---------
Isolyser -- Historical
  Year Ended December 31:
    1993.............................................................................  $    0.04   $  --       $    0.82
    1994.............................................................................      (0.11)     --            3.78
    1995.............................................................................      (0.11)     --            5.72
    Three-months ended March 31, 1996................................................      (0.01)     --            5.70
Isolyser -- Pro Forma Combined
  Year Ended December 31:
    1993.............................................................................  $    0.07   $  --       $  --
    1994.............................................................................      (0.03)     --          --
    1995.............................................................................      (0.03)     --          --
    Three-months ended March 31, 1996................................................       0.01      --            5.07
Microtek -- Historical
  Year Ended November 30:
    1993.............................................................................  $    0.20   $  --       $    4.06
    1994.............................................................................       0.11      --            4.17
    1995.............................................................................       0.47      --            4.60
    Three-months ended February 29, 1996.............................................       0.15      --            4.76
Microtek -- Equivalent Pro Forma Combined
  Year Ended December 31:
    1993.............................................................................  $    0.12   $  --       $  --
    1994.............................................................................      (0.05)     --          --
    1995.............................................................................      (0.05)     --          --
    Three-months ended February 29, 1996.............................................       0.02      --            8.36

                         COMPARATIVE MARKET PRICE DATA

    The Isolyser Common Stock and the Microtek Common Stock are traded and quoted on Nasdaq. The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of the Isolyser Common Stock and of the Microtek Common Stock as reported on Nasdaq, which in the case of Isolyser Common Stock is for the period since the Isolyser Common Stock began trading publicly on October 21, 1994. Neither Isolyser nor Microtek has declared or paid any cash dividends on their respective Common Stock. Each of Isolyser and Microtek currently intends to retain any future earnings to finance the growth and development of its business and therefore does not anticipate paying any cash dividends in the foreseeable future. In addition, the credit facility maintained by each of Isolyser and Microtek prohibits the declaration or payment of cash dividends without the prior written consent of their respective lenders.


                                                          ISOLYSER              MICROTEK
                                                      COMMON STOCK (1)        COMMON STOCK
                                                    --------------------  --------------------
CALENDAR YEAR                                         HIGH        LOW       HIGH        LOW
- --------------------------------------------------  ---------  ---------  ---------  ---------
1994
First Quarter.....................................     --         --      $    6.50  $    5.25
Second Quarter....................................     --         --           6.50       5.50
Third Quarter.....................................     --         --           7.75       5.50
Fourth Quarter....................................  $   12.00  $    6.44       7.00       4.13

1995
First Quarter.....................................       9.63       8.13       6.00       4.25
Second Quarter....................................      17.88       8.38       5.88       4.50
Third Quarter.....................................      21.06      15.38       7.50       5.50
Fourth Quarter....................................      23.00      10.00       9.25       5.75

1996
First Quarter.....................................      18.25      11.50      16.00       8.50
Second Quarter....................................      21.00      10.50      18.00      11.25
Third Quarter (through July 29, 1996).............      12.88       8.63      15.38       9.38


- ------------------------
(1) On September 1, 1995, Isolyser declared a two-for-one stock split. The stock split was effected in the form of a share dividend paid on October 2, 1995 to Isolyser shareholders of record on September 15, 1995. The high and low prices per share of Isolyser common stock have been retroactively adjusted to reflect the stock split.

    On March 15, 1996, the last full trading day prior to the public announcement of the execution and delivery of the Merger Agreement, the last reported sale price of the Isolyser Common Stock on Nasdaq was $16.88 per share and the last reported sale price of the Microtek Common Stock on Nasdaq was $11.25 per share.


    On July 29, 1996, the most recent practicable date prior to the date of this Joint Proxy Statement/ Prospectus, the last reported sale price of the Isolyser Common Stock on Nasdaq was $9.38 per share and the last reported sale price of the Microtek Common Stock on Nasdaq was $12.75 per share.



    Because the market price of Isolyser Common Stock may fluctuate, the market value of the shares of Isolyser Common Stock that holders of Microtek Common Stock will receive in the Merger cannot be determined until the Merger is consummated. Microtek stockholders are urged to obtain current market quotations for the Isolyser Common Stock and the Microtek Common Stock. See "The Merger -- General."

                                  THE MEETINGS

ISOLYSER MEETING


    This Joint Proxy Statement/Prospectus is furnished to shareholders of Isolyser in connection with the solicitation of proxies on behalf of the Isolyser Board of Directors for use at the Isolyser Meeting to be held on August 30, 1996. Proxies in the form enclosed will be voted at the Isolyser Meeting, if properly executed, returned to Isolyser prior to the meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice to the secretary of Isolyser. The approximate date on which this Joint Proxy Statement/Prospectus and the enclosed proxy card will be first sent to Isolyser shareholders is August 1, 1996.



    OUTSTANDING CAPITAL SHARES AND RECORD DATE. The record date for shareholders of Isolyser entitled to vote at the Isolyser Meeting is July 8, 1996. At the close of business on that day, there were 31,072,545 shares of Isolyser Common Stock outstanding and entitled to vote at the Isolyser Meeting.



    QUORUM AND VOTING. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Isolyser Common Stock is necessary to constitute a quorum at the meeting. In deciding all questions, a holder of Isolyser Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. Abstentions will be treated as Isolyser Common Stock present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of the holders of a majority of the shares of Isolyser Common Stock voting at the Isolyser Meeting is required to approve the Merger Proposal. Abstentions and Broker Non-Votes, if any, will not be included in vote totals and, as such, will have no effect on the Merger Proposal. The affirmative vote of the holders of a majority of the shares represented at the Isolyser Meeting will be required for the approval of the Isolyser Option Proposal and any other proposals submitted for a vote at the Isolyser Meeting. As of July 8, 1996, Isolyser's executive officers and directors had the right to vote an aggregate of 6,092,764 shares of Isolyser Common Stock, representing approximately 20% of the shares of Isolyser Common Stock then outstanding. Of these shares, Messrs. Taylor and Honeycutt have granted Microtek an irrevocable proxy to vote all of their Isolyser Common Stock in favor of the Merger Proposal representing approximately 19% of the shares of Isolyser Common Stock outstanding on the record date.



    ACTION TO BE TAKEN AT THE ISOLYSER MEETING. At the Isolyser Meeting the shareholder of Isolyser will be asked to consider and vote upon (i) the proposal to approve the issuance of up to 8,758,720 shares of Isolyser Common Stock in connection with the Merger (i.e., the Merger Proposal), and (ii) the proposal to increase, contingent upon consummation of the transactions contemplated by the Merger Agreement, the number of shares of Isolyser Common Stock issuable upon exercise of stock options under the Plan from 3,600,000 to 4,400,000 shares and to make certain technical amendments to the Plan (i.e., the Isolyser Option Proposal). The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted for the Merger Proposal, for the Isolyser Option Proposal and at the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment thereof. Where shareholders have appropriately specified how the proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors of Isolyser do not know of any such other matter of business.


MICROTEK MEETING


    This Joint Proxy Statement/Prospectus is furnished to stockholders of Microtek in connection with the solicitation of proxies on behalf of the Microtek Board of Directors for use at the Microtek Meeting to be held on August 30, 1996. Proxies in the form enclosed will be voted at the Microtek Meeting, if properly executed, returned to Microtek prior to the meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice to the Secretary of Microtek. The approximate date on which this Joint Proxy Statement/Prospectus and the enclosed proxy card will first be sent to Microtek stockholders is August 1, 1996.

    OUTSTANDING CAPITAL STOCK AND RECORD DATE. The record date for stockholders of Microtek entitled to vote at the Microtek Meeting is July 8, 1996. At the close of business on that day, there were 4,680,585 shares of Microtek Common Stock outstanding and entitled to vote at the Microtek Meeting.



    QUORUM AND VOTING. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Microtek Common Stock is necessary to constitute a quorum at the meeting. In deciding all questions, a holder of Microtek Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. An abstention will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal. Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the issued and outstanding Microtek Common Stock. Certain stockholders of Microtek who at the record date collectively owned approximately 46% of the outstanding Microtek Common Stock have granted Isolyser an irrevocable proxy to vote all of their Microtek Common Stock in favor of the proposed Merger. The affirmative vote of the holders of a majority of the shares represented at the Microtek Meeting will be required for the approval of the Microtek Option Proposal and all other proposals submitted for a vote at the Microtek Meeting.



    ACTION TO BE TAKEN AT THE MICROTEK MEETING. The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted at the Microtek Meeting (i) for approval of the Merger Agreement, (ii) for approval of the Microtek Option Proposal and (iii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof. Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors of Microtek do not know of any such other matter of business. A representative of KPMG Peat Marwick LLP, Microtek's independent auditors, is expected to be present at the Special Meeting and will be available to answer questions.


SOLICITATION OF PROXIES

    Isolyser and Microtek will each bear the cost of solicitation of proxies from their respective stockholders. In addition to soliciting proxies by mail, directors, officers and employees of Isolyser and Microtek, without receiving additional compensation therefor, may solicit proxies by personal interview, telephone and telegram. Arrangements have also been made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of the shares of Isolyser Common Stock and Microtek Common Stock held of record by such persons, and Isolyser and Microtek will respectively reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   THE MERGER

GENERAL

    The terms and conditions of the Merger are set forth in the Merger Agreement, the text of which is attached to this Joint Proxy Statement/Prospectus as Annex A. The summary of the Merger Agreement contained in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the complete text of such document.

    At the time the Merger becomes effective, the Isolyser Subsidiary will be merged with and into Microtek in accordance with Delaware law. As a result of the Merger, the separate corporate existence of the Isolyser Subsidiary (which was formed solely for the purposes of the Merger and has not engaged in any operations or businesses) will cease, and Microtek will continue its existence as a wholly-owned subsidiary of Isolyser.


    Upon the consummation of the Merger, each share of Microtek Common Stock outstanding immediately prior to the time the Merger becomes effective (the "Microtek Shares") will be converted into the right to receive 1.65 shares of Isolyser Common Stock (the "Isolyser Shares"). Any fractional shares resulting from such conversion will entitle the holder to receive cash. See "-- No Fractional Shares." The shares of capital stock of Isolyser outstanding immediately prior to the Merger will not be affected as a result of the Merger.


    Isolyser will treat the Merger as a pooling-of-interests for financial reporting purposes. See "-- Accounting Treatment." The Merger is intended to be a tax-free reorganization under the federal income tax laws, and, as such, no gain or loss will be recognized by the stockholders of Microtek upon their receipt of the Isolyser Shares in exchange for their Microtek Shares. Gain or loss will be recognized, however, by holders of Microtek Shares to the extent of any cash received by the Microtek stockholders for any fractional share amount. See "-- Certain Federal Income Tax Consequences."

BACKGROUND OF THE MERGER

    Microtek completed an initial public offering of its Common Stock in October 1992. During 1993, Baxter International ("Baxter"), which was then Microtek's largest customer, resumed the internal manufacturing of surgical drape products previously purchased from Microtek. Primarily as a result of this loss of business, Microtek's net earnings per share declined from $.15 in fiscal 1992 to $.11 in fiscal 1994. Microtek management responded to the loss of Baxter's business by implementing a strategic plan to reduce operating costs and diversify its customer base. Nevertheless, the price of Microtek's Common Stock as reported on Nasdaq dropped from a high of $14.50 in fiscal 1992 to a low of $4.13 in fiscal 1994.

    In April 1994, Microtek engaged the firm of Goldman, Sachs to evaluate various strategic alternatives to enhance stockholder value, including a possible sale of Microtek. During the course of this engagement, several companies were approached by Goldman Sachs to determine their interest in purchasing Microtek. Microtek's management was familiar with Isolyser and had previously discussed with Isolyser management Isolyser's potential interest in making a strategic investment in Microtek. On this basis, Goldman Sachs included Isolyser among the third parties it contacted regarding a proposed sale of Microtek. After several months, the Microtek Board of Directors determined that no third party had demonstrated sufficient interest in acquiring Microtek to merit further negotiations, and on March 3, 1995, Microtek issued a press release indicating that any discussions regarding a sale of Microtek had been terminated.

    During fiscal 1995, Microtek achieved net sales and net income exceeding that reported for any year since its initial public offering. Also in 1995, Microtek completed several acquisitions and increased its international net sales. In April 1995, Isolyser and Microtek entered into a joint venture to facilitate the manufacture in the Dominican Republic of certain Isolyser raw materials into finished products. As a result of this joint venture, the management of Isolyser and Microtek maintained contact with one another.

    On February 8, 1996, Robert L. Taylor, under his general authority as Isolyser's Chairman and Chief Executive Officer, telephoned Kimber L. Vought, the Chief Executive Officer of Microtek, to indicate that Isolyser might have an interest in acquiring Microtek. Mr. Vought responded by indicating that Microtek would not be willing to enter into any negotiations regarding such acquisition unless Isolyser were to provide Microtek with a written offer at a price level sufficient to warrant Microtek's hiring of a financial advisor to evaluate the offer. At a teleconference meeting of the Microtek Board on February 13, 1996, Mr. Vought advised the directors of the contact from Mr. Taylor. The Microtek Board, after discussing such matters in detail, requested further presentations from management regarding such a proposed transaction at its scheduled quarterly meeting on February 20, 1996. At the meeting on February 20, 1996, the Microtek Board decided to permit Isolyser to clarify its interest in purchasing Microtek at a sufficiently high price to warrant allowing Isolyser due diligence access to Microtek.

    In order to be responsive to Microtek's request to provide a written offer at a specific price level to acquire Microtek, Mr. Taylor requested that Microtek provide certain non-public information in order that Isolyser might complete its evaluation of Microtek. On February 21, 1996, Microtek entered into a confidentiality agreement with Isolyser relating to Microtek furnishing to Isolyser certain non-public information regarding Microtek. As part of that confidentiality agreement, Isolyser agreed that, without the prior written consent of Microtek, it would not, for a period of three years, seek control of Microtek. On February 29, 1996, informal meetings were held among Isolyser representatives and Microtek representatives regarding such non-public information.


    On March 1, 1996, Isolyser engaged Morgan Keegan to serve as Isolyser's financial advisor in connection with the proposed acquisition of Microtek and, in that capacity, to assist Isolyser in developing an appropriate value range for such acquisition, negotiate with Microtek and its representatives and, if requested by Isolyser's Board of Directors, provide its opinion as to the fairness, from a financial point of view, of the Merger to Isolyser's shareholders. On March 4, 1996, Isolyser sent to Microtek a proposed letter of intent to acquire the Common Stock of Microtek in a merger transaction providing for a fixed exchange ratio of .965 shares of Isolyser Common Stock for each outstanding share of Microtek Common Stock. Based on then current trading prices, this ratio resulted in an acquisition consideration of $16.50 per share of Microtek Common Stock. The Microtek Board met on March 4, 1996 to consider the letter of intent. The Microtek Board determined that a fixed exchange ratio would not be in the best interest of Microtek stockholders due to the perceived volatility of the Isolyser Common Stock sale price (which on Friday, March 1, 1996 closed in Nasdaq trading at $16.50). At such meeting, the Microtek Board decided to retain Goldman Sachs as its financial advisor to evaluate the proposed offer and to assist Microtek in its due diligence investigation of Isolyser and in its negotiation of improved terms for the proposed fixed exchange ratio. Goldman Sachs thereafter contacted Isolyser's financial advisor to discuss certain adjustments to the exchange ratio and a termination right in favor of Microtek in the event that the Isolyser Common Stock price traded below a specified level. Goldman Sachs and Microtek management reported to the Microtek Board the proposed resolution of these issues at a teleconference meeting on March 8, 1996. Based upon the proposed resolution, Microtek furnished to Isolyser a proposed draft of the Merger Agreement on March 10, 1996. Also, on March 8, 1996, Microtek executed a confidentiality agreement with Isolyser (substantially identical to the agreement executed by Isolyser in favor of Microtek) relating to Isolyser furnishing to Microtek certain non-public information and Microtek requested certain non-public information regarding Isolyser.



    During the week of March 11, representatives of Isolyser and Microtek negotiated the terms of the Merger Agreement, subject to the approval of the Boards of Directors of Isolyser and Microtek. During the week of March 11, 1996, Isolyser's legal counsel, financial advisors and independent accountants conducted various limited due diligence investigations of Microtek. At a meeting on March 12, 1996, Isolyser representatives gave a detailed due diligence presentation to the Microtek Board. The respective Boards of Directors of Isolyser and Microtek, together with their respective financial advisors and legal counsel, met on Friday, March 15, 1996, to consider the proposed Merger and Merger Agreement, at which time the Boards of Isolyser and Microtek respectively authorized their execution and delivery of the Original Merger Agreement. After the close of the market on Friday, March 15, 1996, the Original Merger Agreement was executed by Microtek and Isolyser, and a public announcement of the Original Merger Agreement and the proposed Merger was made before the commencement of trading on Monday, March 18, 1996. As executed on March 15, 1996, the Original Merger Agreement provided that (i) the Exchange Ratio would be equal to $16.50 divided by an average of closing prices of Isolyser Common Stock on Nasdaq over a specified time period (the "Determination Price), (ii) if the average closing price was below $14.50 (the "Collar's Floor"), the Determination Price would nevertheless be $14.50, (iii) if the average closing price was above $18.50 (the "Collar's Ceiling"), the Determination Price would nevertheless be $18.50 and (iv) Microtek could elect to terminate the Original Merger Agreement if the average closing price was below $13.00 (the "Termination Price"), with the average closing price in each case being calculated based upon the average closing price per share of Isolyser Common Stock as reported on Nasdaq over the 20 trading days immediately preceding the second trading day prior to the Effective Date.

    Following the execution and delivery of the Original Merger Agreement, Isolyser filed with the Commission a registration statement on Form S-4 containing a proxy statement/ prospectus for use in connection with the transactions contemplated by the Original Merger Agreement. That registration statement was declared effective by the Commission on May 24, 1996 and the proxy statement/ prospectus included therein was mailed to the Microtek stockholders on May 28, 1996 for a proposed meeting of the Microtek stockholders on June 28, 1996. The parties therefore anticipated that the average closing price would be calculated based on the closing sale prices of Isolyser Common Stock on Nasdaq for those trading days beginning May 29, 1996 and ending June 25, 1996.


    The average closing price of Isolyser Common Stock on Nasdaq for those trading days from May 29, 1996 through June 25, 1996 was $12.29, with a high closing price on May 30, 1996 of $13.88 and a low closing price on June 21, 1996 of $11.00. In recognition of the possibility that the average closing price of Isolyser Common Stock could fall below $13.00 per share, Mr. Vought contacted Mr. Taylor on June 6, 1996 to advise Mr. Taylor of Microtek's continuing support of the Merger and Microtek's objective to reduce the Collar's Floor and the Termination Price. Mr. Taylor confirmed to Mr. Vought Isolyser's support of the Merger, and referred any discussions relative to the Exchange Ratio and Termination Price to Morgan Keegan as Isolyser's financial advisor. During the week of June 10, 1996, the respective financial advisors of Isolyser and Microtek discussed possible modifications of the Collar's Floor, Collar's Ceiling and the Termination Price. After consideration of the Isolyser Common Stock trading prices during the week of June 10, 1996, the parties' respective counsel was requested to prepare draft modifications to the Original Merger Agreement for consideration by the parties, and the parties' respective financial advisors were requested to analyze proposed modifications to the Exchange Ratio from a financial point of view to respectively advise the Boards of Isolyser and Microtek on such modifications. The Boards of Isolyser and Microtek, together with their respective financial advisors and legal counsel, separately met on Friday, June 21, 1996 and Sunday, June 23, 1996, respectively, to consider the proposed amendments to the Original Merger Agreement, at which time the Boards of Isolyser and Microtek respectively authorized their execution and delivery of an amendment to the Original Merger Agreement (the "First Amended Merger Agreement"). Following the Board meetings, the First Amended Merger Agreement was executed by Microtek and Isolyser, and a public announcement thereof was made on Monday, June 24, 1996, before the opening of the Nasdaq market trading.



    As executed on June 23, 1996, the First Amended Merger Agreement in pertinent part provided for (i) a Collar's Ceiling of $15.00, (ii) a Collar's Floor of $10.00, and (iii) a Termination Price of $10.00. Following the
execution and delivery of the First Amended Merger Agreement, Isolyser filed with the Commission a new registration statement on Form S-4 containing a joint proxy statement/prospectus for use in connection with the transactions contemplated by the First Amended Merger Agreement. The parties anticipated mailing the joint proxy statement/prospectus during late July for a meeting in late August. During the first three weeks of July, the average closing price of Isolyser Common Stock on Nasdaq ranged from $8.88 to $12.50.



    Following Isolyser's announcement on July 24, 1996, of its operating results for the three-month and six-month periods ended June 30, 1996, the closing price of the Isolyser Common Stock fell from $9.50 on July 23, 1996 to $8.88 on July 24, 1996. On July 25, 1996, Mr. Taylor and Mr. Vought discussed by telephone proposed modifications of the First Amended Merger Agreement to fix the Exchange Ratio at an unspecified amount and delete the provisions of the First Amended Merger Agreement permitting either Isolyser or Microtek to terminate the First Amended Merger Agreement if the average closing price of the Isolyser Common Stock as reported by Nasdaq for the 20 trading days preceding the fifth trading day prior to the Effective Date was less than $10.00. The parties' respective counsel was requested to prepare draft modifications of the First Amended Merger Agreement for consideration by the parties, and the parties' respective financial advisors were requested to analyze the proposed modifications to the Exchange Ratio from a financial point of view to respectively advise the Boards of Isolyser and Microtek on such modifications. The Boards of Isolyser and Microtek, together with their financial advisors and legal counsel, separately met on Monday, July 29,

1996, to consider the proposed amendments to the First Amended Merger Agreement, at which time the Boards of Isolyser and Microtek respectively authorized their execution and delivery of the Merger Agreement. Following the Board meetings, the Merger Agreement was executed by Microtek and Isolyser, and a public announcement thereof was made on Tuesday, July 30, 1996 before the opening of the Nasdaq market trading.


ISOLYSER'S REASONS FOR THE MERGER


    In approving the Original Merger Agreement, the First Amended Merger Agreement and the Merger Agreement, the Isolyser Board considered the following business issues which had been the subject of negotiations during the week of March 11, 1996, June 11 to June 21, 1996 and the days preceding the execution of the Merger Agreement: (i) the method of establishing the consideration payable in respect of the Merger and the historical trading prices of Isolyser and Microtek Common Stock; (ii) the amount of debt payable by Microtek and the potential increase in such debt to the extent permitted by the Merger Agreement;
(iii) the accounting treatment for the transaction and estimated transaction costs; (iv) the various representations and warranties of Microtek and the disclosures of Microtek contained in the Merger Agreement and related disclosure schedules; (v) the covenants of Isolyser, including, without limitation, the indemnification provisions contained in the Merger Agreement to indemnify the directors and officers of Microtek and restrictions on the number of shares issuable by Isolyser without the consent of Microtek; (vi) the respective termination rights contained in the Merger Agreement; (vii) the provisions in the Merger Agreement limiting Microtek's Board in negotiating with third parties in the event of an unsolicited Acquisition Proposal and the contingent obligation of Microtek to pay Isolyser $2.5 million under certain circumstances related to such an Acquisition Proposal; and (viii) the absence of any indemnification provisions by the shareholders of Microtek in favor of Isolyser. After consideration of these and other issues, the Isolyser Board unanimously determined at its special meetings held on March 15, 1996, June 21, 1996 and July 29, 1996, that the Merger and the Merger Agreement (or the Original Merger Agreement and First Amended Merger Agreement, as the case may be) were in the best interests of Isolyser and Isolyser's shareholders and, therefore, approved the Merger Agreement. At its special meetings held on June 21, 1996 and July 29, 1996, the Isolyser Board further unanimously determined to recommend to the Isolyser shareholders that they approve the Merger Proposal.



    Isolyser considered a number of factors in the course of its deliberations at its Board meetings held on March 15, 1996, June 21, 1996 and July 29, 1996, but did not assign any relative or specific weight to the factors considered or give prominence to any specific factor or group of factors. In addition to the business issues described in the preceding paragraph, the material factors considered were as follows: (i) the conversion expertise of Microtek in manufacturing its infection and fluid control products, and related benefits to Isolyser in Isolyser's growth strategy to vertically integrate its capabilities in manufacturing OREX-Registered Trademark- Degradables-TM-; (ii) the relative market position of Microtek as a low cost manufacturer and supplier of film products used in the health care marketplace; (iii) the expertise of Microtek's personnel in selling and marketing its products in the health care marketplace;
(iv) the gross margins enjoyed by Microtek on its products and the volume of such products which might be included in Isolyser's procedure trays; (v) the international sales generated by Microtek and potential improved access to such international markets which could be afforded Isolyser as a result of the Merger; (vi) the complementary nature of Microtek's management to Isolyser's management; (vii) Microtek's sales increased 12% in 1995 over 1994; (viii) Microtek's operating income increased 213% in 1995 over 1994; (ix) Microtek would be expected to contribute positively to Isolyser's net operating results following consummation of the Merger; (x) the stockholders and option holders of Microtek would hold up to approximately 26% of the shares of common stock of Isolyser outstanding immediately following the Merger assuming the exercise of all outstanding options to purchase shares of Isolyser Common Stock; (xi) the historical trading price of Microtek's and Isolyser's Common Stock; and (xii) the presentation of Isolyser's financial advisor, Morgan Keegan, and its written opinion (summarized below under "-- Opinion of Isolyser's Financial Advisor") delivered in connection with Isolyser's Board approval of the First Amended Merger Agreement and verbally confirmed in connection with the Board's approval of the Merger Agreement to the effect that, subject to the assumptions made, matters considered and limits of review as set forth in such opinion, the number of Isolyser shares to be issued in the Merger was fair to the shareholders of Isolyser from a financial point of view.


    The Isolyser Board of Directors believes that each of these factors supports its recommendation that the Isolyser shareholders authorize consummation of the Merger by approving the Merger Proposal.

MICROTEK'S REASONS FOR THE MERGER


    At meetings held on March 15, 1996, June 23, 1996 and July 29, 1996, the Microtek Board discussed with Goldman Sachs and reviewed with legal counsel the terms of the Original Merger Agreement, the First Amended Merger Agreement and the Merger Agreement, respectively, including the representations, warranties, covenants and closing conditions contained therein. At the meeting of the Board held on March 15, 1996, Goldman Sachs made a presentation to the Microtek Board and delivered its opinion that, as of March 15, 1996, the exchange ratio pursuant to the Original Merger Agreement was fair to the holders of the shares of Microtek Common Stock. At the meeting of the Board held on June 23, 1996, Goldman Sachs made a presentation to the Microtek Board and delivered its opinion that, as of June 23, 1996, the exchange ratio pursuant to the First Amended Merger Agreement was fair to the holders of the shares of Microtek Common Stock. At the meeting of the Board held on July 29, 1996, Goldman Sachs made a presentation to the Microtek Board and delivered its opinion that, as of July 29, 1996, the Exchange Ratio pursuant to the Merger Agreement was fair to the holders of the shares of Microtek Common Stock.



    At the March 15, 1996, June 23, 1996 and July 29, 1996 meetings, the Microtek Board unanimously determined that the Merger was advisable and in the best interests of Microtek stockholders and approved the Original Merger Agreement, the First Amended Merger Agreement and Merger Agreement, respectively.


    In reaching its conclusion to enter into the Merger Agreement and to recommend adoption of the Merger Agreement by the Microtek stockholders, the Microtek Board considered the following factors:

        (i) An assessment of Microtek's strategic alternatives, which included remaining a publicly owned independent company. In this regard, the Microtek Board of Directors concluded, following extensive analysis and discussion with its legal and financial advisors and among the directors, that the terms of the Merger Agreement provided the best means for holders of Microtek Common Stock to maximize the value of their holdings;

        (ii) The belief that the Merger will result in a strong combined entity with complementary businesses, corporate goals and management philosophies;

       (iii) Information relating to the financial performance, prospects and business operations of each of Microtek and Isolyser (which information included the historical financial information contained in the periodic public reports of Microtek and Isolyser and the descriptions of their lines of business contained in such reports);


       (iv) The terms and conditions of the Merger Agreement, including the right of Microtek to negotiate with and provide information to third parties and terminate the Merger Agreement in the event of an unsolicited Acquisition Proposal, if such action is required in the exercise of the fiduciary duties of the Microtek Board of Directors (if the foregoing termination provision is exercised, Microtek would be obligated to pay Isolyser $2.5 million (see " -- Fees and Expenses") which the Microtek Board of Directors did not view as unreasonably precluding any third party from proposing an alternative transaction);



        (v) The presentations of Microtek's financial advisor, Goldman Sachs, and its written opinions to the effect that, as of March 15, 1996, the exchange ratio pursuant to the Original Merger Agreement was fair to the holders of shares of Microtek Common Stock; that as of June 23, 1996, the exchange ratio pursuant to the First Amended Merger Agreement was fair to the holders of shares of Microtek Common Stock; and that as of July 29, 1996, the Exchange Ratio pursuant to the Merger Agreement was fair to the holders of the shares of Microtek Common Stock (for a summary of Goldman Sachs' written opinion dated July 29, 1996, including the assumptions made, matters considered and limits of review, see "-- Opinion of Microtek's Financial Advisor"). The full text of the opinion of Goldman Sachs dated July 29, 1996 is attached as Annex C hereto and is incorporated herein by reference;



       (vi) The trading price of the Microtek Common Stock since completion of Microtek's initial public offering and that the Merger consideration represents a premium of approximately 78% over the highest price in fiscal 1995 and approximately 59% over the closing sale price of $10.38 for the Microtek Common Stock on Nasdaq on February 7, 1996, the day before Microtek became aware of Isolyser's possible interest in pursuing the proposed Merger; and


       (vii)   The   prices  paid   in   other  recent   comparable  acquisition
    transactions.

    The Microtek Board of Directors believes that each of these factors supports its recommendation that the Microtek stockholders approve and adopt the Merger Agreement and approve the terms of the Merger.

    The Microtek Board believes that Microtek and the Microtek stockholders will receive reasonable protection from a change in circumstances relating to Isolyser between the date of the Joint Proxy Statement/Prospectus and the Effective Date through the inclusion in the Merger Agreement of a condition to the closing of the Merger to the effect that, since December 31, 1995, no event shall have occurred which would have a material adverse effect on the business, operations, assets or financial condition of Isolyser or its subsidiaries, taken as a whole.

    In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Microtek Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination that the terms of the Merger Agreement are fair to, and in the best interests of, Microtek and its stockholders.

    THE MICROTEK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MICROTEK STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF ISOLYSER'S FINANCIAL ADVISOR

    Morgan Keegan was retained by Isolyser to act as its financial advisor in connection with the Merger and to render an opinion to the Board of Directors of Isolyser as to the fairness, from a financial point of view, to the shareholders of Isolyser of the consideration to be paid by Isolyser pursuant to the Merger Agreement. Morgan Keegan was selected by Isolyser based on Morgan Keegan's experience, expertise and familiarity with Isolyser and its business.


    Morgan Keegan is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for various purposes. Morgan Keegan has previously rendered investment banking services to Isolyser, including advising Isolyser with respect to the acquisition of White Knight Healthcare, Inc. in 1995, acting as managing underwriter of Isolyser's initial public offering in 1994 and lead manager of a follow-on offering of Isolyser Common Stock in 1995. On March 15, 1996, Morgan Keegan delivered its written opinion dated March 15, 1996, to the Isolyser Board of Directors to the effect that, as of that date, the consideration to be paid by Isolyser pursuant to the Original Merger Agreement was fair, from a financial point of view, to the shareholders of Isolyser. On June 21, 1996, Morgan Keegan delivered its written opinion dated June 21, 1996, to the Isolyser Board to the effect that, as of that date, the consideration to be paid by Isolyser pursuant to the First Amended Merger Agreement was fair, from a financial point of view, to the shareholders of Isolyser.



    On July 29, 1996, at a meeting called to consider the Merger Agreement and the Merger, representatives of Morgan Keegan made an oral presentation to the Isolyser Board of Directors with respect to various aspects of the Merger, including the financial terms and conditions of the Merger. In addition, Morgan Keegan orally (i) reviewed with the Isolyser Board its written opinion, dated June 21, 1996, to the Isolyser Board to the effect that, as of such date, the consideration to be paid by Isolyser pursuant to the First Amended Merger Agreement (which included an Exchange Ratio of up to 1.65, which is the Exchange Ratio provided by the Merger Agreement) was fair, from a financial point of view, to the shareholders of Isolyser and (ii) confirmed that the Isolyser Board could rely upon such opinion in connection with its consideration of the Merger Agreement.



    THE FULL TEXT OF THE JUNE 21, 1996 WRITTEN OPINION OF MORGAN KEEGAN, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN ARRIVING AT SUCH OPINION, IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX B. ISOLYSER STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY AND THE SUMMARY OF SUCH OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. MORGAN KEEGAN'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE ISOLYSER SHAREHOLDERS OF THE CONSIDERATION TO BE PAID BY ISOLYSER PURSUANT TO THE FIRST AMENDED MERGER AGREEMENT, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF MICROTEK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE OR OTHERWISE.



    In arriving at its opinion, Morgan Keegan reviewed an unexecuted draft of the First Amended Merger Agreement dated June 20, 1996 (which, for purposes of its analysis, it assumed that any further revisions, including the filling in of blank spaces and the attachment of final exhibits and appendices, would not materially alter the terms and provisions of such documents and that such documents would be executed as finalized); held discussions with various members of management and representatives of Isolyser and Microtek concerning each company's historical and current operations, financial condition and prospects; reviewed historical consolidated financial and operating data that was publicly available or furnished to it by Isolyser and Microtek; reviewed internal financial analyses, financial and operating forecasts, reports and other information prepared by officers and representatives of Isolyser and Microtek; reviewed certain publicly available information with respect to certain other companies that it believed to be comparable to Microtek and the trading markets for such other companies' securities; reviewed certain publicly available information concerning the terms of certain other transactions that it deemed relevant to its inquiry; and conducted such other financial studies, analyses and investigations as it deemed appropriate for the purposes of its opinion.



    In connection with its review and analysis and in arriving at its opinion, Morgan Keegan did not assume responsibility for independent verification of any of the information provided to or otherwise reviewed by Morgan Keegan and relied upon its being complete and accurate in all respects. Morgan Keegan also assumed the correctness of and relied upon the representations and warranties of Isolyser and Microtek contained in the First Amended Merger Agreement. Morgan
Keegan also relied upon the managements of Isolyser and Microtek as to the reasonableness and achievability of the financial and operating projections and the assumptions and bases therefore provided to it, and assumed that such projections, including without limitation, cost savings and operating synergies from the Merger, reflected the best currently available estimates and judgments of the managements of Isolyser and Microtek, respectively, and that such projections and forecasts would be realized in the amounts and time periods then estimated by the managements of Isolyser and Microtek. Morgan Keegan was not engaged to assess the achievability of such projections or the assumptions on which they were based and expressed no view as to such projections or assumptions. Morgan Keegan was not engaged to, and did not conduct a physical inspection or appraisal of any of the assets, properties or facilities of either Isolyser or Microtek, nor was it furnished with any such evaluation or appraisal. Morgan Keegan assumed that the conditions to the Merger as set forth in the First Amended Merger Agreement would be satisfied; and that the Merger would be consummated on a timely basis in the manner contemplated by the First Amended Merger Agreement and that, as contemplated by the First Amended Merger Agreement, the Merger would be accounted for as a pooling of interests. Morgan Keegan expressed no opinion as to the price or trading range at which shares of Isolyser Common Stock will trade after the date of its opinion, or upon completion of the Merger.



    In connection with its presentations to the Isolyser Board of Directors on June 21, 1996 and July 29, 1996, and in preparing its opinions for the Isolyser Board of Directors, Morgan Keegan performed a variety of financial and comparative analyses, including those described below.



    CONTRIBUTION ANALYSIS. Morgan Keegan analyzed the pro forma contribution of each of Isolyser and Microtek to the 1995 and projected 1996 and 1997 operating results of a combined Isolyser and Microtek. Morgan Keegan calculated that Microtek would have contributed 25.7%, 21.6% and 16.3% to pro forma combined 1995, 1996 and 1997 sales; 41.6%, 33.4% and 23.0% to pro forma combined 1995,
1996, and 1997 gross profit; 100.6%, 40.7% and 23.6% to pro forma combined 1995, 1996 and 1997 operating cash flow; 260.4%, 52.5% and 24.1% to pro forma combined 1995, 1996 and 1997 operating income; and 381.4%, 47.7% and 21.3% to pro forma combined 1995, 1996 and 1997 net income. Morgan Keegan then calculated the percentage ownership by Microtek shareholders of the combined company based on the 1.65 Exchange Ratio as 21.3% and concluded that from Isolyser's shareholders' perspective, Microtek's percentage contribution to sales, gross profit, operating cash flow, operating income and net income of the combined company compares favorably with the percentage ownership of the combined company proposed as transaction consideration.


    COMPARABLE COMPANY ANALYSIS. Morgan Keegan reviewed and compared certain actual and forecasted financial, operating and stock market information of Microtek to seven publicly traded companies in the healthcare industry considered by Morgan Keegan to be comparable to Microtek. These companies included Arrow International, Inc., Hosposable Products, Inc., Isolyser, Maxxim Medical, Inc., Medex, Inc., Medical Action Industries, Inc., and Tecnol Medical Products, Inc. Morgan Keegan calculated a range of market multiples for the comparable companies by dividing adjusted market value (market capitalization based on the closing price per share on June 20, 1996 plus debt less cash) by each such company's sales, operating cash flow, operating income; and by dividing market value by each such company's net income, tangible book value, and projected 1996 earnings per share. This analysis indicated that the median multiple for sales was .83x, for operating cash flow was 9.9x, for operating income was 15.0x, for net income was 31.8x, for tangible book value was 1.9x and for earnings per share was 28.9x. This compared to corresponding multiples for Microtek for sales of 2.44x, for operating cash flow of 11.5x, for operating income of 14.9x, for net income of 21.6x and for tangible book value being not meaningful. Morgan Keegan also calculated ranges of indicative equity values for Microtek based upon the comparable company multiples, and for Microtek assuming a 30% control premium. The median indicative equity values were $14.5 million in respect of sales, $68.0 million in respect of operating cash flow, $82.3 million in respect of operating income, $111.5 million in respect of net income, and $96.6 million in respect of projected 1996 net income. Morgan Keegan concluded that, based on this analysis, Microtek had an implied equity value range of $68 to $97 million.


    MERGERS AND ACQUISITIONS TRANSACTION ANALYSIS. Morgan Keegan reviewed overall merger and acquisition activity in the healthcare industry and selected ten transactions occurring between 1992 and June, 1996 with publicly available financial information to analyze on the basis of the purchase prices and multiples paid or proposed consideration to be paid. Such analysis indicated median adjusted market values as multiples of latest 12 months sales, operating cash flow and operating income of 0.96x, 9.2x and 11.3x, respectively; and median market values as multiples of net income and tangible book value of 20.1x and 3.1x, respectively. Morgan Keegan applied these multiples to Microtek and calculated median indicative equity values of $10.7 million in respect of sales, $42.8 million in respect of operating cash flow, $39.5 million in respect of operating income, $54.3 million in respect of net income, and for tangible book value being not meaningful. Morgan Keegan also reviewed the premiums paid in the selected transactions. Such analysis indicated that the per share value of the consideration paid represented a median premium of 48.8% over the market price of the acquired company's common stock four weeks prior to the first trading day following announcement of the transaction. Applying this median premium to Microtek yielded an indicative equity value of $86.6 million. Morgan Keegan concluded that, based upon this analysis, Microtek had implied equity value in the range of $40 to $54 million. In Morgan Keegan's judgment, the application of merger and acquisition transaction multiples to the pro forma results of Microtek's latest 12 months ended February 29, 1996 understates value.

    No company or transaction used in the comparable companies and comparable transactions analyses for comparative purposes is identical to Microtek. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable company or transaction data.

    DISCOUNTED CASH FLOW ANALYSIS Morgan Keegan prepared a discounted cash flow analysis of the projected free cash flow of Microtek for the years 1996 through 2000, based upon five year projections provided by Microtek's management. Using this information, Morgan Keegan estimated the net present value of Microtek's projected cash flows by applying discount rates ranging from 13.0% to 17.0%. Morgan Keegan also determined the residual value of Microtek by applying a range of terminal operating cash flow multiples of from 7.5x to 10.5x to Microtek's projected cash flows and discounting these terminal values using discount rates ranging from 13.0% to 17.0%. The sum of the present value of the free cash flows and terminal values yielded an implied equity value range for Microtek of $104 million to $174 million.

    PRO FORMA EARNINGS PER SHARE ANALYSIS. Morgan Keegan also analyzed the effect of the Merger on the financial projections of Isolyser assuming a $16.50 price per share for Microtek Common Stock. Isolyser's stand alone projections for 1996 and 1997 were compared with the pro forma combined company projections for earnings per share and other measures of profitability. The pro forma net income per share figures were then compared to Isolyser's projected earnings per share to determine the degree of dilution, if any, to Isolyser shareholders subsequent to the Merger. This analysis indicated that the Merger was accretive to earnings per share.

    The foregoing summary of Morgan Keegan's presentation and analyses does not purport to be a complete description of such presentation to the Isolyser Board of Directors or of the analyses performed by Morgan Keegan. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Morgan Keegan believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses presented to the Isolyser Board of Directors and its opinion. In addition, Morgan Keegan may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to represent the actual value of Microtek or the combined company.


    In performing its analyses, Morgan Keegan made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Isolyser or Microtek. The analyses performed by Morgan Keegan are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Morgan Keegan's analysis of the fairness, from a financial point of view, to the shareholders of Isolyser of the consideration to be paid by Isolyser pursuant to the First Amended Merger Agreement and the Merger Agreement and were discussed with Isolyser's Board of Directors at the June 21, 1996 and July 29, 1996 meetings. The analyses do not purport to be appraisals or to reflect prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Morgan Keegan's presentation to Isolyser's Board of Directors and opinion was one of many factors taken into consideration by the Isolyser Board of Directors in making its determination to approve the Merger Agreement and the Merger.

    In addition to rendering its opinions, as noted above, Morgan Keegan has in the past provided investment banking services to Isolyser, for which it received customary fees. Morgan Keegan was also engaged by Isolyser in February, 1996 to perform investment banking services and act as financial advisor with respect to other possible acquisition transactions. In the ordinary course of its business, Morgan Keegan makes a market in Isolyser Common Stock and may trade such securities for its own account and for the account of its customers and may at any time hold a short or long position in such securities.

    Pursuant to an engagement letter with Isolyser, Morgan Keegan has received a fee of $300,000 for rendering its opinions with respect to the Merger, and will receive a fee of $350,000 upon consumation of the Merger in connection with its advisory service. Isolyser has also agreed to reimburse Morgan Keegan for its reasonable out-of-pocket expenses and to indemnify Morgan Keegan against certain liabilities, including liabilities under the federal securities laws.

OPINION OF MICROTEK'S FINANCIAL ADVISOR


    On March 15, 1996, Goldman Sachs delivered its written opinion to the Board of Directors of Microtek that, as of the date of such opinion, the Exchange Ratio pursuant to the Original Merger Agreement was fair to the holders of shares of Microtek Common Stock. On June 23, 1996, Goldman Sachs delivered its written opinion to the Board of Directors of Microtek that, as of the date of such opinion, the exchange ratio pursuant to the First Amended Merger Agreement was fair to the holders of shares of Microtek Common Stock. On July 29, 1996, Goldman Sachs delivered its written opinion to the Board of Directors of Microtek that, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair to the holders of the Microtek Common Stock.



    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED JULY 29, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF MICROTEK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.



    In connection with its opinion, Goldman Sachs reviewed, among other  things,
(i) the Merger Agreement; (ii) the Registration Statement on Form S-4 of which this Joint Proxy Statement/Prospectus forms a part; (iii) the Annual Reports to Stockholders and Annual Reports on Form 10-K of Microtek for the four fiscal years ended November 30, 1995 and for Isolyser for the year ended December 31, 1995; Forms S-1, effective October 20, 1994, and November 17, 1995, of Isolyser and the Prospectus utilized in connection therewith; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Microtek and of Isolyser; (v) certain other communications from Microtek and Isolyser to their respective stockholders; and (vi) certain internal financial analyses and forecasts for Microtek and Isolyser prepared by their respective managements. Goldman Sachs also held discussions with members of the senior management of Microtek and of Isolyser regarding the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of Microtek Common Stock and the shares of Isolyser Common Stock, compared certain financial and stock market information for Microtek and for Isolyser with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the medical device and hospital supply industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.


    Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In that regard, Goldman Sachs assumed, with the consent of Microtek, that the financial forecasts for the Company and Isolyser, including, without limitation, projected cost savings and operating synergies resulting from the Merger have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Microtek and of Isolyser and that such financial forecasts will be realized in the amounts and at the times contemplated thereby. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Microtek or of Isolyser or any of their subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs assumed, with the consent of Microtek, that the consummation of the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.


    The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its written opinion to Microtek's Board of Directors on July 29, 1996. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing its written opinions dated March 15, 1996 and June 23, 1996.


        (i) INDEXED COMMON STOCK PRICE HISTORY. Goldman Sachs reviewed the indexed historical trading prices for the shares of Microtek Common Stock during the period since the initial public offering of Microtek on October 6, 1992 as compared to the Standard & Poor's 500 index, the Standard & Poor's Healthcare index, the indexed historical trading prices for the shares of Isolyser Common Stock and a composite index comprised of five other comparable publicly traded corporations: Circon Corporation, CONMED Corporation, MAXXIM Medical, Inc., Sterile Concepts Holdings, Inc. and Tecnol Medical Products, Inc. (the "Selected Companies"). The Selected Companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to Microtek.


        (ii) SELECTED COMPANIES ANALYSIS. Goldman Sachs reviewed and compared certain financial information relating to Microtek and Isolyser to corresponding financial information, ratios and public market multiples for the Selected Companies. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Microtek and Isolyser were calculated using a price of $13.25 per share of Microtek Common Stock and $10.13 per share of Isolyser Common Stock, the closing prices of such shares on Nasdaq on July 26, 1996 (the last trading day prior to the date of the fairness opinion). The multiples and ratios for Microtek were based on the most recently available public information and information provided by Microtek's management, and the multiples and ratios for Isolyser were based on the most recently available public information and information provided by Isolyser's management and the multiples for each of the Selected Companies were based on the most recent publicly available information. With respect to the Selected Companies, Goldman Sachs considered levered market capitalization (i.e., market value of common equity plus estimated market value of debt less cash) as a multiple of last twelve months' ("LTM") sales, as a multiple of LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and as a multiple of LTM earnings before interest and taxes ("EBIT"). For fiscal 1995 results, Goldman Sachs' analyses of the Selected Companies indicated levered multiples of LTM sales, which ranged from 0.7x to 2.7x, with a mean of 1.5x and a median of 1.1x, LTM EBITDA, which ranged from 6.1x to 11.2x, with a mean of 9.0x and a median of 9.4x, and LTM EBIT, which ranged from 9.2x to 14.6x, with a mean of 12.2x and a median of 11.9x, compared to levered multiples of 2.5x, 11.9x and 15.4x, respectively, for Microtek and a levered multiple of 2.3x sales for Isolyser (with Isolyser's EBITDA and EBIT being not meaningful). For fiscal 1995 results, Goldman Sachs also considered for the Selected Companies LTM price/ earnings multiples ("P/E"), which ranged from 14.5x to 23.6x, with a mean of 18.0x and a median of 17.0x, compared to 28.2x for Microtek (with Isolyser's LTM P/E being not meaningful); estimated calendar year 1996 and 1997 P/E (provided by Institutional Brokers Estimate System ("IBES")), which ranged from 12.3x to 17.9x for estimated calendar year 1996, with a mean of 15.2x and a median of 15.3x, and 10.6x to 14.0x for estimated calendar year 1997, with a mean and a median of 12.2x, compared, for Microtek, to 20.4x for estimated calendar year 1996 and 9.8x for estimated calendar year 1997 and, for Isolyser, to 168.8x for estimated calendar year 1996 and 18.8x for estimated calendar year 1997 based on Isolyser's management's estimates; LTM EBITDA margins, LTM EBIT margins and LTM net income margins, which ranged from 8.7% to

    24.8% for LTM EBITDA margins, with a mean of 16.4% and a median of 13.5%, compared to 21.3% for Microtek (with Isolyser's LTM EBITDA margins being not meaningful), 7.1 to 19.7% for LTM EBIT margins, with a mean of 12.2% and a median of 8.5%, compared to 16.4% for Microtek (with Isolyser's LTM EBIT margins being not meaningful), and 3.3% to 11.3% for LTM net income margins, with a mean of 6.6% and a median of 3.9%, compared to 8.4% for Microtek (with Isolyser's LTM net income margins being not meaningful); a five-year compound annual growth rate of earnings per share ("EPS") for the five fiscal years ending in 2000 (provided by IBES in the case of the Selected Companies and Isolyser, and Microtek management in the case of Microtek as no public estimates were available) ranging from 14.0% to 20.0%, with a mean of 17.4% and a median of 18.0%, compared to 42.9% for Microtek and 50.0% for Isolyser; net debt to net capitalization ratios, which ranged from (6.0)% to 48.8%, with a mean of 26.8% and a median of 36.1%, compared to 47.8% for Microtek and (11.3%) for Isolyser; and a ratio of the 1997 estimated P/E compared to the IBES estimated EPS growth rate ranging from 0.6x to 0.8x, with a mean and a median of 0.7x, compared to 0.2x for Microtek and 0.4x for Isolyser.



       (iii) PRO FORMA MERGER ANALYSIS. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger. Using earnings estimates for Microtek and Isolyser prepared by their respective managements for the years 1996 and 1997, Goldman Sachs compared the EPS of Isolyser Common Stock, on a stand alone basis, to the EPS of the common stock of the combined companies on a pro forma basis. Goldman Sachs performed this analysis based on a fixed exchange ratio of 1.65 and on a range of per share prices from $8.75 to $16.25 of Isolyser Common Stock under the following two scenarios: The first scenario relied on the Isolyser managements' estimates (and Microtek managements' estimates of Microtek net income) and combined Microtek and Isolyser as currently existing; the second scenario relied on Isolyser management's estimates (and Microtek managements' estimates of Microtek net income) and combined Microtek and Isolyser as currently existing, but included the realization of $3.5 million in pre-tax cost savings and operating synergies achieved in 1997. Based on such analyses, in the first scenario the proposed transaction would be accretive to Isolyser's stockholders on an EPS basis in the estimated year 1996 and marginally dilutive to Isolyser's stockholders on an EPS basis in estimated year 1997, and in the second scenario the proposed transaction would be accretive to Isolyser's stockholders on an EPS basis in estimated years 1996 and 1997.



       (iv) CONTRIBUTION ANALYSIS. Goldman Sachs reviewed certain historical and estimated future operating and financial information (including, among other things, revenues; gross profit; EBIT; net income; selling, general, and administration expenses; net debt; and total assets) for Microtek, Isolyser and the pro forma combined entity resulting from the Merger based on Microtek's managements' financial forecasts for Microtek and Isolyser's managements' financial forecasts for Isolyser. Goldman Sachs analyzed the relative income statement contribution of Microtek and Isolyser to the combined companies on a pro forma basis. This analysis indicated that Microtek would have contributed 28.5% to combined revenues in 1995 and an estimated 24.1% in 1996 decreasing to an estimated 9.9% in 2000, 46.1% to combined gross profit in 1995 and an estimated 39.8% in 1996 decreasing to an estimated 13.5% in 2000, (385.2)% to combined EBIT (such contribution being negative because Isolyser had negative EBIT for 1995) in 1995 and an estimated 91.6% in 1996 decreasing to an estimated 12.7% in 2000, (424.0)% to combined net income (such contribution being negative because Isolyser had negative net income in 1995) in 1995 and an estimated 84.5% in 1996 decreasing to an estimated 12.4% in 2000, and 32.3% to combined selling, general and administration expenses in 1995 and an estimated 25.6% in 1996 decreasing to an estimated 13.2% in 2000. Goldman Sachs also analyzed the relative balance sheet contribution of Microtek and Isolyser to the combined companies on a pro forma basis. This analysis indicated that, based on fiscal year 1995, Microtek would have contributed (239.3)% to combined net cash (such contribution being negative because Isolyser had net cash in 1995) and 17.8% of the total assets to the combined entity.

        (v) SELECTED TRANSACTIONS ANALYSIS. Goldman Sachs analyzed certain information relating to selected transactions in the medical device and hospital supply industry since 1988 (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions (i) levered aggregate consideration as a multiple of LTM sales ranged from 0.4x to 2.7x, with a mean of 1.3x and a median of 1.1x, (ii) aggregate equity consideration as a multiple of LTM net income ranged from 20.8x to 50.0x, with a mean of 36.1x and a median of 35.3x, (iii) levered aggregate consideration as a multiple of LTM EBIT ranged from 7.2x to 32.9x, with a mean of 15.3x and a median of 13.2x, and (iv) the percentage premium paid ranged from 15.7% to 100.0%, with a mean of 52.3% and a median of 45.2%.



       (vi) ANALYSIS AT VARIOUS PRICES. Goldman Sachs calculated alternative values for the levered aggregate consideration and the aggregate equity consideration based upon per share values of Isolyser Stock ranging from $8.75 to $16.25 per share of Isolyser Common Stock.



        Those calculations yielded levered aggregate consideration values ranging from $76.6 million to $142.3 million for Microtek, assuming $22.9 million in net debt, and total values delivered for each share of Microtek Common Stock ranging from $14.44 to $26.81 per such share. The multiples and ratios for Microtek for actual 1995 were based on public filings of Microtek; for estimated fiscal year 1996, on Microtek's management or, where noted, IBES estimates; and for estimated fiscal year 1997 on Microtek's management estimates.



        Goldman Sachs considered the levered aggregate consideration as a multiple of actual 1995, LTM through May 31, 1996 and estimated fiscal 1996 and 1997 net sales, EBITDA and EBIT of Microtek. Goldman Sachs' analyses indicated levered aggregate consideration multiples of actual 1995 net sales that ranged from 3.3x to 5.5x, actual 1995 EBITDA that ranged from 17.6x to 29.2x and actual 1995 EBIT that ranged from 22.7x to 37.7x; of LTM net sales that ranged from 2.8x to 4.7x, LTM EBITDA that ranged from 11.3x to 18.7x and LTM EBIT that ranged from 16.4x to 27.3x; of estimated fiscal 1996 net sales that ranged from 2.3x to 3.8x, estimated fiscal 1996 EBITDA that ranged from 9.2x to 15.3x and estimated fiscal 1996 EBIT that ranged from 11.9x to 19.8x; and of estimated fiscal 1997 net sales that ranged from 1.9x to 3.2x, estimated fiscal 1997 EBITDA that ranged from 6.6x to 11.0x and estimated fiscal 1997 EBIT that ranged from 8.0x to 13.2x.



        Goldman Sachs also considered the aggregate equity consideration as a multiple of actual 1995, LTM through February 29, 1996 and estimated fiscal 1996 and 1997 net income (based on management estimates), estimated fiscal 1996 net income (based on IBES estimates) and actual 1995 book value per share of Microtek Common Stock. Goldman Sachs' analyses indicated aggregate equity consideration multiples of actual 1995 net income of Microtek that ranged from 33.2x to 61.7x; of LTM net income that ranged from 24.6x to 45.7x; of management estimated 1996 net income of Microtek that ranged from 19.3x to 35.8x; of IBES estimated 1996 net income of Microtek that ranged from 25.6x to 47.6x; of management estimated 1997 net income of Microtek that ranged from 11.4x to 21.2x; and of Microtek's actual 1995 book value per share that ranged from 3.7x to 6.8x.


       (vii) DISCOUNTED CASH FLOW ANALYSIS. Goldman Sachs performed a discounted cash flow analysis based on the Microtek management's estimates for Microtek as currently existing. Goldman Sachs calculated a net present value of free cash flows for the years 1996 through 2000 using discount rates ranging from 14% to 24%. Goldman Sachs calculated Microtek's terminal values in the year 2000 based on multiples ranging from 2.00x sales to 3.00x sales. These terminal values were then discounted to present value using discount rates from 14% to 24%.

        Using the foregoing terminal values and discounted cash flows for Microtek, the implied per share values ranged from $9.68 to $23.53.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Microtek or Isolyser or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to Microtek's Board of Directors as to the fairness of the Exchange Ratio pursuant to the Merger Agreement to the holders of shares of Microtek Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control the parties or their respective advisors, none of Microtek, Isolyser, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

    As described above, Goldman Sachs' opinion to the Board of Directors of Microtek was one of many factors taken into consideration by the Microtek Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex C hereto.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Microtek selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

    Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Microtek and/or Isolyser for its own account and for the account of customers.

    Pursuant to a letter agreement dated April 15, 1994 (the "First Engagement Letter"), Microtek engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of Microtek. Pursuant to a letter agreement dated March 14, 1996 (the "Second Engagement Letter"), which amended and supplemented the First Engagement Letter, Microtek engaged Goldman Sachs to act as its financial advisor in connection with the Merger. Pursuant to the terms of the Second Engagement Letter, Microtek has agreed to pay Goldman Sachs upon consummation of the Merger a transaction fee of $1.5 million. Microtek has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

INTEREST OF CERTAIN PERSONS IN THE MERGER

    MICROTEK STOCK OPTIONS. Each of Messrs. Lester J. Berry, Kimber L. Vought and Dan R. Lee (directors and/or executive officers of Microtek) is a party to option agreements with Microtek pursuant to which he has options to acquire shares of Microtek Common Stock. See "Option Proposal" for additional information regarding options held by such individuals. If the Merger is consummated, Isolyser will assume all outstanding options granted by Microtek (including those described above) and such optionees will then have options to purchase Isolyser Common Stock. The result of such assumption will be that the exercise price for each of the above-referenced options will likely be less than the market price of Isolyser Common Stock, and that the options, if exercised, would likely be more valuable immediately after the Merger than they were immediately prior to the announcement of the Merger. In addition, the option agreements pursuant to which each of the officers, employees and consultants of Microtek is a party contain change of control provisions and, as a result of those provisions, all of the options held by the officers and employees of Microtek (including Messrs. Berry, Vought and Lee) will become fully exercisable upon consummation of the Merger. See "-- Treatment of Outstanding Microtek Options."

    EMPLOYMENT OF MICROTEK DIRECTORS AND EXECUTIVE OFFICERS. Messrs. Berry, Vought and Lee are expected to remain as employees of Microtek after the Merger. None of these individuals, however, has entered into, and none are expected to enter into, an employment agreement with Isolyser. After the Merger, each of these individuals will be eligible to participate in benefit plans provided for the officers of Isolyser and its subsidiaries.

    INDEMNIFICATION. The Merger Agreement provides that (i) Isolyser will indemnify the present and former officers and directors of Microtek in certain circumstances; (ii) Isolyser will not amend or repeal any provisions of the Certificate of Incorporation or Bylaws of Microtek in any manner which would adversely affect the indemnification provisions contained in the Merger Agreement; and (iii) for a period of two years from the Effective Date, Microtek shall maintain directors' and officers' liability insurance covering the directors and officers covered on the date of the Merger Agreement by Microtek's directors' and officers' liability insurance policy or cause Isolyser's directors' and officers' liability insurance policy to cover such persons, except that neither Microtek nor Isolyser shall be required, in the aggregate, to expend in premiums for such insurance an amount greater than double the rate paid by Microtek for the policy period immediately preceding the date of execution of the Merger Agreement and except that Isolyser shall have no liability or obligation to maintain such insurance to the extent that any such policy is not reasonably available on the terms required by the Merger Agreement. See "-- Certain Covenants."

    CHANGE OF CONTROL PROVISIONS. Employment agreements entered into by Microtek with Mr. Berry, John N. Jordan, the president of the Medi-Plast division of Microtek, and Joe Prince, the executive vice president, corporate development of Microtek, contain certain change of control provisions which will come into effect upon consummation of the Merger. In consideration of Mr. Berry's agreement to delete certain provisions in his employment agreement providing for certain cash payments upon a change of control, Mr. Berry's employment agreement was amended in January 1994 to provide that Microtek would pay to Mr. Berry a bonus to the extent he did not receive a profit of $300,000 before taxes on his stock option to purchase 40,000 shares of Microtek Common Stock at an exercise price of $5.25 per share in the event of the consummation of certain defined change of control transactions which would include the Merger. Accordingly, it would be anticipated that Mr. Berry would realize in excess of $300,000 of profit before taxes if he were able to liquidate his stock options concurrently with the consummation of the Merger. Mr. Berry has agreed that the relevant time to calculate his profit on his stock options for the purpose of said provisions of his employment agreement is the date of closing of the Merger, regardless of when he liquidates his options. Each of Messrs. Jordan and Prince are parties to employment agreements with Microtek entered into concurrently with Microtek's acquisition of substantially all of the assets of Medi-Plast on November 30, 1995, providing for a base salary of $140,000 per year, bonuses in such amounts as may be established by Microtek's Board of Directors from time to time in its discretion, insurance (including, without limitation, major medical, life and disability insurance) and other fringe benefits in accordance with Microtek's standard insurance practices for executives and as may be authorized and adopted from time to time by Microtek. In the event either of Messrs. Jordan or Prince elect to resign their employment within six months following the Effective Date, they are entitled to their respective salary, bonus and other benefits over the remaining term of their respective employment agreements, which expire on November 29, 1998. Microtek is currently completing separation agreements with Messrs. Jordan and Prince by means of which Microtek and Isolyser anticipate incurring compensation expenses in connection with the Merger approximating amounts payable under such employment agreements.

EFFECTIVE DATE AND CONSEQUENCES OF THE MERGER

    If approved by the requisite vote of the stockholders of Microtek and Isolyser, and if all other conditions to the consummation of the Merger are satisfied or waived, the Merger will become effective, unless the Merger Agreement is terminated as provided therein, upon the making of certain filings with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law (the "DGCL"). At the Effective Date, the Isolyser Subsidiary will be merged with and into Microtek, which will be the surviving corporation in the Merger, and the separate corporate existence and identity of the Isolyser Subsidiary will cease. The corporate existence and identity of Microtek will continue unaffected by the Merger, although it will become a wholly-owned subsidiary of Isolyser.

    It is currently contemplated that the Effective Date of the Merger will occur as promptly as practicable after the approval of the Merger by the Isolyser and Microtek stockholders at the Isolyser and Microteck Special Meetings, subject to the conditions described under "-- Conditions to Merger." Upon completion of the Merger, each Microtek Share will be converted into the right to receive the number of Isolyser Shares described above under "-- General." The directors of the Isolyser Subsidiary will be the directors of Microtek after the Effective Date. The current officers of Microtek are expected to remain as the officers of Microtek.

    In the event that either the Microtek or Isolyser stockholders fail to approve the Merger Agreement, Microtek will continue to pursue its business strategy, including seeking suitable acquisition candidates to provide Microtek with access to new markets and customers.

EXCHANGE OF CERTIFICATES REPRESENTING MICROTEK SHARES

    Instructions with regard to the surrender of Microtek stock certificates, together with a letter of transmittal to be used for this purpose, will be mailed to Microtek stockholders as promptly as practicable after the Effective Date. In order to receive certificates evidencing the Isolyser Shares, the stockholders of Microtek will be required to surrender their stock certificates after the Effective Date, together with a duly completed and executed letter of transmittal, to SunTrust Bank, which will act as Exchange Agent (the "Exchange Agent") in connection with the Merger. Promptly after the Effective Date, Isolyser will deposit in trust with the Exchange Agent certificates representing the number of whole Isolyser Shares to which the holders of Microtek Shares are entitled to receive in the Merger together with cash sufficient to pay for fractional shares. Upon receipt of such stock certificates and letter of transmittal, the Exchange Agent will issue a stock certificate evidencing the Isolyser Shares to the registered holder or his transferee for the number of Isolyser Shares such person is entitled to receive as a result of the Merger, together with cash in lieu of any fractional share. No interest will be paid or accrued on the amounts payable upon the surrender of Microtek stock certificates.

    STOCKHOLDERS OF MICROTEK SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THE INSTRUCTIONS AND LETTER OF TRANSMITTAL ARE RECEIVED.

    If any certificate for the Isolyser Shares is to be issued or any cash payment for a fractional share is to be made to a person other than the person in whose name the certificate for the Microtek Shares surrendered in exchange therefor is registered, it will be a condition of such issuance or payment that the stock certificate so surrendered be properly endorsed and otherwise in proper form for transfer, and that the person requesting such issuance or payment (i) pay in advance any transfer or other taxes required by reason of the issuance of certificates for the Isolyser Shares or a check representing cash for a fractional share to a person other than the registered holder of the Microtek stock certificate surrendered or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    After the Effective Date, there will be no further transfers on the stock transfer books of Microtek of the Microtek Shares that were outstanding immediately prior to the Effective Date. If a certificate representing such shares is presented for transfer, subject to compliance with the requisite transmittal procedures, it will be cancelled and exchanged for the applicable number of Isolyser Shares and cash for any fractional share amount.

    Each certificate representing Microtek Shares immediately prior to the Effective Date will, at the Effective Date, be deemed for all purposes to represent only the right to receive the number of whole shares of the Isolyser Shares (and the right to receive cash in lieu of any fraction of an Isolyser Share) into which the Microtek Shares represented by such certificate were converted in the Merger.

    Until a certificate which formerly represented Microtek Shares is actually surrendered for exchange and received by the Exchange Agent, the holder thereof will not be entitled to vote in the holder's name or receive any dividends or other distributions with respect to Isolyser Common Stock payable to holders of record after the Effective Date. Subject to applicable law, upon surrender of Microtek stock certificates such dividends or other distributions will be remitted (without interest) to the record holder of certificates for the Isolyser Shares issued in exchange therefor.

    Any certificates for the Isolyser Shares and cash sufficient to pay for fractional shares delivered or made available to the Exchange Agent and not exchanged for Microtek stock certificates within six months after the Effective Date will be returned by the Exchange Agent to Isolyser, which will thereafter act as Exchange Agent. None of Isolyser, Microtek or the Exchange Agent will be liable to a holder of Microtek Shares for any of the Isolyser Shares, dividends or other distributions thereon or cash in lieu of fractional shares delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

NO FRACTIONAL SHARES


    No fractional shares of Isolyser Common Stock will be issued in connection with the Merger. All fractional shares of Isolyser Common Stock to which a holder of Microtek Shares immediately prior to the Effective Date would otherwise be entitled at the Effective Date will be aggregated. If a fractional share results from such aggregation, the Microtek stockholder will be entitled to receive from Isolyser an amount in cash equal to $10.00 multiplied by the fraction of a share of Isolyser Common Stock which the Microtek stockholder would otherwise have received. Except for such payment, no Microtek stockholder will be entitled to any dividends or other distributions or other rights of stockholders with respect to any fractional interest.


TREATMENT OF OUTSTANDING MICROTEK OPTIONS

    At March 15, 1996, a total of 711,429 shares of Microtek Common Stock were reserved for issuance upon the exercise of options outstanding under the Option Plan. Isolyser has agreed to assume all of Microtek's obligations under the Option Plan in accordance with its terms and conditions as in effect at the Effective Date, except that (i) all actions to be taken thereunder by the Board of Directors of Microtek or a committee thereof shall be taken by the Board of Directors of Isolyser or a committee thereof, (ii) each option shall thereafter evidence the right to purchase only the number of whole Isolyser Shares (to the nearest whole share) which would have been issued if the Microtek Shares represented by the option had been outstanding at the Effective Date, (iii) the exercise price for each share of Isolyser Common Stock issued upon the exercise of options will be equal to the option price per share in effect immediately prior to the Effective Date divided by the Exchange Ratio. In accordance with the terms of options outstanding under the Option Plan, such options shall become immediately exercisable upon the Effective Date.

CONDITIONS TO THE MERGER

    In addition to customary conditions, the obligations of Isolyser, Microtek and the Isolyser Subsidiary to consummate the Merger are subject to the satisfaction, or where permitted, waiver of, certain other conditions, including
(a) the absence of any action, suit or proceeding to restrain, modify, enjoin or prohibit the carrying out of the transactions contemplated by the Merger Agreement; (b) receipt of certain governmental approvals; and (c) the receipt of officer certificates.

    In addition, Isolyser's obligation to consummate the Merger is subject to various additional conditions, including (a) approval of the Merger Proposal by majority vote of the shares of Isolyser Common Stock voting on such proposal at the Isolyser Meeting, (b) the absence of any material adverse change with respect to Microtek, (c) receipt of a satisfactory letter from Microtek's independent accountants with respect to certain financial information of Microtek, and (d) the receipt of a letter from an independent accountant for Isolyser dated the Effective Date stating that such firm concurs that the Merger will qualify as a pooling-of-interests transaction, subject to certain assumptions.

    Microtek's obligation to consummate the Merger is subject to various additional conditions, including (a) approval and adoption of the Merger Agreement by the affirmative vote of a majority of the Microtek Shares; (b) the authorization for listing on Nasdaq of the Isolyser Shares to be issued in the Merger and upon the exercise of the Options; (c) the absence of any stop order suspending the effectiveness of the Registration Statement or preventing the use thereof or of any related prospectus; (d) the receipt by Microtek of an opinion of Arnall Golden & Gregory, counsel for Isolyser, that subject to certain exceptions and assumptions, no gain or loss will be recognized by the Microtek stockholders as a result of the Merger; and (e) the absence of any material adverse change with respect to Isolyser.

    Each of Microtek and Isolyser maintain credit facilities with Chemical Bank for certain revolving credit and term loans containing covenants prohibiting the Merger absent obtaining the prior written consent of Chemical Bank. Unless waived, the obligations of Microtek and Isolyser under the Merger Agreement are respectively conditioned upon procuring such consent. Although each of Microtek and Isolyser anticipate obtaining such consent based upon preliminary conversations with Chemical Bank, there can be no assurance that such consent will be obtained. In addition, the credit facility maintained by Microtek includes provisions for a pre-payment penalty in the amount of $480,000 upon termination of such credit facility at any time prior to November 30, 1996. Each of Microtek and Isolyser will request that such pre-payment penalty be waived in connection with this transaction, although there can be no assurance that such pre-payment penalty, or other amounts, will not be required to be paid in connection with such credit facilities and the consummation of the Merger.

AMENDMENT OF THE MERGER AGREEMENT; WAIVER OF CONDITIONS


    The respective Boards of Directors of Isolyser, the Isolyser Subsidiary and Microtek may, by written agreement, at any time before or after the approval of the Merger Agreement by the Microtek or Isolyser stockholders (or both), amend the Merger Agreement, provided that after such stockholder approval no amendment or modification may be made that would adversely affect the Microtek or Isolyser stockholders or alter or change the number of Isolyser Shares to be received in exchange for the Microtek Shares without the further approval of such stockholders. Each party may, to the extent legally permitted, extend the time for the performance of any of the obligations of any other party to the Merger Agreement, waive any inaccuracies in the representations or warranties of any other party contained in the Merger Agreement, waive compliance or performance by any other party with any covenants, agreements or obligations contained in the Merger Agreement or waive the satisfaction of any condition that is precedent to its performance under the Merger Agreement.


TERMINATION OF MERGER AGREEMENT

    The Merger Agreement may be terminated and the Merger abandoned, at any time prior to the Effective Date, whether before or after the approval by the Microtek or Isolyser stockholders (or both), (i) by the mutual consent of Isolyser and Microtek; (ii) by Isolyser if there has been a material misrepresentation or breach of warranty in the representations and warranties of Microtek made in the Merger Agreement or there has been a material failure by Microtek to comply with its obligations under the Merger Agreement, subject to certain exceptions; (iii) by Microtek if there has been a material misrepresentation or breach of warranty in the representations and warranties of Isolyser made in the Merger Agreement or there has been a material failure by Isolyser to comply with its obligations under the Merger Agreement, subject to certain exceptions; (iv) by either Isolyser or Microtek if all conditions to that party's obligation to consummate the Merger have not been satisfied or waived by September 30, 1996, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it; (v) by either Isolyser or Microtek if the consummation of the Merger would violate any nonappealable final order, decree or judgment of any court or governmental body or agency having competent jurisdiction; (vi) by Microtek, if in the exercise of the good faith judgment of its Board of Directors (which judgment is based upon the advice of independent, outside legal counsel) as to its fiduciary duties to its stockholders such termination is required by reason of an Acquisition Proposal; or (vii) by Isolyser, if the Microtek Board of Directors withdraws or materially modifies or changes its recommendation to the stockholders of Microtek to approve the Merger Agreement and the Merger.



    If Isolyser or Microtek terminates the Merger Agreement as provided above, there will be no liability on the part of any party or its officers, directors or stockholders, except as described in "-- Fees and Expenses" below.


FEES AND EXPENSES

    Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs or expenses. Notwithstanding the foregoing, if (a) Microtek terminates the Merger Agreement because its Board of Directors, in the exercise of its good faith judgment (based upon advice of independent, outside legal counsel) as to its fiduciary duties to its stockholders determines such termination is required by reason of an Acquisition Proposal; (b) the Merger Agreement is terminated by Isolyser because the Microtek Board of Directors withdraws or materially modifies or changes its recommendation to the stockholders of Microtek to approve the Merger Agreement and the Merger; or (c) on or before September 30, 1996, Microtek enters into a definitive agreement with respect to an Acquisition Proposal, and such transaction (including any revised transaction based upon the Acquisition Proposal) is thereafter consummated (whether before or after September 30,
1996), then, upon the occurrence of (a), (b) or (c) above, Microtek shall pay to Isolyser a fee equal to the sum of $2.5 million.

CERTAIN COVENANTS

    The  Merger Agreement provides that Microtek will not directly or indirectly
(i) solicit or initiate discussions with or (ii) enter into any negotiations or agreements with, or furnish any information that is not publicly available to, any third party concerning an Acquisition Proposal involving Microtek; provided, however, that Microtek may take the actions prohibited by (ii) above if such action is taken by, or upon the authority of, the Microtek Board in the exercise of its good faith judgment as to its fiduciary duties to the Microtek stockholders, which judgment is based upon the written advice of independent, outside legal counsel. Microtek has agreed to notify Isolyser promptly in writing if Microtek receives any inquiries or proposals with respect to an Acquisition Proposal.

    Under the Merger Agreement, Microtek is generally obligated prior to the Effective Date to conduct its operations in the ordinary and usual course of business consistent with past and current practices, to notify Isolyser of changes in the normal course of its business and to refrain from taking certain actions without the consent of Isolyser, including, among other matters, issuing stock (subject to certain exceptions), declaring dividends, or entering into transactions outside the ordinary course of business.

    Microtek and Isolyser have agreed in the Merger Agreement to indemnify after the Effective Date Microtek's current and former officers and directors for claims made against such persons because they were a director, officer, employee or agent of Microtek or its subsidiaries or serving at the request of Microtek or any subsidiary as a director, officer, employee or agent of another entity; provided, however, Microtek and Isolyser will have no obligation to indemnify such a person (a) if a court determines (and such determination becomes final and non-appealable) that the indemnification is prohibited by law or (b) if Isolyser asserts that Microtek breached a representation or warranty in the Merger Agreement with respect to the same matters for which indemnification is being sought, except if such person proves that he or she had no actual knowledge of such breach at the Effective Date. Isolyser will not amend or repeal any provisions of the Certificate of Incorporation or Bylaws of Microtek in any manner which would adversely affect the indemnification provisions contained in the Merger Agreement. For a period of two years from the Effective Date, Microtek shall maintain directors and officers liability insurance covering the directors and officers covered on the date of the Merger Agreement by Microtek's directors' and officers' liability insurance policy or cause Isolyser's directors' and officers' liability insurance policy to cover such persons, except that neither Microtek nor Isolyser, shall be required to expend in premiums for such insurance an amount greater than the rate paid by Microtek for the policy period immediately preceding the date of execution of the Merger Agreement and except that Isolyser shall have no liability or obligation to maintain such insurance to the extent that any such policy is not reasonably available on the terms required by the Merger Agreement.

CERTAIN REGULATORY MATTERS

    Consummation of the Merger is conditioned upon receipt by Isolyser and Microtek of such regulatory and other approvals as are required under applicable law, including certain approvals from the Commission. Other than these approvals and the matters described below, Isolyser and Microtek know of no such regulatory or other approvals required by law.

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), certain acquisition transactions, including the proposed Merger, may not be consummated unless certain information has been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Justice Department (the "Antitrust Division") and certain waiting period requirements have expired or been terminated. In accordance with the HSR Act, Isolyser and Microtek have filed Notification and Report Forms and certain supplementary materials with the Antitrust Division and the FTC for review in connection with the proposed Merger, and all waiting period requirements under the HSR Act have expired.

POTENTIAL RESALES OF ISOLYSER SHARES RECEIVED IN THE MERGER

    The Isolyser Shares to be issued to Microtek stockholders in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any person who, at the time of the Isolyser and Microtek Special Meetings, may be deemed to be an "affiliate" of Microtek, Isolyser or the Isolyser Subsidiary within the meaning of Rule 145 under the Securities Act. In general, affiliates of Microtek, Isolyser or the Isolyser Subsidiary include any person or entity who controls, is controlled by or is under common control with Microtek, Isolyser or the Isolyser Subsidiary. Rule 145, among other things, imposes certain restrictions upon the resale of securities received by affiliates in connection with certain reclassifications, mergers, consolidations or asset transfers. The Isolyser Shares received by affiliates of Microtek, Isolyser or the Isolyser Subsidiary in the Merger will be subject to the applicable resale limitations of Rule 145.

    Additionally, consistent with the requirements of a pooling-of-interests transaction, affiliates of Isolyser and Microtek will be restricted from disposing of any Isolyser Common Stock for the period beginning 30 days prior to the Effective Date until the publication of financial statements by Isolyser which include at least 30 days of post-Merger operating results. The Merger Agreement provides that Isolyser shall receive a written undertaking from the directors, executive officers and certain stockholders of Microtek not to sell any Microtek Shares (and Isolyser Shares acquired in the Merger) owned directly or indirectly by them until after the publication of these post-Merger financial statements.

NASDAQ LISTING OF THE ISOLYSER SHARES

    Isolyser will apply for listing on Nasdaq of the Isolyser Shares to be issued in connection with the Merger and upon the exercise of Microtek options assumed by Isolyser pursuant to the Merger Agreement. It is expected that such shares shall be approved for listing on Nasdaq, subject to notice of issuance. See "-- Conditions to Merger."

ACCOUNTING TREATMENT

    Isolyser intends to account for the business combination of Isolyser and Microtek in its financial statements by the pooling-of-interests method of accounting. Receipt by Isolyser of a letter from the independent certified public accountants for Isolyser confirming the appropriateness of this accounting treatment is a condition precedent to the Merger. Under this method of accounting, as of the Effective Date, the assets and liabilities of Microtek would be added to those of Isolyser at their recorded book values and the stockholders' equity accounts of Isolyser and Microtek would be combined in Isolyser's consolidated balance sheet. Additionally, all prior period balance sheets of Isolyser would be restated and combined with those of Microtek in the same manner. Under the pooling-of-interests basis of accounting, revenues and expenses of both Isolyser and Microtek for all periods prior to the Effective Date and for all periods thereafter are combined and reported as operations of the combined enterprises as if the Merger had taken place prior to the periods covered by such consolidated financial statements and to reflect the accounting policies of Isolyser. See "-- Conditions to Merger."

    The unaudited pro forma condensed consolidated financial information contained in this Joint Proxy Statement/Prospectus has been prepared using: (i) the pooling-of-interests basis of accounting to account for the Merger, and (ii) the purchase accounting basis to account for Isolyser's completed acquisitions of White Knight and SafeWaste and Microtek's completed acquisition of Medi-Plast and Venodyne. Under the purchase basis of accounting, an acquiring enterprise allocates the cost of an acquired enterprise to the assets acquired and the liabilities assumed based upon their fair values as of the effective date of the acquisition. The excess, if any, of the cost of the acquired enterprise over the sum of the amounts assigned to identifiable assets less liabilities assumed is treated as goodwill. Financial statements issued after consummation of an acquisition accounted for as a purchase would reflect such values and prior period financial statements would not be restated retroactively to reflect the historical financial position or results of operations of the acquired company. See "Summary" and "Pro Forma Condensed Consolidated Financial Information."

    The terms of the outstanding Microtek options provide that such options shall become fully exercisable without regard to any vesting criteria specified in such options upon the occurrence of the Effective Date. Such vesting will result in the elimination of certain performance-based vesting criteria contained in stock options issued to each of Messrs. Vought and Lee for the purchase of 25,000 shares of Microtek Common Stock at an exercise price of $5.75 per share. Applicable accounting standards require that the elimination of such vesting criteria be accounted for as compensation expense by Microtek to Messrs. Vought and Lee in an amount equal to the difference between the aggregate fair market value of the shares underlying such stock options as of the Effective Date and the aggregate exercise price set forth in such stock options. Such charges in excess of amounts previously recognized by Microtek through February 29, 1996 will be reflected on Isolyser's consolidated statement of operations for the period in which the Effective Date occurs. Other extraordinary charges are expected to be recognized and reflected on Isolyser's consolidated statement of operations for the period in which the Effective Date occurs. See "Isolyser and Microtek Pro Forma Combined Financial Information."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    It is a condition to the obligation of Microtek to consummate the Merger that Microtek receive an opinion from Arnall, Golden & Gregory, tax counsel for Isolyser, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by a Microtek stockholder as a result of the Merger with respect to shares of Microtek Common Stock converted solely into Isolyser Common Stock. The effects of any cash received in lieu of fractional share interests are discussed below.

    Assuming that certain representations to be made by Microtek and Isolyser are true as of the Effective Date, Arnall, Golden & Gregory will be of the opinion that the Merger will qualify as a reorganization under the Code with the consequences set forth above. The opinion will be subject to the qualification that there exists no plan or intention by the Microtek stockholders to sell or otherwise dispose of fifty percent (50%) or more of the Isolyser Common Stock received by all former Microtek stockholders in the Merger. Assuming that the Merger so qualifies, the tax basis of the Isolyser Shares received by Microtek stockholders in the Merger will be the same, in each instance, as the tax basis of the Microtek Shares surrendered in exchange therefor, excluding any basis allocable to fractional share interests in Isolyser Common Stock for which cash is received. In addition, the holding period of the Isolyser Shares received in the Merger by Microtek stockholders will include the period during which the shares of Microtek surrendered in exchange therefor were held, provided that such shares of Microtek Common Stock were held as capital assets at the Effective Date.

    Holders of Microtek Common Stock who receive cash in the Merger as a result of the rounding off of fractional share interests in Isolyser Common Stock will be treated, in each instance, as having received the fractional share interests and then as having sold such interests for the cash received. This sale will result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the basis of the share of Microtek Common Stock allocable to such fractional share interests. Such gain or loss will be capital gain or loss, provided that such share of Microtek Common Stock was held as a capital asset at the Effective Date, and will be long-term capital gain or loss if such share of Microtek Common Stock has been held for more than one year.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. THE
DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR MICROTEK STOCKHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS AND STOCKHOLDERS WHO ACQUIRED THEIR SHARES AS COMPENSATION, NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. MICROTEK STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

NO APPRAISAL RIGHTS

    Pursuant to Delaware law, no holder of record of the Microtek Shares who objects to the Merger shall have appraisal or dissenters' rights in connection with the Merger. Pursuant to Georgia law, no holder of record of Isolyser Common Stock who objects to the Merger Proposal shall have appraisal or dissenters' rights in connection with the Merger.

                             ISOLYSER AND MICROTEK

                    PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined financial statements give effect to the Merger of Isolyser and Microtek under the pooling of interests method of accounting. The unaudited pro forma combined balance sheet as of March 31, 1996 gives effect to the Merger as though it had been consummated on that date. The unaudited pro forma combined balance sheet as of March 31, 1996 also gives effect to Microtek's acquisition of Venodyne on April 27, 1996 as if such acquisition had occurred on February 29, 1996. The unaudited pro forma combined statements of operations for the years ended December 31, 1993, 1994 and 1995 and for the three-months ended March 31, 1996 give effect to the Merger as if it had occurred at the beginning of the earliest year presented. For the year ended December 31, 1995, the unaudited pro forma statement of operations also gives effect to Isolyser's acquisitions of SafeWaste on May 31, 1995 and White Knight effective September 1, 1995 and Microtek's acquisitions of Medi-Plast on November 30, 1995 and Venodyne on April 27, 1996 as if such acquisitions had occurred at the beginning of Isolyser's and Microtek's fiscal years, January 1, 1995 and December 1, 1994, respectively. For the three-months ended March 31, 1996, the unaudited pro forma statement of operations also gives effect to Microtek's acquisition of Venodyne as if such acquisition had occurred at December 1, 1994. For purposes of these unaudited pro forma combined financial statements, the balance sheet and statements of operations data combine
Microtek's balance sheet as of February 29, 1996 and its statements of operations for the years ended November 30, 1993, 1994 and 1995, respectively, as Microtek's fiscal year ends on November 30.


    The unaudited combined pro forma financial statements have been prepared by both Isolyser and Microtek based upon their respective consolidated financial statements and certain assumptions. Pro forma per share amounts are based on the Exchange Ratio of 1.65 shares of Isolyser Common Stock for each share of Microtek Common Stock. The unaudited pro forma combined statements of operations do not reflect estimated Merger expenses (estimated at approximately $2,750,000) or any operating synergies or cost savings which may result from the Merger. In addition to the assumptions relating to the Merger, the unaudited pro forma combined statement of operations for the year ended December 31, 1995 and for the three-months ended March 31, 1996 also includes assumptions related to the amortization of intangibles, depreciation, financing costs, income taxes and the issuance of common stock resulting from Isolyser's acquisitions of SafeWaste and White Knight and Microtek's acquisitions of Medi-Plast and Venodyne accounted for using the purchase method of accounting. See "Isolyser -- Pro Forma Combined Financial Information" and "Microtek -- Pro Forma Combined Financial Information."


    The unaudited pro forma combined financial statements also should be read in conjunction with the historical consolidated financial statements and notes thereto in Isolyser's and Microtek's separate Annual Reports on Form 10-K for the year ended December 31, 1995 and November 30, 1995, respectively, and Quarterly Reports on Form 10-Q for the three-months ended March 31, 1996 and February 29, 1996, respectively, incorporated by reference herein, the historical financial statements of SafeWaste and White Knight included in Isolyser's current reports on Form 8-K filed with the Commission on June 15, 1995 and October 3, 1995, respectively, incorporated by reference herein, and the historical financial statements of Medi-Plast and Venodyne included in Microtek's Annual Report on Form 10-K for the year ended November 30, 1995, incorporated by reference herein.

    The pro forma information is not necessarily indicative of the operating results and financial position that would have been reported had the Merger and the SafeWaste, White Knight, Medi-Plast and Venodyne acquisitions occurred at the pro forma dates specified, nor is it necessarily indicative of future results.

                             ISOLYSER AND MICROTEK
                   UNAUDITED COMBINED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1996

                                     ASSETS


                                                                              PRO FORMA
                                                                               MICROTEK
                                                                                 WITH            PRO FORMA             PRO FORMA
                                                           ISOLYSER            VENODYNE         ADJUSTMENTS            COMBINED
                                                         -------------       ------------       ------------         -------------
                                                                                      (IN THOUSANDS)
Current assets:
  Cash and cash equivalents............................  $      45,755       $       667        $         3(2)       $     46,425
  Accounts receivable, net.............................         18,619             7,222                (89)(2)            25,691
                                                                                                        (61)(3)
  Inventories, net.....................................         38,551            11,905                 12(2)             50,468
  Prepaid inventories..................................            973                                                        973
  Deferred income taxes................................          2,393               208                                    2,601
  Prepaid expenses and other assets....................          2,194               544                                    2,738
                                                         -------------       ------------       ------------         -------------
    Total current assets...............................        108,485            20,546               (135)              128,896
                                                         -------------       ------------       ------------         -------------
Property and equipment, net............................         58,035             5,581                134(2)             63,750
Deposits on machinery and equipment....................          3,532                                                      3,532
Intangible assets, net.................................         37,102            26,382                240(2)             63,724
Investments in joint ventures..........................            404               100               (300)(2)               204
Other assets, net......................................            597                                                        597
                                                         -------------       ------------       ------------         -------------
    Total assets.......................................  $     208,155       $    52,609        $       (61)         $    260,703
                                                         -------------       ------------       ------------         -------------
                                                         -------------       ------------       ------------         -------------

                                               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank overdraft.......................................  $       1,889                                               $      1,889
  Accounts payable.....................................         12,455       $     2,887        $       (61)(3)            15,281
  Accrued compensation.................................          2,463               280                                    2,743
  Other accrued liabilities............................          1,531               890              2,750(5)              5,418
                                                                                                        247(4)
  Current portion of long term debt....................          1,513             2,500                                    4,013
                                                         -------------       ------------       ------------         -------------
    Total current liabilities..........................         19,851             6,557              2,936                29,344
                                                         -------------       ------------       ------------         -------------
Long term debt.........................................          9,899            23,959                                   33,858
Deferred income taxes..................................          3,728               231                                    3,959
Other liabilities......................................            270                                                        270
                                                         -------------       ------------       ------------         -------------
    Total liabilities..................................         33,748            30,747              2,936                67,431
                                                         -------------       ------------       ------------         -------------
Shareholders' equity:
  Common stock.........................................             31                48                (40)(6)                39
  Additional paid in capital...........................        181,202            20,214             (1,273)(6)           200,597
                                                                                                        454(4)
  Retained earnings (deficit)..........................         (4,429)            3,333             (2,750)(5)            (4,547)
                                                                                                       (701)(4)
  Unearned shares -- ESOP..............................                             (420)                                    (420)
                                                         -------------       ------------       ------------         -------------
                                                               176,804            23,175             (4,310)              195,669
  Less: shares held in treasury........................         (2,397)           (1,313)             1,313(6)             (2,397)
                                                         -------------       ------------       ------------         -------------
    Total shareholders' equity.........................        174,407            21,862             (2,997)              193,272
                                                         -------------       ------------       ------------         -------------
Total Liabilities and Shareholders' Equity.............  $     208,155       $    52,609        $       (61)         $    260,703
                                                         -------------       ------------       ------------         -------------
                                                         -------------       ------------       ------------         -------------

                             ISOLYSER AND MICROTEK
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993


                                                                                                PRO FORMA            PRO FORMA
                                                           ISOLYSER           MICROTEK         ADJUSTMENTS            COMBINED
                                                         ------------       ------------       ------------         ------------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales..............................................  $     11,831       $     26,938                            $    38,769
Cost of goods sold.....................................         6,971             13,866                                 20,837
                                                         ------------       ------------       ------------         ------------
  Gross profit.........................................         4,860             13,072                                 17,932
                                                         ------------       ------------       ------------         ------------
Operating expenses:
  Selling and marketing expenses.......................         2,494              6,988                                  9,482
  General and administrative expenses..................         1,227              2,576                                  3,803
  Research and development.............................           587                333                                    920
  Amortization of intangibles..........................           291              1,067                                  1,358
                                                         ------------       ------------       ------------         ------------
    Total operating expenses...........................         4,599             10,964                                 15,563
                                                         ------------       ------------       ------------         ------------
Income from operations.................................           261              2,108                                  2,369
Interest income........................................           799                                                       799
Interest expense.......................................                             (348)                                  (348)
Other income...........................................                               22                                     22
                                                         ------------       ------------       ------------         ------------
Income before income tax provision and extraordinary
 item..................................................         1,060              1,782                                  2,842
Income tax provision...................................           424                775                                  1,199
                                                         ------------       ------------       ------------         ------------
Income before extraordinary item.......................  $        636       $      1,007                            $     1,643
                                                         ------------       ------------       ------------         ------------
                                                         ------------       ------------       ------------         ------------
Income before extraordinary item per common and common
 equivalent share......................................  $       0.04       $       0.20                            $      0.07
                                                         ------------       ------------                            ------------
                                                         ------------       ------------                            ------------
Weighted average number of common and common equivalent
 shares outstanding....................................        16,053              5,059             3,288(6)            24,400
                                                         ------------       ------------       ------------         ------------
                                                         ------------       ------------       ------------         ------------

                             ISOLYSER AND MICROTEK
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994


                                                                                                PRO FORMA            PRO FORMA
                                                           ISOLYSER           MICROTEK         ADJUSTMENTS            COMBINED
                                                         ------------       ------------       ------------         ------------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales..............................................  $     46,625       $     26,894       $      (136)(3)      $    73,383
Cost of goods sold.....................................        35,117             14,947       $      (136)(3)           49,928
                                                         ------------       ------------       ------------         ------------
  Gross profit.........................................        11,508             11,947                                 23,455
                                                         ------------       ------------       ------------         ------------
Operating expenses:
  Selling and marketing expenses.......................         7,528              6,572                                 14,100
  General and administrative expenses..................         4,161              3,230                                  7,391
  Research and development.............................         1,045                201                                  1,246
  Amortization of intangibles..........................         1,103                402                                  1,505
  Restructuring charge.................................                              140                                    140
                                                         ------------       ------------       ------------         ------------
    Total operating expenses...........................        13,837             10,545                                 24,382
                                                         ------------       ------------       ------------         ------------
Income (loss) from operations..........................        (2,329)             1,402                                   (927)
Interest income........................................         1,356                                                     1,356
Interest expense.......................................          (321)              (373)                                  (694)
                                                         ------------       ------------       ------------         ------------
Income (loss) before income tax provision and
 cumulative effect of change in accounting principle...        (1,294)             1,029                                   (265)
Income tax provision...................................            11                444                                    455
                                                         ------------       ------------       ------------         ------------
Income (loss) before cumulative effect of change in
 accounting principle..................................  $     (1,305)      $        585       $                    $      (720)
                                                         ------------       ------------       ------------         ------------
                                                         ------------       ------------       ------------         ------------
Income (loss) before cumulative effect of change in
 accounting principle per common and common equivalent
 share.................................................  $      (0.11)      $       0.11                            $     (0.03)
                                                         ------------       ------------                            ------------
                                                         ------------       ------------                            ------------
Weighted average number of common and common equivalent
 shares outstanding....................................        18,684              5,058             3,288(6)            27,030
                                                         ------------       ------------       ------------         ------------
                                                         ------------       ------------       ------------         ------------

                             ISOLYSER AND MICROTEK
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                              PRO FORMA
                                                                               MICROTEK
                                                    PRO FORMA ISOLYSER           WITH
                                                    WITH SAFEWASTE AND        MEDI-PLAST         PRO FORMA            PRO FORMA
                                                       WHITE KNIGHT          AND VENODYNE       ADJUSTMENTS           COMBINED
                                                    ------------------       ------------       -----------         -------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.........................................     $    113,179          $    39,164         $    (599)(3)      $     151,744
Cost of goods sold................................           86,678               20,267              (599)(3)            106,346
                                                         ----------          ------------       -----------         -------------
  Gross profit....................................           26,501               18,897                                   45,398
                                                         ----------          ------------       -----------         -------------
Operating expenses:
  Selling and marketing expenses..................           18,299                7,662                                   25,961
  General and administrative expenses.............            7,993                4,644               139(2)              12,776
  Research and development........................              959                  314                                    1,273
  Amortization of intangibles.....................            3,304                1,065                77(2)               4,446
                                                         ----------          ------------       -----------         -------------
    Total operating expenses......................           30,555               13,685               216                 44,456
                                                         ----------          ------------       -----------         -------------
Income (loss) from operations.....................           (4,054)               5,212              (216)                   942
Interest income...................................            2,050                   10                                    2,060
Interest expense..................................           (1,531)              (1,604)                                  (3,135)
Losses of joint ventures..........................             (214)                 (91)              216(2)                 (89)
Other income......................................                                     8                                        8
                                                         ----------          ------------       -----------         -------------
Income (loss) before income tax provision
 (benefit)........................................           (3,749)               3,535                                     (214)
Income tax provision (benefit)....................             (400)               1,365                                      965
                                                         ----------          ------------       -----------         -------------
Net income (loss).................................     $     (3,349)         $     2,170         $                  $      (1,179)
                                                         ----------          ------------       -----------         -------------
                                                         ----------          ------------       -----------         -------------
Net income (loss) per common and common equivalent
 share............................................     $      (0.13)         $      0.44                            $       (0.03)
                                                         ----------          ------------                           -------------
                                                         ----------          ------------                           -------------
Weighted average number of common and common
 equivalent shares outstanding....................           25,884                4,927             3,203(6)              34,014
                                                         ----------          ------------       -----------         -------------
                                                         ----------          ------------       -----------         -------------

                             ISOLYSER AND MICROTEK
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE-MONTHS ENDED MARCH 31, 1996


                                                                              PRO FORMA
                                                                               MICROTEK
                                                                                 WITH            PRO FORMA            PRO FORMA
                                                         ISOLYSER              VENODYNE         ADJUSTMENTS           COMBINED
                                                        ----------           ------------       -----------         -------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.........................................     $        31,008       $    10,199         $    (154)(3)      $     41,053
Cost of goods sold................................              23,880             5,171              (154)(3)            28,897
                                                              --------       ------------       -----------         -------------
  Gross profit....................................               7,128             5,028                                  12,156
                                                              --------       ------------       -----------         -------------
Operating expenses:
  Selling and marketing expenses..................               4,963             1,874                                   6,837
  General and administrative expenses.............               2,049             1,164                64(2)              3,277
  Research and development........................                 297                34                                     331
  Amortization of intangibles.....................                 807               308                29(2)              1,144
                                                              --------       ------------       -----------         -------------
    Total operating expenses......................               8,116             3,380                93                11,589
                                                              --------       ------------       -----------         -------------
Income (loss) from operations.....................                (988)            1,648               (93)                  567
Interest income...................................                 641                                                       641
Interest expense..................................                (229)             (376)                                   (605)
Losses of joint ventures..........................                 (67)              (46)               93(2)                (20)
                                                              --------       ------------       -----------         -------------
Income (loss) before income tax provision
 (benefit)........................................                (643)            1,226                                     583
Income tax provision (benefit)....................                (266)              496                                     230
                                                              --------       ------------       -----------         -------------
Net income (loss).................................     $          (377)      $       730         $                  $        353
                                                              --------       ------------       -----------         -------------
                                                              --------       ------------       -----------         -------------
Net income (loss) per common and common equivalent
 share............................................     $         (0.01)      $      0.15                            $       0.01
                                                              --------       ------------                           -------------
                                                              --------       ------------                           -------------
Weighted average number of common and common
 equivalent shares outstanding....................              30,500             4,991             3,244(6)             38,735
                                                              --------       ------------       -----------         -------------
                                                              --------       ------------       -----------         -------------

                             ISOLYSER AND MICROTEK

               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

(1) The unaudited pro forma combined financial statements give effect to the Merger of Isolyser and Microtek under the pooling of interests method of accounting. The unaudited pro forma combined statement of operations for the year ended December 31, 1995 also gives effect to Isolyser's acquisitions of SafeWaste on May 31, 1995 and White Knight effective September 1, 1995 and Microtek's acquisitions of Medi-Plast on November 30, 1995 and Venodyne on April 27, 1996, as if such acquisitions had occurred at the beginning of Isolyser's and Microtek's fiscal years, January 1, 1995 and December 1, 1994, respectively. The unaudited pro forma combined statement of operations for the three months ended March 31, 1996 also gives effect to Microtek's acquisition of Venodyne as if such acquisition had occurred at December 1, 1994. The unaudited pro forma combined balance sheet also gives effect to Microtek's acquisition of Venodyne on April 27, 1996 as if such acquisition occurred on February 29, 1996. For purposes of these unaudited pro forma combined financial statements, the balance sheet and statement of operations data combine Microtek's balance sheet as of February 29, 1996 and its statements of operations for the years ended November 30, 1993, 1994 and 1995, and for the three months ended February 29, 1996, respectively, as Microtek's fiscal year ends on November 30.

(2) To consolidate the accounts of the joint venture between Isolyser and Microtek.

(3) To eliminate inter-company trade transactions and balances between Isolyser and Microtek.

(4) Reflects additional compensation expense of $454,000, before income tax benefit of $173,000, resulting from the accelerated vesting of certain performance based stock options held by certain officers of Microtek. The related stock option agreements provide for complete vesting upon a change in control of Microtek. Also reflects currently anticipated severance expense of $677,000, before income tax benefit of $257,000, resulting from the Merger.

(5) Reflects estimated Merger expenses of $2,750,000. These expenses include investment banking, legal, accounting and miscellaneous transaction costs of the Merger, and are excluded from the pro forma statements of operations. Plans for the integration and consolidation of the companies' operations are currently being developed, but associated costs are not presently estimable. The accounting policies utilized by Isolyser and Microtek are currently being studied from a conformity perspective; however, the impact of any potential adjustment is not presently expected to be material.


(6) Reflects the assumed issuance of shares of Isolyser's $.001 par value common stock in exchange for all outstanding common shares of Microtek as of March 31, 1996, utilizing the Exchange Ratio of 1.65-for-one, and the assumed cancellation of Microtek common shares held in treasury. Upon consummation of the Merger, all rights to shares of Microtek common stock pursuant to Microtek issued stock options shall immediately convert to equivalent rights with respect to Isolyser common stock utilizing the Exchange Ratio.

                                    ISOLYSER

                    PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined statement of operations for the year ended December 31, 1995 gives effect to Isolyser's acquisition of SafeWaste on May 31, 1995 and of White Knight effective September 1, 1995 as if such acquisitions had occurred on January 1, 1995. Both of these acquisitions have been accounted for using the purchase method of accounting.

    The pro forma combined financial statement should be read in conjunction with the historical consolidated financial statements of Isolyser included in its Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference herein, and the historical financial statements of SafeWaste and White Knight included in Isolyser's current reports on Form 8-K filed with the Commission June 15, 1995, as amended on July 17, 1995, and October 3, 1995, respectively, incorporated by reference herein.

    The pro forma information is not necessarily indicative of the results that would have been reported had such transactions occurred on January 1, 1995, nor is it necessarily indicative of future results.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                      INTER-COMPANY        PRO FORMA      PRO FORMA
                      ISOLYSER   SAFEWASTE (1)   WHITE KNIGHT (1)   ELIMINATIONS (2)    ADJUSTMENTS (3)   COMBINED
                      --------   -------------   ----------------   -----------------   ---------------   ---------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...........  $ 75,414       $ 260           $38,590             $(1,085)                         $113,179
Cost of goods
 sold...............    59,276         224            28,218              (1,085)           $    45(4)      86,678
                      --------      ------          --------             -------            -------       ---------
  Gross profit......    16,138          36            10,372                                    (45)        26,501
                      --------      ------          --------             -------            -------       ---------
Operating expenses:
  Selling and
   marketing
   expenses.........    12,763          67             5,469                                                18,299
  General and
   administrative
   expenses.........     6,038         187             2,019                                   (251)(5)      7,993
  Research and
   development......       959                                                                                 959
  Amortization of
   intangibles......     1,901          10                85                                  1,308(6)       3,304
                      --------      ------          --------             -------            -------       ---------
    Total operating
     expenses.......    21,661         264             7,573                                  1,057         30,555
                      --------      ------          --------             -------            -------       ---------
Income (loss) from
 operations.........    (5,523)       (228)            2,799                                 (1,102)        (4,054)
Interest income.....     3,205           3                                                   (1,158)(7)      2,050
Interest expense....      (830)         (3)           (1,153)                                   455(8)      (1,531)
Equity in losses of
 joint ventures.....      (169)        (28)                                                     (17)(9)       (214)
                      --------      ------          --------             -------            -------       ---------
Income (loss) before
 income tax
 provision
 (benefit)..........    (3,317)       (256)            1,646                                 (1,822)        (3,749)
Income tax provision
 (benefit)..........      (465)                          632                                   (567)(10)      (400)
                      --------      ------          --------             -------            -------       ---------
Net income (loss)...  $ (2,852)      $(256)          $ 1,014             $                  $(1,255)      $ (3,349)
                      --------      ------          --------             -------            -------       ---------
                      --------      ------          --------             -------            -------       ---------
Net loss per common
 and common
 equivalent share...  $   (.11)                                                                           $   (.13)
                      --------                                                                            ---------
                      --------                                                                            ---------
Weighted average
 number of common
 and common
 equivalent shares
 outstanding........    25,575                                                                              25,884(11)
                      --------                                                                            ---------
                      --------                                                                            ---------

                                    ISOLYSER
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

 (1) Reflects for the year ended December 31, 1995, the historical operating results of SafeWaste through May 31, 1995, and White Knight through August 31, 1995.

 (2) Eliminates inter-company sales by SafeWaste and White Knight to Isolyser.

 (3) Effective September 1, 1995, Isolyser acquired White Knight. The purchase price of White Knight included the payment of $22,500,000 in cash and the issuance of $7,000,000 in Isolyser Common Stock to the shareholders of White Knight, and the payment of approximately $1,388,000 in expenses. The cash portion of the purchase price is also subject to certain closing date adjustments, which Isolyser expects to resolve in 1996.

    Based on a purchase price allocation, White Knight's historical accounts were adjusted to reflect (i) a $1,468,000 increase in inventories, (ii) a $2,943,000 increase in property and equipment, (iii) a $21,512,000 increase in intangible assets, (iv) a net $2,592,000 increase in deferred income tax liabilities, resulting from the fact that the tax basis of the acquired net assets of White Knight will not be adjusted as a result of the acquisition, and (iv) a net $874,000 increase in other liabilities. The $21,512,000 adjustment to intangible assets consisted of $4,124,000 allocated to customer lists and $17,388,000 allocated to goodwill. Customer lists and goodwill are being amortized using the straight-line method over 7 and 20 years, respectively.

    Through borrowings under its credit facility and from existing cash balances, Isolyser repaid $13,455,000 of White Knight's long-term indebtedness, including $9,276,000 of revolving credit borrowings from a bank and $4,179,000 of subordinated notes payable.

 (4) Reflects an increase in depreciation expense as a result of the purchase price adjustment to property and equipment.

 (5) Reflects the elimination of salaries and benefits paid to employees of White Knight who were terminated and not replaced.

 (6) Reflects an increase in amortization expense as a result of the acquisition of SafeWaste and White Knight. Amortization of goodwill arising from the SafeWaste and White Knight acquisitions is over 10 and 20 years, respectively. Amortization of customer lists is over 5 to 7 years.

 (7) Reflects a net reduction in interest income on cash equivalents assuming the acquisitions had occurred on January 1, 1995 and that the cash equivalents had been used to fund the acquisitions.

 (8) Reflects a reduction in interest expense for approximately $9,276,000 of White Knight indebtedness refinanced under Isolyser's credit facilities at lower effective interest rates.

 (9) Reflects an additional expense for the amortization of the difference between the value assigned to SafeWaste's investment in a joint venture over its share of the underlying equity. This difference is being amortized over 5 years.

(10) Adjusts income tax benefit to reflect the pro forma effect on income tax benefit resulting from the acquisition of SafeWaste and White Knight. The pro forma effective tax rate differs from the federal and state statutory tax rates due to non-deductible goodwill amortization expense arising from Isolyser's acquisitions.

(11) Weighted average common shares outstanding is calculated assuming the acquisitions of SafeWaste and White Knight occurred on January 1, 1995.

                                    MICROTEK
                    PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined balance sheet as of February 29, 1996 gives effect to Microtek's April 27, 1996 acquisition of Venodyne as if such acquisition had occurred on February 29, 1996. The following unaudited pro forma combined statements of operations for the year ended November 30, 1995 and for the three-months ended February 29, 1996 gives effect to Microtek's acquisitions of Venodyne on April 27, 1996 and Medi-Plast on November 30, 1995 as if such acquisitions had occurred on December 1, 1994. These acquisitions have been accounted for using the purchase method of accounting.

    The pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of Microtek and the historical financial statements of Medi-Plast and Venodyne included in Microtek's Annual Report on Form 10-K for the year ended November 30, 1995, incorporated by reference herein.

    The pro forma combined information is not necessarily indicative of the results that would have been reported had such transaction occurred on the pro forma dates specified, nor is it necessarily indicative of future results.

                                    MICROTEK
                   UNAUDITED COMBINED PRO FORMA BALANCE SHEET
                               FEBRUARY 29, 1996

                                     ASSETS

                                                                                         PRO FORMA      PRO FORMA
                                                            MICROTEK   VENODYNE (1)   ADJUSTMENTS (2)   COMBINED
                                                            ---------  -------------  ---------------  -----------
                                                                                (IN THOUSANDS)
Current assets:
  Cash....................................................  $     667                                   $     667
  Accounts receivable, net................................      6,269    $     953                          7,222
  Inventories, net........................................     11,595          310                         11,905
  Deferred income taxes...................................        208                                         208
  Prepaid expenses and other assets.......................        522           22                            544
                                                            ---------  -------------                   -----------
    Total current assets..................................     19,261        1,285                         20,546
                                                            ---------  -------------                   -----------
Property and equipment, net...............................      5,394          187                          5,581
Intangible assets, net....................................     21,904          180       $   4,298         26,382
Investment in joint venture...............................        100                                         100
                                                            ---------  -------------       -------     -----------
    Total assets..........................................  $  46,659    $   1,652       $   4,298      $  52,609
                                                            ---------  -------------       -------     -----------
                                                            ---------  -------------       -------     -----------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable........................................  $   2,747    $     140                      $   2,887
  Accrued compensation....................................        280                                         280
  Other accrued liabilities...............................        830           60                            890
  Current portion of long term debt.......................      2,500                                       2,500
                                                            ---------  -------------                   -----------
    Total current liabilities.............................      6,357          200                          6,557
Long term debt............................................     18,209                    $   5,750         23,959
Deferred income taxes.....................................        231                                         231
                                                            ---------  -------------       -------     -----------
    Total liabilities.....................................     24,797          200           5,750         30,747
Shareholders' equity:
  Common stock............................................         48                                          48
  Additional paid in capital..............................     20,214                                      20,214
  Retained earnings.......................................      3,333                                       3,333
  Unearned shares -- ESOP.................................       (420)                                       (420)
  Parent's equity in division.............................                   1,452          (1,452)             0
                                                            ---------  -------------       -------     -----------
                                                               23,175        1,452          (1,452)        23,175
  Less: shares held in treasury...........................     (1,313)                                     (1,313)
                                                            ---------  -------------       -------     -----------
    Total shareholders' equity............................     21,862        1,452          (1,452)        21,862
                                                            ---------  -------------       -------     -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................  $  46,659    $   1,652       $   4,298      $  52,609
                                                            ---------  -------------       -------     -----------
                                                            ---------  -------------       -------     -----------

                                    MICROTEK
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED NOVEMBER 30, 1995

                                                                                                     PRO FORMA    PRO FORMA
                                                         MICROTEK   MEDI-PLAST (1)   VENODYNE (1)   ADJUSTMENTS   COMBINED
                                                         --------   --------------   ------------   -----------   ---------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales..............................................  $ 30,059       $5,144          $3,961                     $39,164
Cost of goods sold.....................................    16,276        2,780           1,594         $(383)(3)    20,267
                                                         --------      -------       ------------   -----------   ---------
  Gross profit.........................................    13,783        2,364           2,367           383        18,897
                                                         --------      -------       ------------   -----------   ---------
Operating expenses:
  Selling and marketing expenses.......................     5,471        1,377           1,611          (547)(4)     7,662
                                                                                                        (250)(5)
  General and administrative expenses..................     3,326          807             629          (118)(3)     4,644
  Research and development.............................       168                          146                         314
  Amortization of intangibles..........................       433                                        632(6)      1,065
                                                         --------      -------       ------------   -----------   ---------
    Total operating expenses...........................     9,398        2,184           2,386          (283)       13,685
                                                         --------      -------       ------------   -----------   ---------
Income (loss) from operations..........................     4,385          180             (19)          666         5,212
Interest income........................................                                     10                          10
Interest expense.......................................      (549)         (57)                         (998)(7)    (1,604)
Losses of joint venture................................       (91)                                                     (91)
Other income...........................................         8                                                        8
                                                         --------      -------       ------------   -----------   ---------
Income (loss) before income tax provision (benefit)....     3,753          123              (9)         (332)        3,535
Income tax provision (benefit).........................     1,445                           (3)          (77)(8)     1,365
                                                         --------      -------       ------------   -----------   ---------
Net income (loss)......................................  $  2,308       $  123          $   (6)        $(255)      $ 2,170
                                                         --------      -------       ------------   -----------   ---------
                                                         --------      -------       ------------   -----------   ---------
Net income per common and common equivalent share......  $   0.47                                                  $  0.44
                                                         --------                                                 ---------
                                                         --------                                                 ---------
Weighted average number of common and common equivalent
 shares outstanding....................................     4,927                                                    4,927
                                                         --------                                                 ---------
                                                         --------                                                 ---------

                                    MICROTEK
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                  FOR THE THREE MONTHS ENDED FEBRUARY 29, 1996

                                                                                                 PRO FORMA           PRO FORMA
                                                           MICROTEK          VENODYNE (1)        ADJUSTMENTS          COMBINED
                                                         ------------       --------------       ----------         ------------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales..............................................  $     9,067          $    1,132                            $    10,199
Cost of goods sold.....................................        4,715                 456                                  5,171
                                                         ------------            -------                            ------------
  Gross profit.........................................        4,352                 676                                  5,028
                                                         ------------            -------                            ------------
Operating expenses:
  Selling and marketing expenses.......................        1,460                 469          $    (55)(5)            1,874
  General and administrative expenses..................        1,040                 124                                  1,164
  Research and development.............................                               34                                     34
  Amortization of intangibles..........................          265                                    43(6)               308
                                                         ------------            -------               ---          ------------
    Total operating expenses...........................        2,765                 627               (12)               3,380
                                                         ------------            -------               ---          ------------
Income from operations.................................        1,587                  49                12                1,648
Interest expense.......................................         (316)                                  (60)(7)             (376)
Losses of joint venture................................          (46)                                                       (46)
                                                         ------------            -------               ---          ------------
Income (loss) before income tax provision..............        1,225                  49               (48)               1,226
Income tax provision (benefit).........................          495                  19               (18)(8)              496
                                                         ------------            -------               ---          ------------
Net income (loss)......................................  $       730          $       30          $    (30)         $       730
                                                         ------------            -------               ---          ------------
                                                         ------------            -------               ---          ------------
Net income per common and common equivalent share......  $      0.15                                                $      0.15
                                                         ------------                                               ------------
                                                         ------------                                               ------------
Weighted average number of common and common equivalent
 shares outstanding....................................        4,991                                                      4,991
                                                         ------------                                               ------------
                                                         ------------                                               ------------

                                    MICROTEK
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) Reflects the historical operating results of Medi-Plast for the twelve months ended October 30, 1995, the historical balance sheet of Venodyne as of February 24, 1996 and the historical operating results of Venodyne for the year ended November 30, 1995 and the three months ended February 24, 1996.

(2) On April 27, 1996, Microtek purchased Venodyne through the issuance of a $5.75 million note payable. The purchase price may be increased by a contingent payment (not to exceed $1.0 million) based upon the future gross margin from the Company's sale of Venodyne products. Goodwill of $4.3 million recorded in conjunction with the acquisition is being amortized using the straight-line method over 25 years.

(3) Reflects a reduction in rent expense as a result of new contractual arrangements for facilities leased from the previous owners of Medi-Plast.

(4) Reflects a reduction in compensation expense as a result of new employment contracts entered into with certain Medi-Plast employees on November 30, 1995.

(5) Reflects the elimination of sales commissions associated with a sales commission agreement which was terminated in conjunction with the Venodyne acquisition.

(6)  Reflects  an  increase  in  amortization   expense  as  a  result  of   the
    acquisitions. Amortization of goodwill arising from the Medi-Plast and Venodyne acquisitions is being amortized over 25 years.

(7) Reflects an increase in interest expense associated with debt issued in conjunction with the acquisitions.

(8) Adjusts income tax expense to reflect the pro forma effect on income tax expense resulting from the acquisitions, and to record income tax expense on the pre-tax earnings of Medi-Plast. Prior to the acquisitions, Medi-Plast was an S Corporation and accordingly was not subject to federal and state income tax.

                  COMPARATIVE RIGHTS OF ISOLYSER SHAREHOLDERS
                           AND MICROTEK STOCKHOLDERS

GENERAL

    If the Merger is consummated, holders of Microtek Common Stock will become holders of Isolyser Common Stock, and the rights of such former Microtek shareholders will be governed by the laws of the State of Georgia and by the Isolyser Articles of Incorporation, as amended (the "Isolyser Articles of Incorporation"), and the Amended and Restated Bylaws of Isolyser (the "Isolyser Bylaws"). The rights of Isolyser shareholders under the Georgia Business Corporation Code ("GBCC"), the Isolyser Articles of Incorporation and the Isolyser Bylaws differ in certain respects from the rights of Microtek stockholders under the DGCL, the Microtek Certificate of Incorporation (the "Microtek Certificate of Incorporation") and the Amended and Restated Bylaws of Microtek (the "Microtek Bylaws"). Certain of these differences are summarized below. This summary is qualified in its entirety by reference to the full text of such documents. In addition, the following summary does not purport to be a complete statement of the rights of Isolyser shareholders under applicable Georgia law as compared with the rights of Microtek stockholders under applicable Delaware Law. This summary is qualified in its entirety by reference to the DGCL and the GBCC.

AUTHORIZED CAPITAL STOCK


    Isolyser is authorized to issue up to 100,000,000 shares of Isolyser Common Stock and up to 10,000,000 shares of Isolyser Preferred Stock, of which 31,072,545 shares of Isolyser Common Stock and no shares of Isolyser Preferred Stock were issued and outstanding on July 8, 1996. As of July 8, 1996, 319,544 shares of Isolyser Common Stock were held in treasury. The holders of Isolyser Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to the rights of any holders of Preferred Stock, the holders of shares of Isolyser Common Stock are entitled to receive such dividends as may be declared from time to time by Isolyser's Board of Directors and are entitled to share ratably in all assets of Isolyser available for distribution to shareholders upon liquidation. The Isolyser Articles of
Incorporation authorizes Isolyser's Board of Directors, without further stockholder approval, to issue Isolyser Preferred Stock and to fix, with respect to any series of Isolyser Preferred Stock, the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and other rights, preferences, privileges and restrictions applicable to each series of Isolyser Preferred Stock issued.


    Notwithstanding the foregoing, pursuant to Isolyser's acquisition of MedSurg Industries, Inc. in December, 1993, certain shareholders of Isolyser holding in the aggregate approximately 20% of the outstanding Isolyser Common Stock entered into a voting agreement with MedInvest Enterprises, Inc. providing that they would vote their shares in favor of Michael Sahady's election to the Isolyser Board of Directors for so long as Mr. Sahady remains an executive officer of Isolyser. Mr. Sahady resigned as an executive officer and director of Isolyser on May 24, 1996, and such voting agreement has accordingly expired.


    Microtek is authorized to issue up to 15,000,000 shares of Microtek Common Stock and up to 1,705,290 shares of Microtek Preferred Stock, of which 4,680,585 shares of Microtek Common Stock and no shares of Microtek Preferred Stock were issued and outstanding on July 8, 1996. Of the authorized shares of Preferred Stock, 705,290 shares are classified as Redeemable Convertible Preferred Stock with no par value. The remaining 1,000,000 shares of Preferred Stock may be issued from time to time in one or more series. Each such series has such rights as shall be stated in the resolutions providing for the issuance of such series of Preferred Stock by the Board of Directors. The holders of Microtek Common Stock are entitled to one vote per share on all matters to be voted on by Microtek shareholders generally. The holders of Microtek Preferred stock are not entitled to receive dividends unless otherwise provided by the Board of Directors. The holders of Microtek Common Stock are entitled to receive such dividends as may be declared from time to time by Microtek's Board of Directors and are entitled to share ratably in all assets of Microtek available for distribution to stockholders upon liquidation, subject to the rights of any holders of Microtek Preferred Stock. Except as otherwise required by the DGCL or resolutions of Microtek's Board of Directors authorizing the issuance of any class or series of Microtek Preferred Stock, all rights and all voting power is vested exclusively in the holders of Microtek Common Stock.

ANTI-TAKEOVER PROTECTION

    The GBCC generally requires the affirmative vote of a majority of all votes entitled to be cast on the matter, voting as a single group, to approve mergers and share exchanges. Shareholders of the surviving corporation need not approve a merger if (i) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number and type of shares immediately after the merger, and (iii) the number and kind of shares outstanding immediately after the merger, plus the number and kind of shares issuable as a result of the merger, do not exceed the total number and kind of shares of the surviving corporation authorized by its articles of incorporation immediately before the merger. Neither the Isolyser Articles of Incorporation nor the Isolyser Bylaws contain a provision which alters the GBCC voting requirements with respect to mergers.

    Under the DGCL, a merger or consolidation generally must be approved by the affirmative vote of the holders of a majority of all of the outstanding shares of each constituent corporation. Stockholders of the surviving corporation need not authorize a merger if: (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under this plan do not exceed 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the effective date of the merger. Neither the Microtek Certificate Incorporation nor the Microtek Bylaws contain a provision which alters the DGCL voting requirements with respect to mergers.

    The provision of the GBCC concerning "Business Combinations with Interested Shareholders" (the "Business Combinations Provision") generally prohibits certain "resident domestic (Georgia) corporations" from entering into certain business combination transactions with any "interested shareholder" (generally defined as any person other than the corporation or its subsidiaries beneficially owning at least 10% of the voting stock of the corporation), unless
(a) the corporation's board of directors approves the business combination or the transaction that resulted in the interested shareholder becoming an interested shareholder prior to the date the interested shareholder became an interested shareholder; (b) the interested shareholder acquired 90% or more of the outstanding voting stock of the corporation (excluding shares owned by Isolyser's officers, directors, affiliates, subsidiaries and certain employee stock plans) as part of the transaction in which it became an interested shareholder; or (c) after the date the interested shareholder became an interested shareholder, it acquired 90% or more of the outstanding voting stock of the corporation (excluding shares owned by Isolyser's officers, directors, affiliates, subsidiaries and certain employee stock plans) and a majority of the remaining outstanding voting stock (excluding shares owned by Isolyser's officers, directors, affiliates, subsidiaries and certain employee stock plans) approved the business combination. A Georgia corporation's bylaws must specify that all requirements of the Business Combinations Provision apply to the corporation in order for the Business Combinations Provision to apply. The Isolyser Bylaws do contain a provision electing to be governed by the Business Combinations Provision.

    The GBCC also contains a provision concerning "Fair Price Requirements" (the "Fair Price Provision") which imposes certain requirements on "business combinations" of a Georgia corporation with any person who is an "interested shareholder" of that corporation. Under the Fair Price Provision, business combinations with interested shareholders must meet one of three criteria designed to protect the minority shareholders: (i) the transaction must be unanimously approved by the "continuing directors" of the corporation (generally directors who served prior to the time the interested shareholder acquired 10% ownership and who are unaffiliated with the interested shareholder); or (ii) the transaction must be approved by two-thirds of the continuing directors and a majority of shares held by shareholders other than the interested shareholder; or (iii) the terms of the transactions must meet specified fair pricing criteria and certain other tests. A Georgia corporation's bylaws must specify that all requirements of the Fair Price Provision apply to the corporation in order for the Fair Price Provision to apply. The Isolyser Bylaws do contain a provision electing to be governed by the Fair Price Provision.

    In addition to the DGCL's general requirements, Section 203 of the DGCL, "Business Combinations with Interested Stockholders," prohibits a corporation that does not opt out of its provisions from entering into certain business combination transactions with "interested stockholders" (generally defined to include persons beneficially owning 15% or more of the corporation's outstanding capital stock) unless certain supermajority votes are obtained. Microtek has not opted out of Section 203 in its Certificate of Incorporation and consequently is subject to the restrictions contained in Section 203. Microtek has represented to Isolyser that the provisions of Section 203 are inapplicable to the Merger and the transactions contemplated by the Merger Agreement.

APPRAISAL RIGHTS

    The GBCC grants shareholders the right to dissent and receive payment of the fair value of their shares in the event of certain amendments or changes to the articles of incorporation adversely affecting their shares, or certain business transactions, including certain mergers. This right is not available when the affected shares are listed on a national securities exchange or held of record by more than 2,000 shareholders unless (a) the articles of incorporation or a resolution of the board of directors approving the transaction provide otherwise, or (b) in a plan of merger or share exchange, the holders of such shares are required to accept anything other than shares of the surviving corporation or another publicly held corporation, except for payments in lieu of fractional shares. The Isolyser Articles of Incorporation do not modify this limitation on dissenters' appraisal rights.

    Under the DGCL, stockholders have dissenters' rights similar to the rights of shareholders of Georgia corporations described above. In addition, under the DGCL, stockholders of corporations being acquired pursuant to a merger have the right to serve upon the corporation a written demand for appraisal of their shares when the stockholders receive any form of consideration for their shares other than (a) shares of the surviving corporation, (b) shares of any other corporation listed on a national securities exchange or held of record by more than 2,000 shareholders, or (c) cash in lieu of fractional shares or any combination thereof. Stockholders who perfect their appraisal rights are entitled to receive cash from the corporation equal to the value of their shares as established by judicial appraisal. Corporations may enlarge these statutory rights by including in their certificate of incorporation a provision allowing appraisal rights in any merger in which the corporation is a constituent corporation. The Microtek Certificate of Incorporation contains no provision enlarging such appraisal rights.

AMENDMENTS TO CERTIFICATE OR ARTICLES OF INCORPORATION

    Under the GBCC, the board of directors may adopt certain amendments to the articles of incorporation, including, among others, amendments to (a) delete the names and addresses of the initial directors, initial registered agent or registered office, (b) change each issued and unissued authorized share of an outstanding class of stock into a greater number of whole shares if the corporation has only shares of that class outstanding, (c) change the corporate name, (d) extend the corporation's duration if it was incorporated at a time the law required limited duration, or (e) change or eliminate the par value of each issued and unissued share of an outstanding class if the corporation has only shares of that class outstanding. All other amendments must be approved by the board of directors and by the shareholders by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment, with each class voting separately. The Isolyser Articles of Incorporation do not modify this voting requirement.

    The DGCL permits a corporation to amend its certificate of incorporation so long as the amended certificate of incorporation contains only provisions which would be lawful and proper to insert in an original certificate of incorporation filed at the time the amendment is filed. Without limiting the general power of amendment, the DGCL specifically allows a corporation to amend its certificate of incorporation so as to (a) change its corporate name, (b) change the nature of its business or its corporate powers and purposes, (c) increase, decrease or reclassify its authorized capital stock, (d) cancel or otherwise affect the right of the holders of the shares of any class to receive accrued, undeclared dividends, (e) create a new class of stock, or (f) change the duration of the corporate charter. All amendments must be approved by the board of directors and the stockholders by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class. Microtek's Certificate of Incorporation does not provide for any super majority voting requirement with respect to any amendment to Microtek's Certificate of Incorporation.

AMENDMENTS TO BYLAWS

    The GBCC permits a corporation's board of directors to amend, repeal or adopt bylaws, unless (a) the articles of incorporation reserve this power exclusively to the shareholders or (b) the shareholders expressly reserve the power to amend or repeal a particular bylaw. The shareholders alone may amend, repeal or adopt bylaws limiting the authority of the board of directors or establishing staggered terms for directors. In addition, the board of directors may not amend, repeal or adopt a bylaw fixing a greater shareholder quorum or voting requirement. The Isolyser Bylaws provide that the Board of Directors has the power to alter, amend or repeal the Bylaws or adopt new Bylaws, but any of such Bylaws may be altered, amended or repealed, or new Bylaws adopted by the Shareholders. The Shareholders may prescribe that any Bylaws adopted by them shall not be changed by the Board of Directors. Action taken by the Shareholders with respect to the Bylaws shall be taken by affirmative vote of a majority of such Shareholders entitled to elect Directors and present at a duly convened Shareholders' meeting. Action taken by the Board of Directors with respect to the Bylaws must be by affirmative vote of a majority of all Directors then holding office.

    Under the DGCL, the power to adopt, amend or repeal bylaws rests with those stockholders entitled to vote, provided that any corporation's certificate of incorporation may additionally confer such power upon the directors. Conferring the power to adopt, amend or repeal bylaws upon the directors may not divest, nor limit, the stockholders' power to adopt, amend or repeal bylaws. The Microtek Certificate of Incorporation does not authorize Microtek's Board of Directors to adopt, alter, amend, or repeal the Microtek Bylaws. The Microtek Bylaws may be amended or repealed at any meeting of stockholders where a quorum is present; however, notice of such meeting of stockholders must disclose the substance of the proposed amendment or repeal.

PREEMPTIVE RIGHTS

    Under the GBCC, the shareholders of all corporations do not have preemptive rights except to the extent the articles of incorporation so provide. The shareholders of corporations in existence on July 1, 1989 whose: (i) shareholders had such rights as of that date; or (ii) articles of incorporation have been restated or amended on or after July 1, 1989, with notice to the shareholders that such restatement or amendment would cause the shareholders of the corporation to have preemptive rights, shall have preemptive rights unless the articles of incorporation expressly provide otherwise. Isolyser was incorporated in 1987; however, its articles of incorporation expressly eliminated preemptive rights. Consequently, holders of shares of Isolyser Common Stock do not have preemptive rights.

    The DGCL does not automatically confer preemptive rights on stockholders', therefore, stockholders have no preemptive rights unless and except to the extent the corporation's certificate of incorporation expressly grants such rights. The Microtek Certificate of Incorporation does not contain a provision expressly granting preemptive rights. Consequently, holders of shares of Microtek capital stock do not have preemptive rights.

STOCKHOLDER ACTION WITHOUT MEETING

    Under the GBCC, any action required or permitted to be taken by vote may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of all of the shares entitled to vote on the action, provided that the articles of incorporation may permit action by written consent of the holders of less than all outstanding shares. The Isolyser Articles of Incorporation do not contain a provision that permits action by less than unanimous written consent.

    Unless a corporation's certificate of incorporation otherwise provides, the DGCL permits any action required to be taken at an annual or special meeting of stockholders to be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting where all shares entitled to vote thereon were present and voted, and shall be delivered to the corporation in accordance with the DGCL. Microtek's Bylaws allow the stockholders to take action without a meeting if all the stockholders who would have been entitled to vote, or less than all such stockholders but not less than the holders of a majority of the stock entitled to vote thereon if such meeting were held, consent in writing to such corporate action; provided that the written consent shall be signed by the holders of stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

STOCKHOLDER ACTION -- QUORUM REQUIREMENT

    According to the GBCC, shares entitled to vote as a separate group may take action on a matter at a meeting only if a quorum of those shares exist with respect to that matter. Unless a corporation's articles of incorporation or the GBCC provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. The GBCC further provides that if a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the GBCC, the articles of incorporation, or a provision of the bylaws adopted by the shareholders in accordance with the GBCC or any successor statute, requires a greater number of affirmative votes.
According to the GBCC, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The articles of incorporation or a bylaw adopted according to the GBCC may provide for a greater or lesser quorum (but not less than one-third of the votes entitled to be cast) or a greater voting requirement for shareholders (or voting groups of shareholders) than is provided for in the GBCC; however, an amendment to the articles of incorporation or bylaws that changes or deletes a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements prescribed in the provision being amended. Neither the Isolyser Articles of Incorporation nor the Isolyser Bylaws modify the GBCC's quorum or voting requirements for shareholder action. See "-- Amendments to Certificate or Articles of Incorporation" and "-- Amendments to Bylaws."

    The DGCL allows a corporation's certificate of incorporation or bylaws to specify the number of shares and/or the amount of other securities having voting power whose holders shall be present or represented by proxy at any meeting in order to constitute a quorum for, and the votes that shall be necessary for, the transaction of any business, but requires the quorum to consist of at least one-third

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
of the shares entitled to a vote at the meeting. Absent specifications in the certificate of incorporation or bylaws of the corporation, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a stockholders' meeting, and in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote will be the action of the stockholders. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election. Where a separate vote by class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, constitutes a quorum entitled to take action with respect to the vote on that matter, and the affirmative vote of the majority of shares of the class or classes present in person or represented by proxy at the meeting and entitled to vote is the act of the class. The Microtek Certificate of Incorporation contains no provisions modifying the DGCL quorum and voting requirements for stockholder action. See "-- Amendments to Certificate of Articles of Incorporation" and "-- Amendments to Bylaws".

ANNUAL MEETING OF STOCKHOLDERS

    The GBCC provides that the corporation shall hold a meeting of shareholders at a time stated in or fixed in accordance with the bylaws. The Isolyser Bylaws state that the annual meeting of shareholders will be held following the close of each fiscal year on the date and at the time designated, from time to time, by Isolyser's Board of Directors.


    The DGCL requires a corporation to hold an annual meeting of stockholders to elect directors and transact any other proper business as the bylaws designate. The Microtek Bylaws state that the annual meeting of stockholders will be held on the first Monday in August in each year if not a legal holiday and if a legal holiday, then on the next full business day at 11:00 a.m., unless the Board of Directors provides otherwise.


SPECIAL MEETINGS OF STOCKHOLDERS

    The GBCC permits the board of directors or any person specified in the corporation's articles of incorporation or bylaws to call special meetings of shareholders. A special meeting may also be called by the holders of at least 25%, or such greater or lesser percentages as the articles of incorporation or bylaws provide, of all of the votes entitled to be cast on any issue proposed to be considered at a special meeting. The Isolyser Bylaws provide that a special meeting may be called only by (a) the Board of Directors; (b) the President; (c) the Secretary; (d) two or more Directors; or (e) the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. The Isolyser Bylaws require that written notice of the time, place and specific purpose or purposes for which the meeting is called be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by first class mail to each shareholder of record entitled to vote at such meeting.

    Under the DGCL, special meetings of stockholders may be called by the board of directors or those persons authorized by the corporation's certificate of incorporation or the bylaws. The Microtek Bylaws authorize Microtek's Board of Directors to call a special meeting and provide that a special meeting may also be called by the President, or by stockholders owning a majority in amount of the entire capital stock of Microtek. Such request shall state the specific purpose or purposes of the special meeting. Written notice of the time, place and specific purposes of such meeting must be given by mail to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days prior to the scheduled date of the special meeting.

CUMULATIVE VOTING

    Neither the GBCC nor the DGCL grant shareholders the right to cumulate their votes for directors unless the certificate or articles of incorporation so provide. Neither the Microtek Certificate of Incorporation nor the Isolyser Articles of Incorporation authorize cumulative voting.

NUMBER AND ELECTION OF DIRECTORS

    Under the GBCC, a board of directors must consist of one or more individuals, with the number specified in or affixed in accordance with the articles of incorporation or bylaws. The articles of incorporation or bylaws may authorize the shareholders or the board of directors to fix or change the number of directors or may establish a variable range for the size of the board of directors by fixing a minimum and maximum number of directors. The GBCC further permits the articles of incorporation or a bylaw adopted by the shareholders to divide the directors into two or three classes, with each class as nearly equal in number as possible. The term of office of one class of directors shall expire each year, and no two classes' terms of office shall expire in the same year. The Isolyser Bylaws set the number of directors between three and twenty, with the specific number to be determined by Isolyser's Board of Directors.

    Under the DGCL, the number of directors shall be fixed or determined in the manner the bylaws provide, unless the corporation's certificate of incorporation fixes the number of directors, in which case the number of directors may only be changed by amending the certificate of incorporation. The DGCL permits the certificate of incorporation or bylaws to divide the directors into one, two or three classes, with the term of office of one class of directors to expire each year and the terms of office of no two classes to expire during the same year.

    The Microtek Bylaws currently set the number of directors at no fewer than five and no more than nine, with Microtek's Board of Directors or shareholders, at any annual or special meeting, to fix the exact number. Moreover, any holders of Microtek Preferred Stock issued in the future will have those rights regarding the election of directors as are fixed by Microtek's Board of Directors at that time. Currently, the Board consists of seven members.

REMOVAL OF DIRECTORS

    Under the GBCC, except as the articles of incorporation otherwise provide, a corporation's shareholders may remove any director, with or without cause, by the vote of the holders of a majority of the outstanding shares of the corporation entitled to vote. The GBCC permits the articles of incorporation or a bylaw adopted by the shareholders to govern the removal of directors. Directors elected to staggered terms may be removed only for cause, unless the articles of incorporation or a bylaw adopted by the shareholders provide otherwise. Neither the Isolyser Articles of Incorporation nor the Isolyser Bylaws alter the provisions of the GBCC with respect to removal of directors.

    The DGCL permits any director or the entire board of directors to be removed, with or without cause, by the holders of a majority of the stock entitled to vote for directors, except (a) if the corporation's board of directors is classified, stockholders of the corporation may only effect removal for cause unless the certificate of incorporation otherwise provides; or (b) if the corporation's board of directors is voted for cumulatively, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part. The Microtek Bylaws allow for the removal of any director or the entire board of directors, with or without cause, at any time by the holders of the majority of the shares then entitled to vote an election of directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under the GBCC, a corporation may indemnify any director or officer made a party to a proceeding if such director or officer acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in a derivative proceeding, or in a proceeding by or in the right of the corporation, in which the director is adjudged liable to the corporation, or in connection with any other proceeding in which he is adjudged liable on the basis he improperly received a personal benefit. The corporation may not indemnify a director unless a determination is made that he has met the applicable standard of conduct. The corporation is required to indemnify a director to the extent that the director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because of his status as a director of the corporation. The GBCC also provides that a company's Articles of Incorporation or a Bylaw or agreement approved by shareholders may provide a director with additional indemnification without regard to certain of the aforementioned limitations. The Isolyser Bylaws, as approved by Isolyer's shareholders, provide that Isolyser's directors and officers will be indemnified to the fullest extent permitted and in the manner required under the GBCC.

    The DGCL allows corporations to indemnify their directors and officers against civil and criminal liabilities incurred if the directors and officers acted in good faith and in a manner the directors and officers reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. The Microtek Certificate of Incorporation and the Microtek Bylaws provide that Microtek's directors and officers will be indemnified to the fullest extent permitted and in the manner required by the DGCL.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

    Under the GBCC, the articles of incorporation may limit a director's personal liability to the corporation or its shareholders for monetary damages for breach of the duty of care or other duty as a director, except (a) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (b) for acts or omissions involving the director's intentional misconduct or a knowing violation of law, (c) for unlawful distributions of the corporation's assets, or (d) for any transaction from which the director received an improper personal benefit. No such provision shall eliminate or limit a director's liability for any act or omission occurring prior to the date the provision becomes effective.

    The Isolyser Articles of Incorporation limit a director's personal liability to Isolyser or its shareholders for monetary damages for breaches of the duty of care or the director's other duties to the extent permissible under the GBCC.

    The DGCL allows a corporation's certificate of incorporation to eliminate or limit a director's personal liability to the corporation or its stockholders for monetary damages for the director's breach of his fiduciary duty as a director. However, the corporation may not eliminate or limit a director's liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for an unlawful payment of dividends or an unlawful stock purchase or redemption or (d) for any transaction from which the director derived any improper personal benefit. No provision may retroactively eliminate or limit a director's liability.

    The Microtek Certificate of Incorporation limits a director's personal liability to Microtek or its stockholders for monetary damages to the full extent permitted by the DGCL, and states that any repeal or modification of the DGCL provision will be prospective only, and will not adversely affect any limitation on the personal liability existing at or before the time of such repeal or modification applicable to any Microtek director.


                                OPTION PROPOSALS



ISOLYSER'S OPTION PROPOSAL



    In April 1992, the Board of Directors and shareholders of Isolyser adopted a Stock Option Plan (the "Plan"). The Plan currently provides for the issuance of options to purchase up to 3,600,000 shares of Isolyser Common Stock (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). On July 17, 1996, the Board of Directors of Isolyser approved, adopted and recommended to the shareholders an amendment to the Plan providing for an increase, contingent upon consummation of the Merger, of 800,000 in the number of shares of Isolyser Common Stock available under the Plan for grant of options or alternate rights to 4,400,000 shares, and certain other technical amendments to the Plan (the "Isolyser Option Proposal"). The technical amendments to the Plan included in the Isolyser Option Proposal provide, consistent with the recent modifications to Rule 16 under the Exchange Act, for (i) authority of the Board of Directors or a committee thereof to grant permission to transfer options granted under the Plan and (ii) dispensing with the Plan's requirement for shareholder approval to increase the number of shares of Isolyser Common Stock available under the Plan. Options may be granted under the Plan to those employees, officers or directors of, and consultants and advisors to, Isolyser, who, in the opinion of Isolyser's Board of Directors, are in a position to contribute materially to Isolyser's continued growth and development and to its long-term financial success. Isolyser estimates that, as of the date of this Joint Proxy Statement/Prospectus, approximately 1,400 employees (including officers), six directors and 22 consultants and advisors of Isolyser are eligible to participate in the Plan. The Plan is administered by a committee of the Board appointed by Isolyser's Board of Directors, which may be the entire Board of Directors. Isolyser's Compensation Committee has been designated by the Board of Directors as the committee to administer the Plan. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees and consultants of Isolyser, to attract and retain new executive personnel, key employees and consultants and to provide additional incentives by permitting such individuals to participate in the ownership of Isolyser.



    Options granted to employees may either be incentive stock options (as defined in the Code) or nonqualified stock options. The exercise price of the options shall be determined by the Board of Directors or the Compensation Committee at the time of grant, provided that the exercise price may not be less than the fair market value of Isolyser's Common Stock on the date of grant as determined in accordance with the limitations set forth in the Code. The terms of each option and the period over which it vests are determined by the Compensation Committee, although no option may be exercised more than ten years after the date of grant and all options become exercisable upon certain events defined to constitute a change of control. To the extent that the aggregate fair market value, as of the date of grant, of shares with respect to which incentive stock options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified stock option. In addition, if an optionee owns more than 10% of the total voting power of all classes of Isolyser's stock at the time the individual is granted an incentive stock option, the purchase price per share cannot be less than 110% of the fair market value on the date of grant and the term of the incentive stock option cannot exceed five years from the date of grant. Upon the exercise of an option, payment may be made by cash, check or, if provided in the option agreement, by delivery of shares of Isolyser's Common Stock having a fair market value equal to the exercise price of the options, or any other means that the Board or the committee determines. Options are non-transferable during the life of the option holder. The Plan also permits the grant of alternate rights defined as the right to receive an amount of cash or shares of Isolyser Common Stock having an aggregate fair market value equal to the appreciation in the fair market value of a stated number of shares of Isolyser Common Stock from the grant date to the date of exercise. No alternate rights have been granted under the Plan.



    An optionee will not be subject to tax at the time a nonqualified option is granted; however, an optionee who exercises a nonqualified option will include in income as of the date of exercise the difference between (a) the fair market value of Isolyser Common Stock as of the date of exercise and (b) the amount paid for Isolyser Common Stock upon exercise of the option. The optionee's federal income tax cost basis for the Isolyser Common Stock will be the amount paid for the Isolyser Common Stock plus the income recognized. If an optionee uses Isolyser Common Stock in full or partial payment of the exercise price of a nonqualified option, then the exchange should not affect the federal income tax treatment of the exercise. The optionee will realize no gain or loss with respect to the Common Stock so used. The net additional shares of Isolyser Common Stock received upon such exercise by the optionee will have a federal income tax cost basis equal to the ordinary income recognized as a result of the option exercise (plus the amount of any cash used in the option exercise) and a holding period commencing upon the date such income is recognized. Subsequent sale of such Common Stock will result in a capital gain or loss equal to the difference between the optionee's federal income tax cost basis for the Isolyser Common Stock and the sale price. Isolyser will be entitled to a federal income tax deduction, as of the date the optionee recognizes ordinary income, in the amount of the ordinary income recognized by the optionee. In addition, Isolyser may be required to withhold income tax and employment tax with respect to the ordinary income recognized by the optionee at the time of exercise. The federal income tax consequences of the issuance and exercise of incentive stock options are generally the same as those for nonqualified stock options, except that (subject to the satisfaction of certain holding period requirements) the optionee generally does not recognize ordinary income for the difference between the fair market value of Isolyser Common Stock at the time of exercise and the exercise price for such Isolyser Common Stock (but the difference may be a preference for alternative minimum tax purposes) and Isolyser receives no deduction therefor.



    Assuming consummation of the Merger, additional options will become outstanding under the Plan as a result of the assumption of the Microtek stock options. As of July 1, 1996, Microtek had outstanding under its Option Plan options to purchase a total of 627,730 shares (47,295 of which shares are subject to Microtek stockholder approval) of Microtek Common Stock at exercise prices ranging between $1.36 and $6.25 per share. Based on the 1.65 to 1.00 Exchange Ratio under the Merger Agreement such Microtek options would be converted upon consummation of the Merger into options to purchase up to a total of 1,035,755 shares of Isolyser Common Stock under the Plan at exercise prices ranging between $0.83 and $3.79 per share; the current executive officers of Microtek would hold options to purchase up to an aggregate of 653,903 shares of Isolyser Common Stock (namely, Kimber L. Vought, chief executive officer of Microtek, will hold options to purchase a total of 171,608 and 107,250 shares of Common Stock at exercise prices of $0.83 and $3.49 per share, respectively; Dan
R. Lee, chief financial officer of Microtek, will hold options to purchase 251,295 and 41,250 shares of Common Stock at exercise prices of $0.83 and $3.49 per share, respectively; and Lester J. Berry, executive vice president of Microtek, will hold options to purchase 66,000 and 16,500 shares of Common Stock at exercise prices of $3.19 and $2.73 per share, respectively); and the non-executive officer employee group of Microtek would hold options to purchase up to an aggregate of 381,852 shares of Isolyser Common Stock.



    As of July 1, 1996, options to purchase 2,113,329 shares of Isolyser Common Stock were outstanding under the Plan and approximately 1,189,000 shares of Isolyser Common Stock were available for future grants of options or alternate rights under the Plan. Options for the purchase of an aggregate of 800,000 shares of Isolyser Common Stock have been granted under the Plan to the executive officers of Isolyser, as a group. The Chief Executive Officer and the other four most highly compensated executive officers of Isolyser for 1995 hold options under the Plan to purchase an aggregate of 559,000 shares of Isolyser Common Stock. No director who is not also an executive officer of Isolyser holds options under the Plan.



    The approval of the Plan amendment requires the affirmative vote of the holders of a majority of the shares of Isolyser Common Stock present or represented by properly executed and delivered proxies at the Isolyser Meeting.



    THE ISOLYSER BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN DESCRIBED HEREIN. PROXIES SOLICITED BY THE ISOLYSER BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE.



MICROTEK'S OPTION PROPOSAL


    In 1990, Microtek established the Option Plan to encourage the ownership of Microtek Common Stock by Microtek employees. All employees are eligible to participate in the Option Plan, subject to length of service criteria. The intention of Microtek in administering the Option Plan is to provide employees with an ongoing incentive to increase earnings and productivity, to acknowledge superior service contributions by employees and to recognize promotions of employees. Each option granted pursuant to the Option Plan intended to qualify as an incentive stock option under Section 422 of the Code must have an exercise price equal to the fair market value of the Microtek Common Stock on the date of grant. All other options may be granted at such exercise prices as the Board shall determine. Pursuant to the November 1995 recommendation of Microtek's Compensation Committee, the Microtek Board amended the Option Plan, subject to the approval of the Microtek stockholders, to increase the number of shares of Microtek Common Stock subject to the plan from 883,302 shares to

1,083,302 shares (the "Microtek Option Proposal"). Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of Microtek Common Stock represented at the Microtek Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE OPTION PROPOSAL. As of the date of the Microtek Board resolution to recommend the Microtek Option Proposal to the Microtek Stockholders, the members of the Microtek Board beneficially owned in excess of 50% of the shares of Common Stock to be represented at the Microtek Meeting and have advised Microtek that they will vote in favor of the Microtek Option Proposal.



    As of March 15, 1996 (and provided the Microtek Option Proposal is approved), options to purchase an aggregate of 930,597 shares of Microtek Common Stock (net of options cancelled) had been granted pursuant to the Option Plan, options to purchase 219,168 shares had been exercised and options to purchase 711,429 shares remained outstanding. As a result, no shares remain available for additional option grants under the Option Plan; however, options to purchase an additional 47,295 shares of Common Stock have been granted, subject to obtaining stockholder approval of the Microtek Option Proposal. If the Merger Agreement is approved by the Microtek stockholders and the Merger is consummated, no additional options will be granted under the Option Plan. In addition, the Merger Agreement prohibits the further grant of options by Microtek prior to the Merger.


    As of March 15, 1996, the following executive officers had been granted options under the Option Plan in the amounts indicated: Kimber L. Vought, Chief Executive Officer, 204,005 shares (including options to purchase 22,045 shares granted subject to stockholder approval); Dan R. Lee, Vice President-Chief Operating and Financial Officer, 208,300 shares and Lester J. Berry, Executive Vice President, 50,000 shares.

    The following discussion addresses certain anticipated federal income tax consequences to recipients of awards made under the Option Plan. It is based on the Code and interpretations thereof as in effect on the date of this Proxy Statement/Prospectus.

    An optionee to whom a nonqualified stock option is granted will not recognize income as a result of the grant of the option. However, upon exercise of the nonqualified stock option, the optionee will generally recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares received pursuant to exercise of the option (the "Option Shares") over the exercise price. Taxation will be deferred until the date of exercise of a nonqualified stock option, subject to certain exceptions, if either (i) the Option Shares are subject to restrictions imposed by the Committee which could result in a substantial risk of their forfeiture or (ii) the optionee is subject to the forfeiture provisions of Section 16(b) of the Exchange Act, unless, in either event, the optionee makes an election pursuant to Section 83(b) of the Code (an "83(b) Election"), within 30 days of receipt of the Option Shares, to be taxed on the date of receipt of the Option Shares. If no 83(b) Election is made, the optionee will recognize ordinary compensation income at the time the Option Shares are no longer subject to such restrictions or the optionee is no longer subject to Section 16(b) liability as a result of the transfer of the Option Shares, in an amount equal to the excess of the value of the Option Shares at such time over the amount paid for them. The optionee's tax basis for the Option Shares will be equal to the exercise price paid by the optionee plus the amount includable in the optionee's gross income as compensation, and the optionee's holding period for the Option Shares will commence on the date on which the Option Shares are acquired.

    An optionee to whom an incentive stock option which qualifies under Section 422 of the Code is granted generally will not recognize income at the time of grant of the Incentive Stock Option or at the time of its exercise. However, the excess of the fair market value of the Shares subject to the option (the "Incentive Shares") over the exercise price of the option at the time of its exercise is an adjustment to taxable income in determining an optionee's alternative minimum taxable income and ultimately his alternative minimum tax
(AMT). As a result, this adjustment could cause the optionee to be subject to AMT or increase the optionee's AMT liability.

    If an optionee who has exercised an incentive stock option does not sell the Incentive Shares until more than one year after exercise and more than two years after the date of grant, such optionee will normally recognize long term capital gain or loss equal to the difference, if any, between the selling price of the Incentive Shares and the exercise price. If the optionee sells the Incentive Shares before the time periods expire (a "disqualifying disposition") he or she will recognize ordinary compensation income equal to the lesser of (i) the difference, if any, between the fair market value of the Incentive Shares on the date of exercise and the exercise price of the option, and (ii) the difference, if any, between the selling price for the Incentive Shares and the exercise price of the option. Any other gain or loss on such sale will normally be capital gain or loss. The tax basis of the Incentive Shares to the optionee, for purposes of computing such other gain or loss, should be equal to the exercise price paid (plus, in the case of an early disposition, the amount includable in the optionee's gross income as compensation, if any).

    With respect to either nonqualified or incentive stock options, if an optionee delivers shares of the issuing company's common stock in part or full payment of the option price, the optionee generally will be treated as having exchanged such shares for an equivalent number of the shares received upon exercise of the option (the "Exchange Shares"), and no gain or loss will be recognized with respect to the shares surrendered to the company in payment of the option price. In such a case, the optionee will have a tax basis in the Exchange Shares which is the same as the optionee's tax basis in the shares of stock delivered in payment of the option price. The remaining Shares received upon exercise of the option (other than the Exchange Shares) will, in the case of nonqualified stock options, have a tax basis equal to the income recognized on the exercise of the option plus any cash consideration paid by the optionee pursuant to the exercise of the option, and in the case of incentive stock options, will have a tax basis equal to any cash consideration paid by the optionee pursuant to the exercise of the option.

    The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the Option Plan. It is strongly recommended that all award recipients consult their own tax advisors concerning the federal, state and local income and other tax considerations relating to such awards and rights thereunder. In particular, it is recommended that each award recipient consult his or her own tax advisor as to the AMT consequences of an award, the special tax considerations for an award recipient who is subject to Section 16(b), whether it would be beneficial to make a Section 83(b) Election, whether to exchange shares in order to exercise an option, and as to any state tax consequences relating to awards under the Option Plan.

    The Option Plan may establish for officers and directors of Microtek an exemption from the provisions of Section 16(b) of the Exchange Act for the grants of options. Section 16(b) provides for recovery by Microtek of profits made by officers and directors on short-term trading in shares of common stock of Microtek. Grants of options to purchase common stock under the Option Plan by officers and employee-directors of Microtek may be entitled to an exemption from the operation of Section 16(b), provided certain conditions are met under the rules and regulations of the Commission.

    The following table sets forth certain information with respect to options which have been granted subject to stockholder approval pursuant to the Option Plan to the following:

                             AMENDED PLAN BENEFITS

NAME AND POSITION                                        NUMBER OF OPTIONS
- -------------------------------------------------------  ------------------
Kimber L. Vought                                                 22,045
Dan R. Lee                                                            0
Lester J. Berry                                                       0
Executive Group                                                  22,045
Non-Executive Director Group                                          0
Non-Executive Officer Employee Group                             25,250

    The exercise price of all options referenced above was set at the fair market value of the Microtek Common Stock on the date of grant.

                                 LEGAL MATTERS

    The validity of the shares of Isolyser Common Stock to be issued in connection with the Merger is being passed upon for Isolyser by Arnall Golden & Gregory, Atlanta, Georgia.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedule of Isolyser as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 incorporated in this joint proxy statement/prospectus by reference from Isolyser's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Microtek as of November 30, 1994 and 1995, and for each of the years in the three-year period ended November 30, 1995 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Medi-Plast as of December 31, 1993 and 1994 and for each of the years in the two-year period ended December 31, 1994 have been incorporated in this joint proxy statement/prospectus by reference in reliance upon the report of Olin J. Harrell, CPA, independent certified public accountant, incorporated by reference herein, in reliance upon the authority of such accountant as an expert in accounting and auditing.

    The statement of divisional assets, liabilities and parent's equity of Venodyne as of February 24, 1996, and the related statements of divisional income and cash flows for the 11 month period then ended, have been incorporated in this joint proxy statement/prospectus by reference in reliance upon the report of Wolf & Company, P.C., independent auditors, incorporated by reference herein, in reliance upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of White Knight as of December 31, 1993 and 1994 and for each of the years in the three-year period ended December 31, 1994, and the statements of operations and accumulated deficit and cash flows of CliniTech (a former division of Sterile Concepts) for the year ended September 30, 1992 and for the period from October 1, 1992 to February 8, 1993, incorporated in this joint proxy statement/prospectus by reference to Isolyser's Current Report on Form 8-K filed with the Commission on October 3, 1995, have been so incorporated in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of SafeWaste as of December 31, 1994 and for the year then ended incorporated in this joint proxy statement/prospectus by reference from Isolyser's Current Report on Form 8-K filed with the Commission on June 15, 1995 have been audited by Ernst & Young LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            STOCKHOLDERS' PROPOSALS

    If the Merger does not occur, Microtek will have an annual meeting of stockholders in late 1996. If an annual meeting of Microtek stockholders is to occur in 1996, any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with such annual meeting must be submitted in accordance with the rules of the Commission and received by the Secretary of Microtek at Microtek's principal executive offices no later than the close of business on September 30, 1996.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             ISOLYSER COMPANY, INC.
                            (A GEORGIA CORPORATION)

                                MMI MERGER CORP.
                            (A DELAWARE CORPORATION)

                                      AND

                             MICROTEK MEDICAL, INC.
                            (A DELAWARE CORPORATION)


                             Dated: March 15, 1996
                           As Amended: June 23, 1996
                               and July 29, 1996

    This Agreement and Plan of Merger (the "Agreement") is made and dated as of the 15th day of March, 1996, and is amended as of the 23rd day of June, 1996 and the 29th day of July, 1996, among Isolyser Company, Inc., a Georgia corporation ("ICI"); MMI Merger Corp., a Delaware corporation (the "Merger Corp."), which is wholly owned, directly or indirectly, by ICI; and Microtek Medical, Inc., a Delaware corporation ("MMI").


    In consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

                                   ARTICLE 1.
                                   THE MERGER

    1.1. MERGER. In accordance with the provisions of the business corporation laws of the State of Delaware, at the Effective Date (as hereinafter defined), Merger Corp. shall be merged (the "Merger") into MMI, and MMI shall be the surviving corporation (the "Surviving Corporation") and as such shall continue to be governed by the laws of the State of Delaware.

    1.2. CONTINUING OF CORPORATE EXISTENCE. Except as may otherwise be set forth herein, the corporate existence and identity of MMI, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of Merger Corp., with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall be merged with and into that of MMI, and the Surviving Corporation shall be vested fully therewith and the separate corporate existence and identity of Merger Corp. shall thereafter cease except to the extent continued by statute.

    1.3. EFFECTIVE DATE. The Merger shall become effective upon the occurrence of the filing of the certificate of merger (the "Effective Date") with the Secretary of State of the State of Delaware on the Closing Date (as defined herein) pursuant to the provisions of the Delaware General Corporation Law ("DGCL").

    1.4.  CORPORATE GOVERNMENT.

        (a) The Certificate of Incorporation of Merger Corp, as in effect on the Effective Date, shall continue in full force and effect and shall be the Certificate of Incorporation of the Surviving Corporation.

        (b) The Bylaws of Merger Corp., as in effect as of the Effective Date, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.

        (c) The members of the Board of Directors of the Surviving Corporation shall be the persons holding such offices in Merger Corp. as of the Effective Date, and the officers of the Surviving Corporation shall be the persons holding such offices in MMI as of the Effective Date.

    1.5. RIGHTS AND LIABILITIES OF THE SURVIVING CORPORATION. The Surviving Corporation shall have the following rights and obligations:

        (a) The Surviving Corporation shall have all the rights, privileges immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Delaware.

        (b) The Surviving Corporation shall possess all of the rights, privileges immunities and franchises, of either a public or private nature, of MMI and Merger Corp. and all property, real, personal and mixed, and all debts due on whatever account, including subscription to shares, and all other choses in action, and every other interest of or belonging or due to MMI and Merger Corp. shall be taken and deemed to be transferred or invested in the Surviving Corporation without further act or deed.

        (c) At the Effective Date, the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of MMI and Merger Corp. and any claim existing or action or proceeding pending by or against Merger Corp. or MMI may be prosecuted as if the Merger had not occurred, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Merger Corp. or MMI shall be impaired by the Merger.

    1.6. CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Arnall Golden & Gregory in Atlanta, Georgia, commencing at 10:00 a.m., local time, on the date
(i)  on which the Special Meetings of  MMI's and ICI's stockholders described in
Section 5.8 occur or (ii) as soon as possible thereafter when each of the other conditions set forth in Articles 6 and 7 have been satisfied or waived, and shall proceed promptly to conclusion, or at such other place, time and date as shall be fixed by mutual agreement between ICI and MMI. The day on which the Closing shall occur is referred to herein as the "Closing Date." Each party will cause to be prepared, executed and delivered the Certificate of Merger to be filed with the Secretary of State of Delaware and all other appropriate and customary documents as any party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

    1.7. TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A), by virtue of Section 368(a)(2)(E), of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

    1.8. POOLING OF INTERESTS. It is the intention of the parties hereto that the Merger will be treated for financial reporting purposes as a pooling of interests.

                                   ARTICLE 2.
                   CONVERSION OF SHARES; TREATMENT OF OPTIONS

    2.1.   CONVERSION OF SHARES.   The manner and  basis of converting shares of
the common stock, $.01 par value, of MMI (the "MMI Common Stock") into Common Stock, $.001 par value, of ICI ("ICI Common Stock"), shall be as follows:


        (a) Except as provided in Section 2.3, each share of MMI Common Stock which shall be outstanding immediately prior to the Effective Date shall at the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.65 shares of ICI Common Stock (such number being referred to herein as the "Exchange Ratio").


        (b) Each share of MMI Common Stock held in the treasury of MMI and each share of MMI Common Stock owned by ICI or any direct or indirect wholly-owned subsidiary of ICI or of MMI shall automatically be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

        (c) Each share of Common Stock, $.001 par value, of Merger Corp. which shall be outstanding immediately prior to the Effective Date shall at the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of newly issued MMI Common Stock.

    2.2. FRACTIONAL SHARES. No scrip or fractional shares of ICI Common Stock shall be issued in the Merger, nor will any outstanding fractional share interest entitle the owner thereof to vote, to receive dividends or to exercise any other right of a stockholder of the Surviving Corporation. All fractional shares of ICI Common Stock to which a holder of MMI Common Stock immediately prior to the Effective Date would otherwise be entitled at the Effective Date shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the later of (a) the Effective Date or (b) the surrender of such stockholder's "Certificate" (as defined in Section 2.5) or Certificates that represent such shares of MMI Common Stock, to receive from ICI an amount in cash in lieu of such fractional share, equal to such fraction multiplied by $10.00. ICI will make available to the "Exchange Agent" (as defined in Section 2.5) the cash necessary for the purpose of paying cash for fractional shares.


    2.3. DISSENTING SHARES. To the extent that appraisal rights are available under the DGCL, shares of MMI Common Stock that are issued and outstanding immediately prior to the Effective Date and that have not been voted for adoption of the Merger and with respect of which appraisal rights have been properly demanded in accordance with the applicable provisions of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the consideration provided for in Sections 2.1 and 2.2 at or after the Effective Date unless and until the holder of such shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the DGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the DGCL) or becomes ineligible for such appraisal, then, as of the Effective Date or the occurrence of such event, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in Sections 2.1 and 2.2. If any holder of MMI Common Stock shall assert the right to be paid the fair value of such MMI Common Stock as described above, MMI shall give ICI prompt written notice thereof and ICI shall have the right to participate in and direct all negotiations and proceedings with respect to any such demands. MMI shall not, except with the prior written consent of ICI, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. After the Effective Date, ICI will cause the Surviving Corporation to pay its statutory obligations to holders of Dissenting Shares.

    2.4.  STOCK OPTIONS.

        (a) At the Effective Date, all options (the "Options") then outstanding under MMI's 1990 Incentive Stock Option Plan (the "MMI Stock Option Plan") shall remain outstanding following the Effective Date. At the Effective Date, such Options shall, by virtue of the Merger and without any further action on the part of MMI or the holder of any such Option, be assumed by ICI in accordance with their terms and conditions as in effect at the Effective Date (and the terms and conditions of the MMI Stock Option Plan), except that (i) each such Option shall be exercisable for that whole number of shares of ICI Common Stock (to the nearest whole share) into which the number of shares of MMI Common Stock subject to such Option immediately prior to the Effective Date would be converted under Section 2.1; (ii) the option price per share of the MMI Common Stock shall be an amount equal to the option price per share of MMI Common Stock subject to such Option in effect immediately prior to the Effective Date divided by the Exchange Ratio (the price per share, as so determined, being rounded upward to the nearest full cent); and (iii) all actions to be taken thereunder by the Board of Directors of MMI or a committee thereof shall be taken by the Board of Directors of ICI or a committee thereof. No payment shall be made for fractional interests. From and after the date of this Agreement, no additional options shall be granted by MMI under the MMI Stock Option Plan or otherwise.

        (b) It is intended that the assumed Options, as set forth herein, shall not give to any holder thereof any benefits in addition to those which such holder had prior to the assumption of the Option. ICI shall take all necessary corporate action necessary to reserve for issuance a sufficient number of shares of ICI Common Stock for delivery upon exercise of the Options. Prior to or as soon as practicable after the Effective Date, ICI shall file a registration statement, or an amendment to an existing registration statement, under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (or other successor form) with respect to the shares of ICI Common Stock subject to such Options and shall use its best efforts to maintain the effectiveness of such registration statement for so long as ICI shall be obligated to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, ICI will cause such shares to be listed on the NMS.

        (c) Approval by the stockholders of MMI of this Agreement shall constitute authorization and approval of any and all of the actions described in this Section 2.4.

    2.5.  EXCHANGE AGENT.

        (a) ICI shall authorize SunTrust Bank, Atlanta, Georgia, to serve as exchange agent hereunder (the "Exchange Agent"). Promptly after the Effective Date, ICI shall deposit or shall cause to be deposited in trust with the Exchange Agent certificates representing the number of whole shares of ICI Common Stock to which the holders of MMI Common Stock (other than holders of Dissenting Shares) are entitled pursuant to this Article 2, together with cash sufficient to pay for fractional shares then known to ICI (such cash amounts and certificates being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions received from ICI, deliver the number of shares of ICI Common Stock and pay the amounts of cash provided for in this Article 2 out of the Exchange Fund. Additional amounts of cash, if any, needed from time to time by the Exchange Agent to make payments for fractional shares shall be provided by ICI and shall become part of the Exchange Fund. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement, or as otherwise agreed to by ICI, Merger Corp. and MMI prior to the Effective Date.

        (b) As soon as practicable after the Effective Date, the Exchange Agent shall mail and otherwise make available to each record holder (other than holders of Dissenting Shares) who, as of the Effective Date, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Date represented shares of MMI Common Stock (the "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof, which letter of transmittal shall comply with all applicable rules of the NMS. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and the form of letter of transmittal shall so reflect. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of ICI Common Stock to which such holder of MMI Common Stock shall have become entitled pursuant to the provisions of this Article 2, and (ii) as to any fractional share, a check representing the cash consideration to which such holder shall have become entitled pursuant to Section 2.2, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon surrender of the Certificates. ICI shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of ICI Common Stock; provided, however, that such certificate is issued in the name of the person in whose name the
    Certificate surrendered in exchange therefor is registered; provided further, however, that ICI shall not pay any transfer or other tax if the obligation to pay such tax under applicable law is solely that of the stockholder or if payment of any such tax by ICI otherwise would cause the Merger to fail to qualify as a tax free reorganization under the Code. If any portion of the consideration to be received pursuant to this Article 2 upon exchange of a Certificate (whether a certificate representing shares of ICI Common Stock or a check representing cash for a fractional share) is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer as the Exchange Agent may require and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of ICI Common Stock or a check representing cash for a fractional share to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the Effective Date until surrender in accordance with the provisions of this Section 2.5, each Certificate (other than Certificates representing treasury shares of MMI and Certificates representing Dissenting Shares) shall represent for all purposes only the right  to receive the  consideration provided in  Sections
    2.1 and 2.2. No dividends that are otherwise payable on ICI Common Stock will be paid to persons entitled to receive ICI Common Stock until such persons surrender their Certificates. After such surrender, there shall be paid to the person in whose name ICI Common Stock shall be issued any dividends on such ICI Common Stock that shall have a record date on or after the Effective Date and prior to such surrender. If the payment date for any such dividend is after the date of such surrender, such payment shall be made on such payment date. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. All payments in respect of shares of MMI Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

        (c) In the case of any lost, mislaid, stolen or destroyed Certificates, the holder thereof may be required, as a condition precedent to the delivery to such holder of the consideration described in this Article 2, to deliver to ICI a bond in such reasonable sum as ICI may direct as indemnity against any claim that may be made against the Exchange Agent, ICI or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

        (d) After the Effective Date, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of MMI Common Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for the consideration described in this Article 2.

        (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of MMI for six months after the Effective Date shall be returned to ICI, upon demand, and any holder of MMI Common Stock who has not theretofore complied with Section 2.5(b) shall thereafter look only to ICI for issuance of the number of shares of ICI Common Stock and other consideration to which such holder has become entitled pursuant to this
    Article 2; provided, however, that neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of MMI Common Stock for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    2.6. ADJUSTMENT. If, between the date of this Agreement and the Closing Date or the Effective Date, as the case may be, (i) the outstanding shares of MMI Common Stock or ICI Common Stock shall have been changed into a different number of shares or a different class by reason of any classification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend thereon shall be declared with a record date within such period or (ii) MMI shall have issued additional shares of MMI Common Stock (other than upon the exercise of employee stock options granted prior to the date hereof) or options or warrants to purchase the same, or securities convertible into the same, the number of shares of ICI Common Stock issued pursuant to the Merger shall be adjusted to accurately reflect such change (it being acknowledged that MMI elsewhere herein covenants not to take any of the actions described in (i) or (ii) above).

                                   ARTICLE 3.
                     REPRESENTATIONS AND WARRANTIES OF MMI

    Except as set forth on "MMI's Disclosure Schedule" (which term shall mean the written information delivered by MMI to ICI prior to the execution of this Agreement; provided, that information shall be deemed to be disclosed in accordance with a given provision of this Agreement only to the extent that specific written reference to such provision of this Agreement is made in connection with the disclosure of such information at the time of such delivery), MMI hereby represents and warrants to ICI and Merger Corp. as follows:

    3.1. ORGANIZATION AND GOOD STANDING OF MMI. Each of MMI and the "MMI Subsidiaries" (as defined in Section 3.2) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Accurate and complete copies of MMI's certificate of incorporation and bylaws, in each case as in effect on the date hereof, have heretofore been delivered to ICI.

    3.2. CAPITAL STOCK OF MMI SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS. MMI's Disclosure Schedule sets forth a true and complete list of all corporations, partnerships and other entities in which MMI owns any equity interest (the "MMI Subsidiaries"), the jurisdiction in which each MMI Subsidiary is incorporated or organized, and all shares of capital stock or other ownership interests authorized, issued and outstanding of each MMI Subsidiary. The shares of capital stock or other equity interests of each MMI Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and free of any preemptive right. All shares of capital stock or other equity interests of each MMI Subsidiary owned by MMI or any of its subsidiaries are set forth on MMI's Disclosure Schedule and are owned by MMI, either directly or indirectly as set forth in MMI's Disclosure Schedule, free and clear of all liens, encumbrances, equities or claims.

    3.3. FOREIGN QUALIFICATION. MMI and each of the MMI Subsidiaries are duly qualified or licensed to do business and are in good standing as a foreign corporation in every jurisdiction where the failure so to qualify could have a material adverse effect on (a) the business, operations, prospects, assets or financial condition of MMI and the MMI Subsidiaries taken as a whole or (b) the validity or enforceability of, or the ability of MMI to perform its obligations under, this Agreement and the other documents contemplated hereby (an "MMI Material Adverse Effect").

    3.4. CORPORATE POWER AND AUTHORITY. Each of MMI and the MMI Subsidiaries has the corporate power and authority and all licenses and permits required by governmental authorities to own, lease and operate its properties and assets and to carry on its business as currently being conducted. MMI has the corporate power and authority to execute and deliver this Agreement and the agreements, documents and instruments contemplated hereby and, subject to the approval of this Agreement and the Merger by its stockholders, to perform its obligations under this Agreement and the other documents executed or to be executed by MMI in connection with this Agreement and to consummate the Merger. The execution, delivery, and performance by MMI of this Agreement and the other documents executed or to be executed by MMI in connection with this Agreement have been duly authorized by all necessary corporate action.

    3.5. BINDING EFFECT. This Agreement and the other documents executed or to be executed by MMI in connection with this Agreement have been or will have been duly executed and delivered by MMI and are or will be, when executed and delivered, the legal, valid and binding obligations of MMI enforceable in accordance with their terms except that:

        (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

        (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

        (c) rights to indemnification may be limited by considerations of public policy.

    3.6. ABSENCE OF RESTRICTIONS AND CONFLICTS. Subject only to the approval of the adoption of this Agreement and the Merger by MMI's stockholders as described in Section 5.8 and the following sentence of this Section, the execution, delivery and performance of this Agreement and the other documents executed or to be executed by MMI in connection with this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, permit or result in the acceleration or termination of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of MMI or any of the MMI Subsidiaries under, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws of MMI or any MMI Subsidiary, (ii) any "MMI Material Contract" (as defined in Section 3.13), (iii) any judgment, decree, permit, concession, license, or order of any court or governmental authority or agency to which MMI or any MMI Subsidiary is a party or by which MMI, any MMI Subsidiary or any of their respective properties is bound or (iv) any statute, law, regulation or rule applicable to MMI or any MMI Subsidiary. Except for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act, the Exchange Act, and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority is required in connection with the execution, delivery or performance of this Agreement by MMI, the consummation by MMI of the transactions contemplated hereby or the ownership and operation by MMI of its business and properties after the Effective Date in substantially the same manner as now owned and operated.

    3.7.  CAPITALIZATION OF MMI.

        (a) The authorized capital stock of MMI consists of 15,000,000 shares of common stock, $.01 par value, and 1,000,000 shares of preferred stock, no par value. As of the date hereof, there were (i) 4,596,886 shares of MMI Common Stock issued and outstanding (not including 236,064 shares held in the treasury), (ii) no shares of preferred stock, and (iii) 711,429 shares of MMI Common Stock reserved for issuance upon the exercise of outstanding Options granted under the MMI Option Plan, the terms of which are summarized in MMI's Disclosure Schedule. No subsidiary of MMI holds any shares of the capital stock of MMI. Since February 29, 1996, MMI has not (i) issued any shares of capital stock except pursuant to the exercise of then outstanding Options in accordance with their terms or (ii) repurchased or redeemed any shares of MMI capital stock.

        (b) All of the issued and outstanding shares of MMI Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

        (c) To MMI's knowledge, there are no voting trusts, stockholder agreements or other voting arrangements by the stockholders of MMI.

        (d) Except as set forth in subsection (a) above, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating MMI or any of MMI Subsidiaries to issue, sell, exchange or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of MMI or MMI Subsidiaries.

    3.8 MMI SEC REPORTS. MMI has made available to ICI and Merger Corp. (i) MMI's Annual Reports on Form 10-K, including all exhibits filed thereto and items incorporated therein by reference, (ii) MMI's Quarterly Reports on Form 10-Q, including all exhibits thereto and items incorporated therein by reference, (iii) proxy statements relating to MMI's meetings of stockholders and
(iv) all other reports or registration statements (as amended or supplemented prior to the date hereof), filed by MMI with the Securities and Exchange Commission (the "SEC") since December 31, 1993, including all exhibits thereto and items incorporated therein by reference (items (i) through (iv) being referred to as the "MMI SEC Reports"). As of their respective dates, the MMI SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1993, MMI has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, each of which complied as to form, at the time such form, report or document was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

    3.9.  FINANCIAL STATEMENTS AND  RECORDS OF MMI.   MMI has made available  to
ICI and Merger Corp. true, correct and complete copies of (i) the consolidated balance sheets of MMI and the MMI

Subsidiaries as of November 30, 1994 and 1995 and the consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of KPMG Peat Marwick L.L.P. and (ii) the unaudited balance sheet of MMI and the MMI Subsidiaries as of February 29, 1996, and the related unaudited statements of income, stockholders' equity and cash flows for the fiscal quarter then ended (collectively the "MMI Financial Statements"). The MMI Financial Statements have been prepared from, and are in accordance with, the books and records of MMI and the MMI Subsidiaries and present fairly, in all material respects, the assets, liabilities and financial position of MMI as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since November 30, 1995, there has been no change in accounting principles applicable to, or methods of accounting utilized by, MMI, except as noted in the MMI Financial Statements. The statements of income and cash flow contained in the MMI Financial Statements do not contain any material items of special or nonrecurring income, except as specifically identified therein. On or before the 20th day of each calendar month following the date of this Agreement, MMI shall deliver to ICI unaudited financial statements (including a balance sheet and statements of income and cash flow) as of the end of the previous month and for the year to date. The books and records of MMI have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of MMI set forth in the MMI Financial Statements.

    3.10. ABSENCE OF CERTAIN CHANGES. Since February 29, 1996, MMI and the MMI Subsidiaries have not, except as may result from the transactions contemplated by this Agreement:

        (a) suffered any change in the business, results of operations, working capital, assets, liabilities or condition (financial or otherwise) or the manner of conducting the business of MMI and MMI Subsidiaries taken as a whole, except as reflected on the MMI Financial Statements and except for such changes that would not have an MMI Material Adverse Effect;

        (b) suffered any damage or destruction to or loss of the assets of MMI or any MMI Subsidiary, whether or not covered by insurance, which property or assets are material to the operations or business of MMI and MMI Subsidiaries taken as a whole;

        (c) forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims;

        (d) entered into or terminated any material agreement, commitment or transaction, or agreed or made any changes in material leases or agreements, or suffered any of the foregoing to occur, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into in the ordinary course of business (excluding the pending asset acquisitions described in the MMI Disclosure Schedule);

        (e) written up, written down or written off the book value of any material amount of assets;

        (f) declared, paid or set aside for payment any dividend or distribution with respect to MMI's capital stock;

        (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of MMI's capital stock or securities (other than shares issued upon exercise of the Options) or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

        (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and as provided in Section
    5.1 hereof;

        (i) entered into any employment, consulting, compensation or collective bargaining agreement with any person or group, or experienced any resignations of, or had any terminations or disputes involving the employment or contract relationship with any of its employees or sales representatives which could have a MMI Material Adverse Effect on the Surviving Corporation;

        (j)  entered into, adopted or amended any employee benefit plan;

        (k) entered into any transaction other than in the ordinary course of business; or

        (l) entered into any agreement to do any of the foregoing.

    3.11. NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of MMI or the MMI Subsidiaries of any nature, whether absolute, accrued, contingent or otherwise, other than the liabilities and obligations that are fully reflected, accrued or reserved against in the MMI Financial Statements, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since February 29, 1996.

    3.12. TAX RETURNS; TAXES. Each of MMI and the MMI Subsidiaries have duly and timely filed all federal, state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are true and correct in all material respects; have either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and have made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by MMI or the MMI Subsidiaries with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against MMI or the MMI Subsidiaries, nor has MMI or the MMI Subsidiaries received notice of any such deficiency, delinquency or default. There is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes. MMI and the MMI Subsidiaries have no material tax liabilities other than those reflected on the MMI Financial Statements and those arising in the ordinary course of business since February 29, 1996. MMI will make available to ICI true, complete and correct copies of MMI's consolidated federal tax returns for the last five years and make available such other tax returns requested by ICI.

    3.13. MATERIAL CONTRACTS. MMI will furnish or make available accurate and complete copies of the MMI Material Contracts (as defined herein) applicable to MMI or any of the MMI Subsidiaries to ICI. All of the MMI Material Contracts are valid, binding and enforceable. There is not under any of the MMI Material Contracts any existing breach, default or event of default by MMI or any of the MMI Subsidiaries nor event that with notice or lapse of time or both would constitute a breach, default or event of default by MMI or any of the MMI Subsidiaries nor does MMI know of, and MMI has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have an MMI Material Adverse Effect. As used herein, the term "MMI Material Contracts" shall mean all contracts and agreements filed, or required to be filed, as exhibits to MMI's Annual Report on Form 10-K for the year ended November 30, 1995, any contracts and agreements entered into since November 30, 1995 which would be required to be filed as an exhibit to MMI's Annual Report on Form 10-K for the year ending November 30, 1996, any note, bond, mortgage, indenture, license agreement, lease, employment agreement or other instrument or obligation to which any of MMI or the MMI Subsidiaries is a party or by which any of them or any of their properties or assets may be subject. Except as set forth in the MMI Disclosure Schedule, neither MMI nor any MMI Subsidiary is a party to any legally binding contract to sell or purchase goods or services which is not terminable on less than six months notice; any power of attorney; any agreement containing covenants by it not to compete or restricting the customers from whom or the area in which it may solicit or conduct its business; any contract arrangement or commitment for the acquisition of any other business or assets not made in the ordinary course of business; any contracts, arrangements or commitments for capital expenditures in excess of $50,000 in the aggregate; and any contract, arrangement or commitment for payment of severance or other fees to any existing or former employee, consultant or sales representative.

    3.14. LITIGATION AND GOVERNMENT CLAIMS. Except as disclosed in the MMI SEC Reports, there is no pending suit, claim, action or litigation, whether civil, criminal or administrative, arbitration or other proceeding or governmental investigation or inquiry, or any pending change in any environmental, zoning or building laws, regulations or ordinances against MMI or the MMI Subsidiaries to which their businesses or assets are subject which would, severally or in the aggregate, have an MMI Material Adverse Effect. To the knowledge of MMI, there are no such proceedings threatened or contemplated, or any unasserted claims (whether or not the potential claimant may be aware of the claim) of any nature that might be asserted against MMI or the MMI Subsidiaries which would, severally or in the aggregate, have an MMI Material Adverse Effect. Neither MMI nor any MMI Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, or any governmental restriction applicable to MMI or any MMI Subsidiary which is reasonably likely (i) to have an MMI Material Adverse Effect or (ii) to cause a material limitation on ICI's ability to operate the business of MMI after the Closing.

    3.15. COMPLIANCE WITH LAWS. MMI and the MMI Subsidiaries each have all material authorizations, approvals, licenses and orders to carry on their respective businesses as they are now being conducted, to own or hold under lease the properties and assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party, except for instances which would not have an MMI Material Adverse Effect. MMI and the MMI Subsidiaries have been and are in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which their respective businesses and their employment of labor or their use or occupancy of properties or any part hereof are subject, the failure to obtain or the violation of which would have an MMI Material Adverse Effect.

    3.16. EMPLOYEE BENEFIT PLANS. Each employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of MMI or the MMI Subsidiaries (collectively the "MMI Employee Plans") complies in all material respects with all applicable requirements of ERISA and the Code, and other applicable laws. None of the MMI Employee Plans is an employee pension benefit plan subject to Title IV or Part 3 of Subtitle B of Title I of ERISA or a multiemployer plan, as such terms are defined in ERISA. Neither MMI nor any MMI Subsidiary, nor any of their respective directors, officers, employees or agents has, with respect to any MMI Employee Plan, engaged in any "prohibited transaction," as such term is defined in the Code or ERISA, nor has any MMI Employee Plan engaged in such prohibited transaction which could result in any taxes or penalties or other prohibited transactions, which in the aggregate could have an MMI Material Adverse Effect.

    3.17. LABOR RELATIONS. Each of MMI and the MMI Subsidiaries is in compliance in all respects with all laws (including Federal and state laws and the laws of another country or governmental entity thereof) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice, except in any case which would not have an MMI Material Adverse Effect. There is no unlawful employment practice discrimination charge pending before the EEOC or EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against MMI or any of the MMI Subsidiaries pending before the National Labor Review Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of MMI, threatened against or involving or affecting MMI or any of the MMI Subsidiaries and no National Labor Review Board representation question exists respecting their respective employees. No grievances or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on MMI or any of the MMI Subsidiaries.

    3.18. INTELLECTUAL PROPERTY. MMI and the MMI Subsidiaries own or have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("MMI Intellectual Property") used or held for use in connection with the business of MMI or the MMI Subsidiaries, without any conflict with the rights of others, except for such conflicts as do not have an MMI Material Adverse Effect. Neither MMI nor any of the MMI
Subsidiaries has received any notice from any other person pertaining to or challenging the right of MMI or any of the MMI Subsidiaries to use any MMI Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to MMI or the MMI Subsidiaries.

    3.19. PROPERTIES. MMI and the MMI Subsidiaries have good and marketable title, free and clear of all liens, claims or encumbrances (other than for the MMI Material Contracts) to all of their material properties and assets whether tangible or intangible, real, personal or mixed, reflected on the MMI Financial Statements as being owned by MMI or the MMI Subsidiaries. All buildings and all fixtures, equipment and other property and assets which are material to its business held under leases or subleases by any of MMI or the MMI Subsidiaries are held under valid instruments enforceable in accordance with their respective terms. Substantially all of MMI's and MMI Subsidiaries' equipment and properties have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

    3.20.   INSURANCE.   MMI  and  each of  the  MMI Subsidiaries  is  presently
insured, and during each of the past five (5) calendar years has been insured for reasonable amounts against such risks as companies engaged in similar business would, in accordance with good business practice, customarily be insured. At all times since the date of this Agreement, MMI has maintained in effect its directors' and officers' liability insurance policy.

    3.21. ENVIRONMENTAL MATTERS. MMI and the MMI Subsidiaries are in compliance with all applicable federal, state, local and foreign laws relating to emissions, discharges and releases of hazardous materials into the environment and the generation, treatment, storage, transportation and disposal of hazardous waste, including, without limitation, any applicable provisions of the Resource Conservation and Recovery Act of 1976 or the Comprehensive Environmental Response, Compensation and Liability Act of 1980, except as would not cause a MMI Material Adverse Effect. There are no conditions at, on, under or related to any real property owned or operated by MMI or the MMI Subsidiaries which presently or potentially poses a significant hazard to human health or the environment, and there has been no production, use, treatment, storage, transportation or disposal by MMI or any of the MMI Subsidiaries of any Hazardous Substance (as hereinbelow defined) nor any release or threatened release by MMI or any MMI subsidiary of any Hazardous Substance. No Hazardous Substance is now or ever has been stored by MMI or the MMI Subsidiaries in underground tanks, pits or surface impoundments. For purposes of the foregoing, the term "Hazardous Substance" means any hazardous or toxic substance, material or waste (including, without limitation, petroleum products and by-products) which is regulated by any applicable federal, state, local or foreign authority.

    3.22.     REGISTRATION  OBLIGATIONS.    Neither  MMI  nor  any  of  the  MMI
Subsidiaries is under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act.

    3.23. STATE TAKEOVER LAWS. MMI and the MMI Subsidiaries have taken all steps to exempt the transactions contemplated by this Agreement, and this Agreement is not subject to, any applicable state takeover law including, without limitation, DGCL Section 203.

    3.24. ACCOUNTING, TAX AND REGULATORY MATTERS. Neither MMI nor any of the MMI Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstances that would prevent the transactions contemplated hereby from qualifying for pooling of interest accounting treatment or as a reorganization within the meaning of Section 368 of the Code.

    3.25. ACCURACY OF DISCLOSURES. None of the information supplied by MMI or any MMI Subsidiary for inclusion in the Registration Statement or Proxy Statement (as such terms are defined in Section 5.7) will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of MMI in accordance therewith, or, in the case of the Registration Statement at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    3.26. BROKERS AND FINDERS. None of MMI, the MMI Subsidiaries or, to MMI's knowledge, any of their respective officers, directors and employees has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby, except that MMI has engaged Goldman, Sachs & Co. as financial advisor pursuant to a written agreement, a true and complete copy of which has been delivered to ICI. Other than the foregoing arrangements and other than certain fees that may be paid to ICI's financial advisor as contemplated by Section 4.24 hereof, MMI is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. MMI has delivered to ICI all contracts, agreements and documents, including summaries of oral agreements, that relate to the engagement of and the payment of fees to its financial advisors.

    3.27. OPINION OF FINANCIAL ADVISOR. MMI has received (and upon receipt thereof will promptly deliver to ICI a photocopy thereof) the opinion of its financial advisor (addressed solely to the MMI Board of Directors and not to be relied upon by any other person) to the effect that, as of the date of amendment of this Agreement, the Exchange Ratio is fair to the holders of MMI Common Stock.

                                   ARTICLE 4.
             REPRESENTATIONS AND WARRANTIES OF ICI AND MERGER CORP.

    Except as set forth on "ICI's Disclosure Schedule" (which term shall mean the written information delivered by ICI to MMI prior to the execution of this Agreement; provided, that information shall be deemed to be disclosed in accordance with a given provision of this Agreement only to the extent that specific written reference to such provision of this Agreement is made in connection with the disclosure of such information at the time of such delivery), ICI and Merger Corp. hereby represent and warrant to MMI as follows:

    4.1. ORGANIZATION AND GOOD STANDING OF ICI. Each of ICI, Merger Corp. and the ICI Subsidiaries (as defined in Section 4.2) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Accurate and complete copies of ICI's articles of incorporation and bylaws, in each case as in effect on the date hereof, have heretofore been delivered to MMI.

    4.2. CAPITAL STOCK OF ICI SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS. ICI's Disclosure Schedule sets forth a true and complete list of all corporations, partnerships and other entities in which ICI owns any equity interest (the "ICI Subsidiaries"), the jurisdiction in which each ICI Subsidiary is incorporated or organized, and all shares of capital stock or other ownership interests authorized, issued and outstanding of each ICI Subsidiary. The shares of capital stock or other equity interests of each ICI Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable.

    4.3. FOREIGN QUALIFICATION. ICI and each of the ICI Subsidiaries are duly qualified or licensed to do business and are in good standing as a foreign corporation in every jurisdiction where the failure so to qualify could have a material adverse effect on (a) the business, operations, prospects, assets or financial condition of ICI and the ICI Subsidiaries taken as a whole or (b) the validity or enforceability of, or the ability of ICI to perform its obligations under, this Agreement and the other documents contemplated hereby (an "ICI Material Adverse Effect").

    4.4. CORPORATE POWER AND AUTHORITY. Each of ICI and the ICI Subsidiaries has the corporate power and authority and all licenses and permits required by governmental authorities to own, lease and operate its properties and assets and to carry on its business as currently being conducted. Each of ICI and Merger Corp. has the corporate power and authority to execute and deliver this Agreement and, except as set forth in ICI's Disclosure Schedule and subject to obtaining any requisite ICI shareholder approval required for listing ICI Common Stock on NMS, to perform its obligations under this Agreement and the other documents executed or to be executed by ICI in connection with this Agreement and to consummate the Merger. Except as set forth in the preceding sentence, the execution, delivery, and performance by ICI and Merger Corp. of this Agreement and the other documents executed or to be executed by ICI or Merger Corp., as applicable, in connection with this Agreement have been duly authorized by all necessary corporate action.

    4.5. BINDING EFFECT. This Agreement and the other documents executed or to be executed by ICI and Merger Corp. in connection with this Agreement have been or will have been duly executed and delivered by ICI and Merger Corp. and are or will be, when executed and delivered, the legal, valid and binding obligations of ICI and Merger Corp., enforceable in accordance with their terms except that:

        (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

        (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

        (c) rights to indemnification may be limited by considerations of public policy.

    4.6. ABSENCE OF RESTRICTIONS AND CONFLICTS. The consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, permit or result in the acceleration or termination of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ICI or any of the ICI Subsidiaries under, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws of ICI or any ICI Subsidiary, (ii) any "ICI Material Contract" (as defined in Section 4.13), (iii) any judgment, decree, permit, concession, license or order of any court or governmental authority or agency to which ICI or any ICI Subsidiary is a party or by which ICI, any ICI Subsidiary or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to ICI or any ICI Subsidiary. Except for compliance with the applicable requirements of the HSR Act, the Securities Act, the Exchange Act, the NMS and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority is required in connection with the execution, delivery or performance of this Agreement by ICI, the consummation by ICI of the transactions contemplated hereby or the ownership and operation of MMI by ICI after the Effective Date in substantially the same manner as now owned and operated.

    4.7.  CAPITALIZATION OF ICI.

        (a) The authorized capital stock of ICI consists of 100,000,000 shares of ICI Common Stock, $.001 par value; and 10,000,000 shares of preferred stock, no par value. As of the date hereof, there are (i) 30,546,186 shares of Common Stock outstanding, (ii) no shares of the Preferred Stock outstanding, and (iii) 2,756,886 shares reserved for issuance upon the exercise of outstanding options (the "ICI Options") granted under ICI's stock option plans.

        (b) All of the issued and outstanding shares of ICI Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

        (c) To ICI's knowledge, there are no voting trusts, stockholder agreements or other voting arrangements by the stockholders of ICI.

        (d) Except as set forth in subsection (a) above, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating ICI or any of the ICI Subsidiaries to issue, sell, exchange or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of ICI or the ICI Subsidiaries.

    4.8. ICI SEC REPORTS. ICI has made available to MMI (i) ICI's Annual Reports on Form 10-K, including all exhibits filed thereto and items incorporated therein by reference, (ii) ICI's Quarterly Reports on Form 10-Q, including all exhibits thereto and items incorporated therein by reference,
(iii) proxy statements relating to ICI's meetings of stockholders and (iv) all other reports or registration statements (as amended or supplemented prior to the date hereof), filed by ICI with the SEC since December 31, 1993, including all exhibits thereto and items incorporated therein by reference (items (i) through (iv) being referred to as the "ICI SEC Reports"). As of their respective dates, the ICI SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1993, ICI has filed all material forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, each of which complied as to form, at the time such form, report or document was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

    4.9. FINANCIAL STATEMENTS AND RECORDS OF ICI. ICI has made available to MMI true, correct and complete copies of (i) the consolidated balance sheets of ICI and the ICI Subsidiaries as of December 31, 1994 and 1995, and the consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of Deloitte & Touche LLP, and (ii) the unaudited consolidated balance sheet of ICI and the ICI Subsidiaries as of March 31, 1996 and related the unaudited consolidated statements of income, shareholders' equity and cash flow for the quarter then ended (collectively, the "ICI Financial Statements"). The ICI Financial Statements have been prepared from, and are in accordance with, the books and records of ICI and the ICI Subsidiaries and present fairly, in all material respects, the assets, liabilities and financial position of ICI as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since December 31, 1995, there has been no change in accounting principles applicable to, or methods of accounting utilized by, ICI, except as noted in the ICI Financial Statements or as is required under generally accepted accounting principles. The statements of income and cash flow contained in the ICI Financial Statements do not contain any material items of special or nonrecurring income, except as specifically identified therein. On or before the 20th day of each calendar month following the date of this Agreement, ICI shall deliver to MMI unaudited financial statements (including a balance sheet and statements of income and cash flow) as of the end of the previous month and for the year to date. The books and records of ICI have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of ICI set forth in the ICI Financial Statements.

    4.10. ABSENCE OF CERTAIN CHANGES. Since December 31, 1995, ICI and the ICI Subsidiaries have not, except as may result from the transactions contemplated by this Agreement:

        (a) suffered any material adverse change in the business, results of operations, working capital, assets, liabilities or condition (financial or otherwise) or the manner of conducting the business of ICI and ICI Subsidiaries taken as a whole, except as reflected on the ICI Financial Statements and except for such changes that would not have an ICI Material Adverse Effect;

        (b) suffered any damage or destruction to or loss of the assets of ICI or any ICI Subsidiary, whether or not covered by insurance, which would be expected to result in an ICI Material Adverse Effect;

        (c) forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims;

        (d) entered into or terminated any material agreement, commitment or transaction, or agreed or made any changes in material leases or agreements, or suffered any of the foregoing to occur, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into in the ordinary course of business, except in any such case as does not have an ICI Material Adverse Effect;

        (e) written up, written down or written off the book value of any material amount of assets;

        (f) declared, paid or set aside for payment any dividend or distribution with respect to ICI's capital stock;

        (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of ICI's capital stock or securities (other than shares issued upon exercise of the ICI Options) or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement, except as provided in Section 5.2 hereof;

        (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and except as provided in
    Section 5.2 hereof;

        (i) entered into any employment, consulting, compensation or collective bargaining agreement with any person or group, except in any such case which does not have an ICI Material Adverse Effect on the Surviving Corporation;

        (j) entered into, adopted or amended any employee benefit plan except in any such case as does not have an ICI Material Adverse Effect; or

        (k) entered into any agreement to do any of the foregoing.

    4.11.   NO  MATERIAL UNDISCLOSED LIABILITIES.   There are  no liabilities or
obligations of ICI or the ICI Subsidiaries of any nature, whether absolute, accrued, contingent or otherwise, other than:

        (a) the liabilities and obligations that are fully reflected, accrued or reserved against in the ICI Financial Statements, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since December 31, 1995; or

        (b) liabilities  or  obligations  not inconsistent  with  the  terms  of
    Section 5.2.

    4.12. TAX RETURNS; TAXES. Each of ICI and the ICI Subsidiaries have duly and timely filed all federal, state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are true and correct in all material respects;

have either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and have made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. Except as set forth in ICI's Disclosure Schedule, no unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against ICI or the ICI Subsidiaries, nor has ICI or the ICI Subsidiaries received notice of any such deficiency, delinquency or default. Except as set forth in ICI's Disclosure Schedule, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes. ICI and the ICI Subsidiaries have no material tax liabilities other than those reflected on the ICI Financial Statements and those arising in the ordinary course of business since March 31, 1996. ICI will make available to MMI true, complete and correct copies of ICI's consolidated federal tax returns for the last five years and make available such other tax returns requested by MMI.

    4.13. MATERIAL CONTRACTS. ICI will furnish or make available accurate and complete copies of the ICI Material Contracts to MMI. All of the ICI Material Contracts are valid, binding and enforceable. There is not under any of the ICI Material Contracts any existing breach, default or event of default by ICI or any of the ICI Subsidiaries nor event that with notice or lapse of time or both would constitute a breach, default or event of default by ICI or any of the ICI Subsidiaries nor does ICI know of, and ICI has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have an ICI Material Adverse Effect. As used herein, the term "ICI Material Contracts" shall mean all of contracts and agreements filed, or required to be filed, as exhibits to ICI's Annual Report on Form 10-K for the year ended December 31, 1995 and any contract or agreement entered into since December 31, 1995 which would be required to be filed as an exhibit to ICI's Annual Report on Form 10-K for the year ending December 31, 1996, any note, bond, mortgage, indenture, license agreement, lease, employment agreement or other instrument or obligation to which any of ICI or the ICI Subsidiaries is a party or by which any of them or any of their properties or assets may be subject.

    4.14. LITIGATION AND GOVERNMENT CLAIMS. Except as disclosed in the ICI SEC Reports, there is no pending suit, claim, action or litigation, whether civil, criminal or administrative, arbitration or other proceeding or governmental investigation or inquiry, or any pending change in any environmental, zoning or building laws, regulations or ordinances against ICI or the ICI Subsidiaries to which their businesses or assets are subject which would, severally or in the aggregate, reasonably be expected to result in an ICI Material Adverse Effect. To the knowledge of ICI, there are no such proceedings threatened or contemplated, or any unasserted claims (whether or not the potential claimant may be aware of the claim) of any nature that might be asserted against ICI or the ICI Subsidiaries which would, severally or in the aggregate, have an ICI Material Adverse Effect. Neither ICI nor any ICI Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, or any governmental restriction applicable to ICI or any ICI Subsidiary which is reasonably likely
(i) to have an ICI Material Adverse Effect or (ii) to cause a material limitation on ICI's ability to operate the business of MMI after the Closing.

    4.15. COMPLIANCE WITH LAWS. ICI and the ICI Subsidiaries each have all material authorizations, approvals, licenses and orders to carry on their respective businesses as they are now being conducted, to own or hold under lease the properties and assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party, except for instances which would not have an ICI Material Adverse Effect. ICI and the ICI Subsidiaries have been and are in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which their respective businesses and their employment of labor or their use or occupancy of properties or any part hereof are subject, the failure to obtain or the violation of which would have an ICI Material Adverse Effect.

    4.16. EMPLOYEE BENEFIT PLANS. Each employee benefit plan, as such term is defined in Section 3(3) of ERISA, of ICI or the ICI Subsidiaries (collectively the "ICI Employee Plans") complies in all material respects with all applicable requirements of ERISA and the Code and other applicable laws. None of the ICI Employee Plans is an employee pension benefit plan subject to Title IV or Part 3 of Subtitle B of Title I of ERISA or a multiemployer plan, as such terms are defined in ERISA. Neither ICI nor any ICI Subsidiary, nor any of their respective directors, officers, employees or agents has, with respect to any ICI Employee Plan, engaged in any "prohibited transaction," as such term is defined in the Code or ERISA, nor has any ICI Employee Plan engaged in such prohibited transaction which could result in any taxes or penalties or other prohibited transactions, which in the aggregate could have an ICI Material Adverse Effect.

    4.17. LABOR RELATIONS. Each of ICI and the ICI Subsidiaries is in compliance in all respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice, except in any case which would not have an ICI Material Adverse Effect. There is no unlawful employment practice discrimination charge pending before the EEOC or EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against ICI or any of the ICI Subsidiaries pending before the National Labor Review Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of ICI, threatened against or involving or affecting ICI or any of the ICI Subsidiaries and no National Labor Review Board representation question exists respecting their respective employees. No grievances or arbitration proceeding is pending and no written claim therefor exists, except in any case which would not have an ICI Material Adverse Effect.

    4.18. INTELLECTUAL PROPERTY. ICI and the ICI Subsidiaries own or have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("ICI Intellectual Property") used or held for use in connection with the business of ICI or the ICI Subsidiaries, without any conflict with the rights of others, except for such conflicts as do not have an ICI Material Adverse Effect. Neither ICI nor any of the ICI
Subsidiaries has received any notice from any other person pertaining to or challenging the right of ICI or any of the ICI Subsidiaries to use any ICI Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to ICI or the ICI Subsidiaries, except with respect to rights the loss of which, individually or in the aggregate, would not have an ICI Material Adverse Effect.

    4.19. PROPERTIES. ICI and the ICI Subsidiaries have good and marketable title, free and clear of all liens, claims or encumbrances (other than for the ICI Material Contracts) to all of their material properties and assets whether tangible or intangible, real, personal or mixed, reflected on the ICI Financial Statements as being owned by ICI or the ICI Subsidiaries. All buildings and all fixtures, equipment and other property and assets which are material to its business held under leases or subleases by any of ICI or the ICI Subsidiaries are held under valid instruments enforceable in accordance with their respective terms. Substantially all of ICI's and ICI Subsidiaries' equipment and properties have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

    4.20. INSURANCE. ICI and each of the ICI Subsidiaries is presently insured, and during each of the past five (5) calendar years has been insured for reasonable amounts against such risks as companies engaged in similar business would, in accordance with good business practice, customarily be insured.

    4.21. ENVIRONMENTAL MATTERS. ICI and the ICI Subsidiaries are in compliance with all applicable federal, state, local and foreign laws relating to emissions, discharges and releases of hazardous materials into the environment and the generation, treatment, storage, transportation and disposal of hazardous waste, including, without limitation, any applicable provisions of the Resource Conservation and Recovery Act of 1976 or the Comprehensive Environmental Response, Compensation and

Liability Act of 1980, except as would not cause an ICI Material Adverse Effect. There are no conditions at, on, under or related to any real property owned or operated by ICI or the ICI Subsidiaries which presently or potentially poses a significant hazard to human health or the environment, and there has been no production, use, treatment, storage, transportation or disposal by ICI or any of the ICI Subsidiaries of any Hazardous Substance (as hereinbelow defined) nor any release or threatened release by ICI or any ICI subsidiary of any Hazardous Substance. No Hazardous Substance is now or ever has been stored by ICI or the ICI Subsidiaries in underground tanks, pits or surface impoundments. For purposes of the foregoing, the term "Hazardous Substance" means any hazardous or toxic substance, material or waste (including, without limitation, petroleum products and by-products) which is regulated by any applicable federal, state, local or foreign authority.

    4.22. ACCOUNTING, TAX AND REGULATORY MATTERS. Neither ICI nor any of the ICI Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstances that would prevent the transactions contemplated hereby from qualifying for pooling of interest accounting treatment or as a reorganization within the meaning of Section 368 of the Code.

    4.23. ACCURACY OF DISCLOSURES. None of the information supplied by ICI or any ICI Subsidiary for inclusion in the Registration Statement or Proxy Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of MMI in accordance therewith, or, in the case of the Registration Statement at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    4.24. BROKERS AND FINDERS. None of ICI, the ICI Subsidiaries or, to ICI's knowledge, any of their respective officers, directors and employees has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby, except that ICI has engaged Morgan Keegan & Company, Inc. as its financial advisor. Other than the foregoing arrangements and other than certain fees that may be paid to MMI's financial advisors as contemplated by Section 3.26 hereof, ICI is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE 5.
                        CERTAIN COVENANTS AND AGREEMENTS

    5.1. CONDUCT OF BUSINESS BY MMI. From the date hereof to the Effective Date, MMI will, and will cause each MMI Subsidiary to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in MMI's Disclosure Schedule or consented to in writing by ICI:

        (a) Carry on its business in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 5.1;

        (b)   Neither  change   nor  amend   its  Certificate   or  Articles  of
    Incorporation or Bylaws;

        (c) Other than pursuant to the exercise of the Options outstanding on the date hereof, not issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of MMI or any of the MMI Subsidiaries or rights or obligations convertible into or exchangeable for any shares of the capital stock of MMI or any of the MMI Subsidiaries and not alter the terms of any presently outstanding options or the MMI Stock Option Plan or make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of MMI or any of MMI's Subsidiaries;

        (d) Not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of MMI and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of MMI or any of the MMI Subsidiaries or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of MMI or any of the MMI Subsidiaries or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

        (e) Not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity or product line (other than the pending asset acquisitions described in the MMI Disclosure Schedule);

        (f)  Use  its  reasonable  efforts  to  preserve  intact  the  corporate existence, goodwill and business organization of MMI and the MMI Subsidiaries, to keep the officers and employees of MMI and the MMI Subsidiaries available to MMI and to preserve the relationships of MMI and the MMI Subsidiaries with suppliers, customers and others having business relations with any of them, except for such instances which would not have an MMI Material Adverse Effect;

        (g) Not (i) create, incur or assume any long-term debt (including obligations in respect of capital leases which individually or in the aggregate involve annual payments in excess of $10,000) or, except in the ordinary course of business under existing lines of credit, create, incur or assume any short-term debt for borrowed money, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than MMI Subsidiaries, (iii) make any loans or advances to any other person other than the MMI Subsidiaries, except in the ordinary course of business and consistent with past practice, or (iv) make any capital contributions to, or investments in, any person other than the MMI Subsidiaries; provided, however, that MMI may incur long-term debt under its credit facility with Chemical Bank, as may be amended upon terms not materially less favorable to MMI in connection with the pending asset acquisitions described in the MMI Disclosure Schedule up to an aggregate principal amount of $10.0 million; or

        (h) Not (i) enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers, directors, employees and sales representatives, (ii) grant any increase in the compensation of officers or directors, whether now or hereafter payable or
    (iii) grant any increase in the compensation of any other employees except for compensation increases in the ordinary course of business and consistent with past practice.

    In connection with the continued operation of the business of MMI and the MMI Subsidiaries between the date of this Agreement and the Effective Date, MMI shall confer in good faith and on a regular and frequent basis with one or more representatives of ICI designated in writing to report operational matters of materiality and the general status of ongoing operations. In addition, MMI will allow ICI employees or agent to be present at MMI's business locations to observe the business and operations of MMI and the MMI Subsidiaries. MMI agrees to participate in the staff meetings of ICI as may be requested by ICI. MMI acknowledges that ICI does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall ICI be responsible for any decisions made by MMI's officers and directors with respect to matters which are the subject of such consultation.

    5.2. CONDUCT OF BUSINESS BY ICI. From the date hereof to the Effective Date, ICI will, and will cause Merger Corp. and each of the ICI Subsidiaries to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in ICI's Disclosure Schedule or consented to in writing by MMI:

        (a) Carry on its businesses in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business;

        (b)  Except in  instances which would  not have an  ICI Material Adverse
    Effect,  neither  change   nor  amend   its  Certificate   or  Articles   of
    Incorporation or Bylaws;

        (c) Other than pursuant to the exercise of ICI Options outstanding on the date hereof, not issue, sell or grant options (other than employee stock options granted under ICI's existing stock option plans as such plans may hereafter be amended), warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of more than 500,000 shares of the capital stock of ICI or rights or obligations convertible into or exchangeable for any shares of the capital stock of ICI;

        (d) Not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of ICI and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of ICI or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of ICI or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

        (e)  Use  its  reasonable  efforts  to  preserve  intact  the  corporate existence, goodwill and business organization of ICI and the ICI Subsidiaries, to keep the executive officers of ICI and the ICI Subsidiaries available to ICI and to preserve the relationships of ICI and the ICI Subsidiaries with suppliers, customers and others having business relations with any of them, except for such instances which would not have an ICI Material Adverse Effect;

        (f) Not (i) create, incur or assume any long-term debt or, except in the ordinary course of business under existing lines of credit, create, incur or assume any short-term debt for borrowed money, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than ICI Subsidiaries (except in the ordinary course of business and consistent with past practice), (iii) make any loans or advances to any other person other than the ICI Subsidiaries, except in the ordinary course of business and consistent with past practice, or (iv) make any capital contributions to, or investments in, any person other than the ICI Subsidiaries, except in each case where such action would not have an ICI Material Adverse Effect; or

        (g) Except in instances which would not have an ICI Material Adverse Effect, not enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors nor grant any increase in the compensation of officers, directors or employees, whether now or hereafter payable (except for compensation increases in the ordinary course of business and consistent with past practice).

    In connection with the continued operation of the business of ICI and the ICI Subsidiaries between the date of this Agreement and the Effective Date, ICI shall confer in good faith and on a regular and frequent basis with one or more representatives of MMI designated in writing to report operational matters of materiality and the general status of ongoing operations. ICI acknowledges that MMI does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall MMI be responsible for any decisions made by ICI's officers and directors with respect to matters which are the subject of such consultation.

    5.3. NOTICE OF ANY MATERIAL CHANGE. Each of MMI and ICI shall, promptly after the first notice or occurrence thereof but not later than the Closing Date, advise the other in writing of any event or the existence of any state of facts that would (i) make any of its representations and warranties in this Agreement untrue in any material respect, or (ii) otherwise constitute an MMI Material Adverse Effect or ICI Material Adverse Effect, as the case may be.

    5.4.  INSPECTION AND ACCESS TO INFORMATION.

        (a) Between the date of this Agreement and the Effective Date, each party hereto will, and will cause each of its subsidiaries to, provide each other party and its accountants, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances to any and all of its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause their respective officers to furnish to the other party and its authorized representatives any and all financial, technical and operating data and other information pertaining to its business, as each other party shall from time to time request.

        (b) Those certain letter agreements dated February 22, 1996 and March 8, 1996 relative to, without limitation, the protection of the confidential information of MMI (the "MMI CA") and ICI (the "ICI CA"), respectively, shall remain in full force and effect except as modified by the terms of this Agreement. In the event of any inconsistency between the terms of the MMI CA and the ICI CA, on the one hand, and this Agreement, on the other hand, this Agreement shall control.

    5.5. ANTITRUST LAWS. As soon as practicable, each of ICI and MMI shall make any and all filings which are required under the HSR Act. Each of ICI and MMI will assist the other as may be reasonably requested in connection with the preparation of such filings.

    5.6. POOLING. From and after the date hereof and until the Effective Date, neither ICI nor MMI nor any of their respective subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interest" for accounting purposes or (ii) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

    5.7.  REGISTRATION STATEMENT AND PROXY STATEMENT.

        (a) ICI shall promptly prepare and file a registration statement on Form S-4 (which registration statement, in the form it is declared effective by the SEC, together with any and all amendments and supplements thereto and all information incorporated by reference therein, is referred to herein as the "Registration Statement") under and pursuant to the provisions of the Securities Act for the purpose of registering ICI Common Stock to be issued in the Merger. ICI will use its reasonable efforts to receive and respond to the comments of the SEC, and each of ICI and MMI shall promptly mail to their respective stockholders the proxy statement in its definitive form contained in the Registration Statement (the "Proxy Statement"). Such Proxy Statement shall also serve as the prospectus to be included in the Registration Statement. In addition, MMI shall cause its auditors to prepare and deliver such reports and consents as ICI may reasonably require for inclusion in the Registration Statement and such other filings as ICI deems necessary, including, without limitation, such auditors' consent to the incorporation by reference of such auditors' reports into ICI's registration statements on Form S-8.

        (b) Each of ICI and MMI agrees to provide as promptly as practicable to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the other party, may be required or appropriate for inclusion in the Registration Statement and the Proxy Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Registration Statement and the Proxy Statement.

        (c) At the time the Registration Statement becomes effective and at the Effective Date, as such Registration Statement is then amended or supplemented, and at the time the Proxy Statement is mailed to ICI's and
    MMI's    respective   stockholders,   such    Registration   Statement   and

    Proxy Statement will (i) not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the provisions of the Securities Act and Exchange Act, as applicable, and the rules and regulations thereunder; provided, however, no representation is made by ICI or MMI with respect to statements made in the Registration Statement and Proxy Statement based on information supplied by the other party expressly for inclusion or incorporation by reference in the Proxy Statement or Registration Statement or information omitted with respect to the other party.

    5.8.  STOCKHOLDERS' MEETING.

        (a) Each of MMI and ICI shall call a meeting of its stockholders to be held as soon as practicable after the date hereof for the purpose of voting upon matters relating to this Agreement.

        (b) MMI will use its reasonable efforts to hold its stockholders' meeting as promptly as practicable as may be directed by ICI and to obtain stockholder approval and will, through its Board of Directors, recommend to its stockholders approval of the Merger and this Agreement at the stockholders' meeting; provided, however, that such recommendation is subject to any action taken by, or upon the authority of, the Board of Directors of MMI in the exercise of its good faith judgment as to its fiduciary duties to the stockholders of MMI exercised in accordance with the provisions of Section 5.13.

        (c) ICI will use its reasonable efforts to hold its stockholders' meeting as promptly as practicable for the purpose of acting upon matters relating to this Agreement and will, through its Board of Directors, recommend to its stockholders approval of the issuance of ICI Common Stock as set forth in this Agreement; provided, however, that such recommendation is subject to any action taken by, or upon the authority of, the Board of Directors of ICI in the exercise of its good faith judgment as to its fiduciary duties to the stockholders of ICI.

    5.9. LISTING APPLICATION. ICI will file a listing application with the NMS to approve for listing, subject to official notice of issuance, the shares of ICI Common Stock to be issued in the Merger. ICI shall use its reasonable efforts to cause the shares of ICI Common Stock to be issued in the Merger to be approved for listing on the NMS, subject to official notice of issuance, prior to the Effective Date.

    5.10. AFFILIATES. At least 30 days prior to the Closing Date, MMI shall deliver to ICI a letter identifying all persons who are, at the time the Merger is submitted to a vote to the stockholders of MMI, "affiliates" of MMI for purposes of Rule 145 under the Securities Act. Each person who is identified as an "affiliate" in such letter will deliver to ICI on or before 30 days prior to the Closing Date a written statement, in form satisfactory to ICI and MMI, that such person will not offer to sell, transfer or otherwise dispose of any of the shares of MMI Common Stock or ICI Common Stock issued to such person, except (i) in accordance with the applicable provisions of the Securities Act and the rules and regulations thereunder and (ii) until such time as financial results covering at least 30 days of combined operations of ICI and MMI have been published (the "Publication Date"). ICI hereby covenants to file a Form 8-K or 10-Q (as applicable) satisfying such publication requirement as soon as practicable after the completion of any month which contains at least 30 days of combined operations. ICI shall be entitled to place legends on any certificates of ICI Common Stock issued to such affiliates to restrict transfer of such shares as set forth above.

    5.11. REASONABLE EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

        (a) MMI and ICI shall promptly make their respective filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to comply with the provisions of the HSR Act.

        (b) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of MMI or ICI, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Date or that will or may result in the failure to satisfy any of the conditions specified in Articles 6 and 7 and (ii) any failure of MMI or ICI, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

        (c) MMI has obtained (and will promptly deliver copies to ICI) agreements from Messrs. Vought, Lee and Berry and Micro Partners, L.P. and Kitty Hawk Capital Limited Partnership, II (i) not to perfect appraisal rights with respect to the Merger (to the extent applicable) and (ii) to vote all shares of MMI Common Stock beneficially owned by such person in favor of the approval of this Agreement and the Merger (which agreements shall contain a proxy in favor of ICI with respect to the shares of MMI Common Stock beneficially owned by such persons).

    5.12. PUBLIC ANNOUNCEMENTS. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless ICI or MMI is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable stock exchange rule and then only after making a reasonable attempt to comply with the provisions of this Section). Subject to the preceding sentence, the parties acknowledge their respective intention to make a public announcement of the transactions contemplated by this Agreement promptly following the execution and delivery of this Agreement.

    5.13. NO SOLICITATIONS. From the date hereof until the Effective Date or until this Agreement is terminated or abandoned as provided in this Agreement, neither MMI nor any of the MMI Subsidiaries shall directly or indirectly (i) solicit, initiate or encourage discussion with or (ii) enter into negotiations or agreements with, or furnish any information that is not publicly available to, any corporation, partnership, person or other entity or group (other than ICI, an affiliate of ICI or their authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (the "Acquisition Proposal") involving MMI or any of the MMI
Subsidiaries, and MMI will exercise its reasonable efforts to cause its officers, directors, advisors and its financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence; provided, however, that MMI, its officers, directors, advisors and its financial and legal representatives and consultants shall not be prohibited from taking any action described in (ii) above to the extent such action is taken by, or upon the authority of, the Board of Directors of MMI in the exercise of good faith judgment as to its fiduciary duties to the stockholders of MMI based upon the advice of independent legal counsel in recognition of, without limitation, the long-term corporate objectives of MMI sought to be achieved by the Merger. MMI will notify ICI promptly in writing if MMI becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, MMI with respect to an Acquisition Proposal, and MMI shall promptly deliver to ICI any written inquiries or proposals received by MMI relating to an Acquisition Proposal. Each time, if any, that the Board of Directors of MMI determines that it must enter into negotiations with, or furnish any information that is not publicly available to, any corporation, partnership, person or other entity or group (other than ICI, an affiliate of ICI or their authorized representatives) concerning any Acquisition Proposal, MMI will give ICI prompt notice of such determination (which shall include a copy of the non-public information which MMI has delivered to such other person or entity) and shall require the recipient of such information to execute and deliver to MMI a confidentiality agreement substantially identical to the MMI CA as a condition precedent to furnishing any such information (failing which, without limitation of any other right of ICI, the fifth paragraph of the MMI CA shall no longer be of any force or effect). In the event of the execution of any Acquisition Proposal by MMI, ICI may terminate this Agreement in the exercise of its discretion. The second preceding sentence of this Section shall survive any termination of this Agreement.

                                   ARTICLE 6.
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF MMI

    Except as may be waived by MMI, the obligations of MMI to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

    6.1. COMPLIANCE. ICI shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by ICI on or before the Closing Date.

    6.2. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by ICI in this Agreement and in all certificates and other documents delivered by ICI to MMI pursuant hereto shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except that if information which would constitute a breach of the representations and warranties of ICI made in this Agreement is disclosed in the Proxy Statement on the date such Proxy Statement is mailed to MMI's stockholders, then MMI shall be deemed to have waived this condition to the performance of its obligations hereunder.

    6.3.   MATERIAL  ADVERSE CHANGES.   Subsequent  to December  31, 1995, there
shall not have occurred any ICI Material Adverse Effect except as set forth in the ICI Disclosure Schedule.

    6.4.   NMS LISTING.   ICI Common  Stock issuable pursuant  to the Merger and
pursuant to the exercise of the Options after the Effective Date shall have been authorized for listing on the NMS.

    6.5. CERTIFICATES. MMI shall have received a certificate or certificates, executed on behalf of ICI by an executive officer of ICI, to the effect that the conditions contained in Sections 6.2 and 6.3 hereof have been satisfied.

    6.6. STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of all of the outstanding shares of MMI Common Stock.

    6.7. EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order shall been issued by the SEC or any other governmental authority suspending the effectiveness of the
Registration Statement or preventing or suspending the use thereof or any related prospectus.

    6.8. CONSENTS; LITIGATION. Other than the filing of the Certificate of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods (including the waiting period under the HSR Act) imposed by any governmental entity, and all required third-party consents, the failure to obtain which would have a material adverse effect on ICI and its subsidiaries, including the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained. ICI shall have received all state securities or Blue Sky permits and other authorizations necessary to issue ICI Common Stock pursuant to the Merger and the other terms of this Agreement. In addition, no action, suit or proceeding shall have been instituted before any court or other governmental entity to restrain, modify, enjoin or prohibit the carrying out of the transactions contemplated hereby.

    6.9. TAX OPINION. MMI shall have received a favorable opinion of Arnall Golden & Gregory based upon certain factual representations of MMI, ICI and
Merger Corp. reasonably requested by such counsel, and containing such qualifications as such counsel reasonably deems appropriate relative to factual matters not otherwise verified to such counsel's satisfaction, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that accordingly:

        (a) No gain or loss will be recognized by the shareholders of MMI upon the conversion of their shares of MMI Common Stock into shares of ICI Common Stock pursuant to the terms of the Merger (except to the extent cash is received in lieu of fractional shares);

        (b) The tax basis of the shares of ICI Common Stock received by a shareholder of MMI on the conversion of MMI Common Stock pursuant to the Merger will be the same as the basis of the shares of the MMI Common Stock converted (less any portion of such basis allocable to any fractional interest in any share of ICI Common Stock); and

        (c) The holding period of the ICI Common Stock into which shares of MMI Common Stock are converted will include the period that such shares of MMI Common Stock were held by the holder, provided such shares were held as a capital asset by such holder.

                                   ARTICLE 7.
          CONDITIONS PRECEDENT TO OBLIGATIONS OF ICI AND MERGER CORP.

    Except as may be waived by ICI and Merger Corp., the obligations of ICI and Merger Corp. to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

    7.1. COMPLIANCE. MMI shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by it on or before the Closing Date.

    7.2. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by MMI in this Agreement and in all certificates and other documents delivered by MMI pursuant hereto, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except that if information which would constitute a breach of the representations and warranties of MMI made in this Agreement is disclosed in the Proxy Statement on the date such Proxy Statement is mailed to MMI's stockholders, then ICI shall be deemed to have waived this condition to the performance of its obligations hereunder.

    7.3.   MATERIAL ADVERSE CHANGES.   Since February 29,  1996, there shall not
have occurred any MMI Material Adverse Effect.

    7.4. CERTIFICATES. ICI shall have received a certificate or certificates, executed on behalf of MMI by an executive officer of MMI, to the effect that the conditions in Sections 7.2 and 7.3 hereof have been satisfied.

    7.5. DISSENTERS' RIGHTS. To the extent appraisal rights are available to MMI's stockholders in connection with the Merger, no more than 10% of the outstanding shares of MMI Common Stock shall (a) qualify as Dissenting Shares,
(b) be subject to payment  in lieu of fractional  shares as provided in  Section
2.2 hereof or (c) be treasury shares of MMI.

    7.6. CONSENTS; LITIGATION. Other than the filing of the Certificate of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods (including the waiting period under the HSR Act) imposed by, any governmental entity, and all required third-party consents, the failure to obtain which would have a material adverse effect on ICI and its subsidiaries, including the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained. ICI shall have received all state securities or Blue Sky permits and other authorizations necessary to issue ICI Common Stock pursuant to the Merger and the other terms of this Agreement. In addition, no action, suit or proceeding shall have been instituted before any court or other governmental entity to restrain, modify, enjoin or prohibit the carrying out of the transactions contemplated hereby.

    7.7. COMFORT LETTER. ICI shall have received from KPMG Peat Marwick L.L.P., certified public accountants for MMI, (a) "comfort" letters dated the date of the Proxy Statement, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to ICI) with respect to certain financial statements and other financial information included in the Registration Statement in customary form, (b) the consents referred to in
Section 5.7(a) in respect of any filing previously or concurrently being made with the SEC, and (c) a letter addressed to ICI and Deloitte & Touche LLP, in form and substance reasonably satisfactory to ICI, to the effect that MMI qualifies as an entity such that the Merger will qualify as a "pooling of interests" transaction under generally accepted accounting principles.

    7.8. POOLING LETTERS. ICI shall have received a letter from Deloitte & Touche LLP, certified public accountants for ICI, dated the Closing Date, addressed to ICI, in form and substance reasonably satisfactory to ICI, stating that the Merger will qualify as a "pooling of interests" transaction under generally accepted accounting principles.

    7.9.   STOCKHOLDER  APPROVAL.    ICI shall  have  obtained  any  shareholder
approval required for listing ICI Common Stock on NMS as a condition to the consummation of the transactions set forth in this Agreement.

                                   ARTICLE 8.
                         INDEMNIFICATION AND INSURANCE

    8.1 INDEMNIFICATION. In the event of any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any of the present or former officers or directors (the "Managers") of MMI or any of the MMI Subsidiaries is, or is threatened to be, made a party by reason of the fact that he or she served as a Manager of MMI or any of the MMI
Subsidiaries, or is or was serving at the request of MMI or any of the MMI Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Date, MMI shall indemnify and hold harmless, and from and after the Effective Date each of the Surviving Corporation and ICI shall indemnify and hold harmless, as and to the full extent permitted by applicable law (including by advancing expenses promptly as statements therefor are received), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation, and in the event of any such claim, action, suit proceeding or investigation (whether arising before or after the Effective Date), (i) if MMI (prior to the Effective Date) or ICI or the Surviving Corporation (after the Effective Date) have not promptly assumed the defense of such matter, the Managers may retain counsel satisfactory to them, and MMI, or the Surviving Corporation and ICI after the Effective Date, shall pay all reasonable fees and expenses of such counsel for the Managers promptly, as statements therefor are received, and (ii) MMI, or the Surviving Corporation and ICI after the Effective Date, will use their respective reasonable efforts to assist in the vigorous defense of any such matter; provided that neither MMI nor the Surviving Corporation or ICI shall be liable for any settlement effected without its prior written consent; provided further that the Surviving Corporation and ICI shall have no obligation under the foregoing provisions of this Section 8.1 to any Manager when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, (x) that indemnification of such Manager in the manner contemplated hereby is prohibited by applicable law, or (y) that MMI has breached a representation or warranty hereunder with respect to the same matters for which indemnification is being sought by such Manager and such Manager fails to prove that such Manager had no actual knowledge of such breach at the Effective Date; and provided further that such Manager shall have satisfied any and all applicable conditions precedent to such indemnification under applicable law. Upon the finality of any such determination that the Surviving Corporation or ICI is not liable for any such indemnification claims, the Manager will reimburse ICI and the Surviving Corporation for any fees, expenses and costs incurred by ICI or the Surviving Corporation in connection with the defense of such claims. Any Manager wishing to claim indemnification under this Section 8.1, upon learning of any such claim, action, suit, proceeding or investigation, shall notify MMI and ICI, thereof (provided that the failure to give such notice shall not affect any obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced thereby). ICI further covenants not to amend or repeal any provisions of the Certificate of Incorporation or Bylaws of MMI in any manner which would adversely affect the indemnification or exculpatory provisions contained herein. The provisions of this Section 8.1 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives, and shall survive the Closing for a period expiring six years from the Effective Date.

    8.2. DIRECTORS' AND OFFICERS' INSURANCE. For a period of two years from the Effective Date, the Surviving Corporation shall either, in its discretion
(x) maintain in effect MMI's current directors' and officers' liability insurance covering those Managers who are currently covered on the date of this Agreement by MMI's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to ICI); PROVIDED HOWEVER, that the Surviving Corporation may substitute for such MMI policies, policies with at least the same coverage containing terms and conditions which are no less advantageous to the Managers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Date or (y) to the extent applicable, cause ICI's directors' and officers' liability insurance, if any, then in effect to cover those persons who are covered on the date of this Agreement by MMI's directors' and officers' liability insurance policy with respect to those matters covered by MMI's directors' and officers' liability insurance policy. In no event, however, shall the Surviving Corporation or ICI be required by this Section 8.2 to expend a premium for such insurance in an amount equal to double the rate paid by MMI for the policy period immediately preceding the date of execution of this Agreement. The provisions of this Section 8.2 are intended to be for the benefit of, and shall be enforceable by, each Manager and his or her heirs and representatives. Notwithstanding the foregoing, ICI shall have no liability or obligation under this Section 8.2 to the extent the policy referred to in this Section is not reasonably available on the terms set forth in this Section.

                                   ARTICLE 9.
                                 MISCELLANEOUS

    9.1. TERMINATION. In addition to the provisions regarding termination set forth elsewhere herein, this Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

        (a) by mutual consent of MMI and ICI;

        (b) by ICI if there has been a material misrepresentation or breach of warranty in the representations and warranties of MMI set forth herein or a failure to perform in any material respect a covenant on the part of MMI with respect to its representations, warranties and covenants set forth in this Agreement, except for any such misrepresentation, breach or failure to perform which was disclosed in the Proxy Statement on the date it is mailed to MMI's stockholders to the extent that ICI has expressly agreed in writing to such specific disclosure;

        (c) by MMI if there has been a material misrepresentation or breach of warranty in the representations and warranties of ICI set forth herein or a failure to perform in any material respect a covenant on the part of ICI with respect to its representations, warranties and covenants set forth in this Agreement, except for any such misrepresentation, breach or failure to perform which was disclosed in the Proxy Statement on the date it is mailed to MMI's stockholders to the extent that MMI has expressly agreed in writing to such specific disclosure (and, in no event whatsoever shall MMI have any right or remedy in respect of any breach or violation by ICI of Section 5.2(c) hereof other than to exercise any termination right of MMI under this
    Section 9.1(c));

        (d) by either ICI or MMI if the transactions contemplated by this Agreement have not been consummated by September 30, 1996, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date (except for any breach by ICI of Section 5.2(c) hereof);

        (e) by either MMI or ICI if the transactions contemplated hereby violate
    any  nonappealable  final  order,  decree  or  judgment  of  any  court   or
    governmental body or agency having competent jurisdiction;


        (f) by MMI if, in the exercise of the good faith judgment of its Board of Directors as to its fiduciary duties to its stockholders exercised in accordance with the provisions of Section 5.13, such termination is required by reason of an Acquisition Proposal; or



        (g) by ICI if the MMI Board of Directors withdraws or materially modifies or changes its recommendation to the stockholders of MMI to approve this Agreement and the Merger.


    9.2.  EXPENSES.

        (a) Except as provided in (b) below, if the transactions contemplated by this Agreement are not consummated, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

        (b) If, (i) this Agreement is terminated by MMI pursuant to Section 9.1(f) hereof, (ii) this Agreement is terminated by ICI pursuant to Section 9.1(g) or (iii) on or before September 30, 1996, MMI enters into a definitive agreement with respect to an Acquisition Proposal with any corporation, partnership, person or other entity or group (other than ICI or any affiliate of ICI), and such transaction (including any revised transaction based upon the Acquisition Proposal) is thereafter consummated (whether before or after September 30, 1996), then MMI shall pay ICI a cash fee equal to the sum of $2.5 Million, which such fee shall be payable in same day funds to an account specified by ICI. This Section shall survive any termination of this Agreement.

    9.3. ENTIRE AGREEMENT. This Agreement, the MMI CA, the ICI CA and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this section.

    9.4. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS. The representations and warranties of each party contained herein or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement, and the covenants and agreements of the parties (other than those contained in 2.5, 8.1 and 8.2) shall not survive the Closing.

    9.5.    COUNTERPARTS.   This  Agreement may  be  executed in  any  number of
counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

    9.6. NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile transmission, addressed as follows:

        (i) If to ICI:

            4320 International Boulevard, N.W.
           Norcross, Georgia 30093
           Attention: Robert L. Taylor, President and Chief Executive Officer
           Facsimile: (770) 381-7581
           with a copy (which shall not constitute notice) to:

            Arnall Golden & Gregory
           2800 One Atlantic Center
           1201 W. Peachtree Street
           Atlanta, Georgia 30309
           Attention: Stephen D. Fox
           Facsimile: (404) 873-8529

        (ii) If to MMI:

             Post Office Box 2487
           Columbus, Mississippi 39704
           Attention: Kimber L. Vought, President and Chief Executive Officer
           Facsimile: (601) 329-9176
           with a copy (which shall not constitute notice) to:

             Crouch & Hallett, L.L.P.
           717 North Harwood Street
           Suite 1400
           Dallas, Texas 75201
           Attention: Bruce H. Hallett
           Facsimile: (214) 953-0576

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the confirmation of facsimile delivery or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

    9.7. SUCCESSORS; ASSIGNMENTS. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

    9.8.   GOVERNING  LAW.   This Agreement shall  be construed  and enforced in
accordance with the laws of the State of Delaware (except the choice of law rules thereof).

    9.9. AMENDMENT, WAIVER AND OTHER ACTION. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of ICI and MMI upon the approval of the Boards of Directors of each of ICI and MMI; provided, however, that the provisions hereof relating to the manner or basis in which shares of MMI Common Stock will be exchanged for ICI Common Stock shall not be amended after the stockholder meeting of MMI or ICI to adopt this Agreement without the requisite approval of the holders of issued and outstanding shares of MMI Common Stock or ICI Common Stock, as the case may be, respectively. Prior to or at the Effective Date, each of ICI and MMI shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, will result in the violation of any law or applicable governmental regulation.

    9.10. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    9.11. NO THIRD PARTY BENEFICIARIES. Article 8 is intended for the benefit of each "Manager" (as defined in Article 8) and may be enforced by such persons. Other than as expressly set forth in this Section 9.11, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

    9.12. MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

    9.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          MICROTEK MEDICAL, INC.
                                          By:

                                          --------------------------------------

                                          ISOLYSER COMPANY, INC.

                                          By:

                                          --------------------------------------

                                          MMI MERGER CORP.

                                          By:

                                          --------------------------------------

MORGAN KEEGAN & COMPANY, INC.
MORGAN KEEGAN TOWER
FIFTY FRONT STREET
MEMPHIS, TENNESSEE 38103
901/524-4100 TELEX 69-74324
WATS 800/366-7426
MEMBERS NEW YORK STOCK EXCHANGE, INC.

                                                                         ANNEX B

June 21, 1996

Board of Directors
Isolyser Company, Inc.
4320 International Boulevard
Norcross, GA 30093

Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Isolyser Company, Inc. (the "Company") of the consideration to be paid by the Company in connection with its proposed acquisition of Microtek Medical, Inc. ("Microtek" or the "Seller") (the "Transaction") pursuant to and in accordance with the terms of that certain Agreement and Plan of Merger (the "Agreement") proposed to be entered into by and among the Company, a wholly owned subsidiary of the Company ("Merger Corp.") and the Seller. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

    You have advised us that, pursuant to the Agreement, Merger Corp. will be merged with and into the Seller, and the Seller will become a wholly owned subsidiary of the Company. The Agreement provides that, upon consummation of the Transaction, each issued and outstanding share of the Seller's Common Stock, $.01 par value (the "Seller Common Stock"), will be converted into the right to receive such number of shares of Company Common Stock, $.001 par value, as is equal to the quotient obtained by dividing $16.50 by the Determination Price (subject to adjustment as described in the Agreement). The shares of Company Common Stock issuable to the holders of the issued and outstanding shares of the Seller Common Stock pursuant to the terms of the Agreement are hereinafter referred to collectively as the "Transaction Consideration."

    Morgan Keegan & Company, Inc. ("Morgan Keegan"), as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for various purposes. We have been retained by the Board of Directors of the Company for the purpose of, and will receive a fee for, rendering this opinion. We have not advised any party in connection with the Transaction other than the Company and we make no recommendation to the shareholders of the Company.

    In connection with our opinion, we have (1) reviewed an unexecuted June 17, 1996 draft of the Agreement dated March 15, 1996 as amended (which, for purposes of our analysis, we have assumed that any further revisions, including the filling in of blank spaces and the attachment of final exhibits and appendices, will not materially alter the terms and provisions of such documents and that such documents will be executed as finalized); (2) held discussions with various members of management and representatives of the Company and the Seller concerning each company's historical and current

Isolyser Company, Inc.
June 21, 1996
Page 2

operations, financial condition and prospects; (3) reviewed historical consolidated financial and operating data that was publicly available or furnished to us by the Company and Seller; (4) reviewed internal financial analyses, financial and operating forecasts, reports and other information prepared by officers and representatives of the Company and the Seller; (5) reviewed certain publicly available information with respect to certain other companies that we believe to be comparable to the Seller and the trading markets for such other companies' securities; (6) reviewed certain publicly available information concerning the terms of certain other transactions that we deemed relevant to our inquiry; (7) conducted such other financial studies, analyses and investigations as we deemed appropriate for the purposes of this opinion.

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of the Company and Seller contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the managements of the Company and Seller as to the reasonableness and achievability of the financial and operating projections and the assumptions and bases therefor provided to us and, with your consent, we have assumed that such projections, including and without limitation cost savings and operating synergies from the Transaction, reflect the best currently available estimates and judgments of such respective managements of the Company and Seller and that such projections and forecasts will be realized in the amounts and time periods currently estimated by the managements of the Company and Seller. We have not been engaged to assess the achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of either the Company or Seller nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions to the Transaction as set forth in the Agreement would be satisfied; and that the Transaction would be consummated on a timely basis in the manner contemplated in the Agreement and that, as contemplated by the Agreement, the Merger will be accounted for as a pooling of interests. Our opinion is based upon analyses of the foregoing factors in light of our assessment of general economic, financial and market conditions as they exist and can be evaluated by us as of the date hereof. We express no opinion as to the price or trading range at which shares of the Company's Common Stock will trade following the date hereof, or upon completion of the Transaction.

    Morgan Keegan has provided other investment banking services to the Company, including advising it with respect to the acquisition of White Knight Healthcare, Inc. in 1995, acting as managing underwriter of the Company's initial public offering in 1994 and lead manager of a follow-on offering of Common Stock of the Company in 1995. In the ordinary course of our business, we serve as a market maker for the Company's Common Stock and trade shares for our own account and the accounts of our customers. Accordingly, we may at any time hold long or short positions in the Company's Common Stock.

    It is understood that this opinion is not to be quoted or referred to, in whole or in part (including excerpts or summaries), in any filing, report, document, release or other communication used in connection with the Transaction (unless required to be quoted or referred to by applicable regulatory requirements), nor shall this opinion be used for any other purposes, without our prior written consent, which consent shall not be unreasonably withheld. Furthermore, our opinion is directed to the Company's Board of Directors and does not constitute a recommendation to any shareholder of the Company.

Isolyser Company, Inc.
June 21, 1996
Page 3

    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Transaction Consideration is fair, from a financial point of view, to the shareholders of the Company.

Yours very truly,

/s/ MORGAN KEEGAN & COMPANY, INC.
- --------------------------------------
    MORGAN KEEGAN & COMPANY, INC.

                                 [LOGO]

                                                                      APPENDIX C


PERSONAL AND CONFIDENTIAL
July 29, 1996
Board of Directors
Microtek Medical, Inc.
512 Lehmberg Road
Columbus, MS 39702
Gentlemen:



    You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Microtek Medical, Inc. (the "Company") of the exchange ratio of 1.6500 shares of Common Stock, par value $.001 per share (the "Isolyser Shares"), of Isolyser Company, Inc. ("Isolyser") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger dated as of March 15, 1996, as amended as of June 23, 1996 and as further amended on July 29, 1996, among Isolyser, MMI Merger Corp. ("MMI"), a wholly-owned subsidiary of Isolyser, and the Company (the "Agreement").


    Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement.


    In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4, including the Joint Proxy Statement-Prospectus relating to the Special Meetings of stockholders of the Company and of Isolyser; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the four fiscal years ended November 30, 1995, and of Isolyser for the two years ended December 31, 1995; Form S-1 dated October 20, 1994, of Isolyser; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and of Isolyser; certain other communications from the Company and Isolyser to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Isolyser prepared by their respective managements. We also have held discussions with members of the senior management of the Company and of Isolyser regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and for the Isolyser Shares, compared certain financial and stock market information for the Company and for Isolyser with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the medical device and hospital supply industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.


    We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the financial forecasts for the Company and Isolyser, including, without limitation, projected cost savings and operating synergies resulting from the Merger (as defined in the Merger Agreement) have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company and of Isolyser and that such financial forecasts will be realized in the amounts and at the times contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Isolyser or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed, with your consent, that the consummation of the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.


    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the holders of Shares.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.

GOLDMAN, SACHS & CO.

                                                             PRELIMINARY COPY
                          PROXY SOLICITED FOR
                 SPECIAL MEETING OF SHAREHOLDERS OF
                         ISOLYSER COMPANY, INC.
                      TO BE HELD AUGUST 30, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert L. Taylor, Travis W. Honeycutt and C. Fred Harlow, and each of them, with full power of substitution, proxies to represent and vote, as indicated on this proxy, all of the shares of Common Stock of Isolyser Company, Inc. ("Isolyser") that the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held August 30, 1996, and at any adjournment, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


1. To consider and vote upon a proposal to approve the issuance of up to 8,758,720 shares of Isolyser common stock, $.001 par value per share, in connection with the merger (the "Merger") of a wholly-owned subsidiary of Isolyser with and into Microtek Medical, Inc. ("Microtek") in accordance with that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of March 15, 1996 and subsequently amended, by and among Microtek, Isolyser and MMI Merger Corp. (the "Isolyser Subsidiary"). As a result of the Merger, Microtek will become a wholly-owned subsidiary of Isolyser.


     _____________ FOR     _____________ AGAINST     _____________ ABSTAIN

2. To consider and vote upon a proposal to amend Isolyser's Stock Option Plan (the "Plan") to increase the number of shares of Common Stock of Isolyser available under the Plan for the grant of options or alternate rights by 800,000 shares, contingent upon consummation of the Merger, and to make certain other amendments.


     _____________ FOR     _____________ AGAINST     _____________ ABSTAIN




345324.1

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" THE ABOVE PROPOSAL.

                             DATED: ____________________________, 1996

                             ________________________________________________

                             ________________________________________________
                                  Signature of Shareholder

                             Please sign exactly as your name or names appear hereon. Where more than one owner is shown, each should sign. Persons signing in a fiduciary or representative capacity should give full title. If this proxy is submitted by a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.



345324.1

                                                             PRELIMINARY COPY

                            MICROTEK MEDICAL, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               FOR USE AT THE SPECIAL MEETING ON AUGUST 30, 1996


     The undersigned stockholder hereby appoints Kimber L. Vought and Lester
J. Berry, or either of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the special meeting of stockholders of MICROTEK MEDICAL, INC. (the "Company") to be held on August 30, 1996, and any adjournmenhts thereof.

     The undersigned acknowledges receipt of Notice of the Special Meeting and Joint Proxy Statement, each dated ________________, 1996, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated on the reverse hereof.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMTPLY USING THE ENCLOSED ENVELOPE.

                     (CONTINUED ON THE REVERSE SIDE)

- --------------------------- --FOLD AND DETACH HERE-- ------------------------

1. Resolution of the stockholders to consider and vote upon a proposal to approve that certain Agreement and Plan of Merger, dated March 15, 1996 as amended June 23, 1996 and July 29, 1996 ("Merger Agreement"), by and among the Company, Isolyser Company, Inc. ("Isolyser") and MMI Merger Corp., pursuant to which the Company would become a wholly owned subsidiary of Isolyser, and each issued share of Common Stock of the Company would be converted into the right to receive 1.65 shares of Common Stock of Isolyser.

            FOR                   AGAINST                   ABSTAIN
            / /                     / /                       / /

2. Resolution of the stockholders to consider and vote upon a proposed amendment to the 1990 Incentive Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock of the Company issuable upon exercise of stock options under the Option Plan from 883,302 to 1,083,302 shares of Common Stock.

            FOR                   AGAINST                   ABSTAIN
            / /                     / /                       / /

- --------------------------------------------------
      "PLEASE MARK INSIDE BLUE BOX SO THAT
         DATA PROCESSING EQUIPMENT WILL
                RECORD YOUR VOTES"
- --------------------------------------------------

3.  Upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED. THEY SHALL VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE PROPOSED AMENDMENT TO THE OPTION PLAN.

Dated: __________________________, 1996

______________________________________________________________________

______________________________________________________________________
                              (Signature)

(Stockholders should sign exactly as name appears on stock. Where there is more than one owner each should sign. Executors, Administrators, Trustees and others signing in a representative capacity should do indicate.)

Please enter your Social Security Number or Federal Employer Identification Number here:

                      __________________________________


- --------------------------- --FOLD AND DETACH HERE-- ------------------------

                                SPECIAL MEETING
                                       OF
                                  STOCKHOLDERS
                                       OF

                              MICROTEK MEDICAL, INC.

                                  AUGUST 30, 1996
                                       AT
                      THE OFFICES OF MICROTEK MEDICAL, INC.
                                512 LEHMBERG ROAD
                              COLUMBUS, MISSISSIPPI
                                    10:00 A.M.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to Section 41-2-851 through 14-2-857 of the Georgia Business Corporation Code, as amended, the directors, officers, employees and agents of the Registrant may, and in some cases must, be indemnified by the Registrant under certain circumstances against expenses and liabilities incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as directors, officers, employees and agents of the Registrant (including action, suits or proceedings brought against them for violations of the federal securities laws). Article Nine of the Registrant's Bylaws provides for indemnification of directors to the fullest extent permitted by the Georgia Business Corporation Code. These provisions generally mirror Section 41-2-851 through 14-2-857 of the Georgia Business Corporation Code.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions of the Georgia Business Corporation Code and the Registrant's Bylaws, the Registrant has been informed that indemnification is considered by the Securities and Exchange Commission to be against public policy and therefore unenforceable.

ITEM 21.

    (a) Exhibits

   2.1     Articles of Merger of MedSurg Industries, Inc. and MedSurg Acquisition
           Corp. dated December  31, 1993 (incorporated  by reference to  Exhibit
           2.1  filed with the Company's Registration Statement on Form S-1, File
           No. 33-83474)
   2.2     Plan and  Agreement  of Merger  dated  December 31,  1993  of  MedSurg
           Industries,  Inc.  and  MedSurg  Acquisition  Corp.  (incorporated  by reference  to  Exhibit  2.2  filed  with  the  Company's  Registration
           Statement on Form S-1, File No. 33-83474)
   2.3     Certificate  of Merger and Name Change of MedSurg Industries, Inc. and
           MedSurg Acquisition  Corp.  dated  January 7,  1994  (incorporated  by reference  to  Exhibit  2.3  filed  with  the  Company's  Registration
           Statement on Form S-1, File No. 33-84374)
   2.4     Articles of Merger  of Creative Research  and Manufacturing, Inc.  and
           Creative  Acquisition Corp.  dated December 31,  1993 (incorporated by reference  to  Exhibit  2.4  filed  with  the  Company's  Registration
           Statement on Form S-1, File No. 33-83474)
   2.5     Plan  and  Agreement of  Merger dated  December  31, 1993  of Creative
           Research  and  Manufacturing,  Inc.  and  Creative  Acquisition  Corp.
           (incorporated  by reference  to Exhibit  2.5 filed  with the Company's
           Registration Statement on Form S-1, File No. 33-83474)
   2.6     Certificate of  Merger  and  Name  Change  of  Creative  Research  and
           Manufacturing,  Inc. and  Creative Acquisition Corp.  dated January 7,
           1994  (incorporated  by  reference  to  Exhibit  2.6  filed  with  the
           Company's Registration Statement on Form S-1, File No. 33-83474)
   2.7     Agreement  and Plan  of Merger  dated as  of July  28, 1995  among the
           Company, White Knight Acquisition  Corp. and White Knight  Healthcare,
           Inc.  (incorporated  by  reference  to Exhibit  2.1  to  the Company's
           Current Report on Form 8-K filed October 3, 1995)
   2.8     Agreement and  Plan  of Merger  dated  as of  May  1, 1995  among  the
           Company,   Isolyser/   SafeWaste  Acquisition   Corp.   and  SafeWaste
           Corporation (incorporated by reference to Exhibit 2.1 to the Company's
           Current Report on Form 8-K filed on June 15, 1995)

   2.9     Articles of Merger dated  May 31, 1995  of SafeWaste Corporation  With
           and   Into  Isolyser/SafeWaste  Acquisition   Corp.  (incorporated  by
           reference to Exhibit 2.2 to the  Company's Current Report on Form  8-K
           filed on June 15, 1995)
   2.10    Certificate  of  Merger  dated  May  31,  1995  of  Isolyser/SafeWaste
           Acquisition Corp. and SafeWaste Corporation (incorporated by reference to Exhibit 2.3 to  the Company's Current Report  on Form 8-K filed  on
           June 15, 1995)
   2.11    Articles  of Merger of White Knight Healthcare, Inc., and White Knight
           Acquisition Corp., dated September 18, 1995 (incorporated by reference to Exhibit 2.2 to  the Company's Current Report  on Form 8-K filed  on
           October 3, 1995)
   2.12    Certificate  of  Merger of  White Knight  Healthcare, Inc.,  and White
           Knight Acquisition Corp.,  dated September 18,  1995 (incorporated  by reference  to Exhibit 2.3 to the  Company's Current Report on Form 8-K
           filed October 3, 1995)
   2.13    Stock Purchase Agreement dated December 31, 1993 between the  Company,
           MedSurg   Acquisition  Corp.,  Creative   Acquisition  Corp.,  MedSurg
           Industries,  Inc.,  Creative  Research  and  Manufacturing,  Inc.  and
           MedInvest  Enterprises, Inc. (incorporated by reference to Exhibit 2.7 to  the  Company's  Registration  Statement  on  Form  S-1,  File  No.
           33-83474)
   2.14    Agreement  and Plan of Merger dated  March 15, 1996 among the Company,
           Microtek Medical, Inc. and MMI Merger Corp. (incorporated by reference to Appendix  A to  the Proxy  Statement/Prospectus contained  in  this
           Registration Statement)
   3.1     Articles  of Incorporation of Isolyser  Company, Inc. (incorporated by reference  to  Exhibit  3.1  filed  with  the  Company's  Registration
           Statement on Form S-1, File No. 33-83474)
   3.2     Amended and Restated Bylaws of Isolyser Company, Inc. (incorporated by reference  to  Exhibit  3.2  filed  with  the  Company's  Registration
           Statement on Form S-1, File No. 33-83474)
   3.3     First Amendment  of  the  Amended  and  Restated  Bylaws  of  Isolyser
           Company, Inc. (incorporated by reference to Exhibit 3.1 filed with the
           Company's Current Report on Form 8-K filed on July 29, 1996)
   4.1     Specimen  Certificate of  Common Stock  (incorporated by  reference to
           Exhibit 4.1 filed  with the Company's  Registration Statement on  Form
           S-1, File No. 33-83474)
   5.1     Opinion of Arnall Golden & Gregory
   8.1     Opinion of Arnall Golden & Gregory as to certain tax matters
   9.1     Voting  Agreement, dated December 31, 1993, among HTI Investments Ltd.
           J.V., Robert L. Taylor, Travis  W. Honeycutt, Life-Aid Services,  Inc.
           and  MedInvest Enterprises, Inc. (incorporated by reference to Exhibit
           9.1 filed with the Company's Registration Statement on Form S-1,  File
           No. 33-83474)
  10.1     Employment  Agreement dated December 31,  1993 between Michael Sahady,
           MedSurg Industries, Inc.,  Creative Research  and Manufacturing,  Inc.
           and  the Company (incorporated by reference to Exhibit 10.1 filed with the Company's Registration Statement on Form S-1, File No. 33-83474)
  10.2     Employment Agreement dated December 31, 1993 between Kenneth  Newsome,
           MedSurg  Industries, Inc.,  Creative Research  and Manufacturing, Inc.
           and the Company (incorporated by reference to Exhibit 10.2 filed  with the Company's Registration Statement on Form S-1, File No. 33-83474)
  10.3     Stock   Option  Plan  and   First  Amendment  to   Stock  Option  Plan
           (incorporated by reference  to Exhibit  4.1 filed  with the  Company's
           Registration Statement on Form S-8, File No. 33-85668)

  10.4     Second  Amendment to Stock  Option Plan (incorporated  by reference to
           Exhibit 4.1 filed  with the Company's  Registration Statement on  Form
           S-8, File No. 33-85668)
  10.5 Form of Third Amendment to Stock Option Plan (incorporated by reference to Exhibit 10.37 filed with the Company's Annual Report on Form 10-K for the period ended December 31, 1994)
  10.6     Form of Incentive Stock Option Agreement pursuant to Stock Option Plan
           (incorporated  by reference  to Exhibit  4.2 filed  with the Company's
           Registration Statement on Form S-8, File No. 33-85668)
  10.7     Form of Non-Qualified Stock Option Agreement pursuant to Stock  Option
           Plan (incorporated by reference to Exhibit 4.3, filed with the Company's Registration Statement on Form S-8, File No. 33-85668)
  10.8     Form of Option for  employees of the Company  outside of Stock  Option
           Plan (incorporated by reference to Exhibit 10.6 filed with the Company's Registration Statement on Form S-1, File No. 33-83474)
  10.9     Contract for Sterilization Facility,  dated October 18, 1993,  between
           Sterile Technologies, Inc. and MedSurg Industries, Inc. (incorporated by reference to Exhibit 10.14 filed with the Company's Registration
           Statement on Form S-1, File No. 33-83474)
  10.10    Distribution Agreement, dated August 30, 1993, between Curtin Matheson
           Scientific, Inc. and the Company (incorporated by reference to Exhibit
           10.17  filed with  the Company's  Registration Statement  on Form S-1,
           File No. 33-83474)
  10.11    Exclusive Distribution  Agreement, effective  March 1,  1992,  between
           Baxter Healthcare Corporation, through its Pharmaseal Division and the
           Company (incorporated by reference to Exhibit 10.18 filed with the Company's Registration Statement on Form S-1, File No. 33-83474)
  10.12    Commission Agreement, dated September 10, 1993, between Brian  Haynes,
           Charles D. Leddon and the Company (incorporated by reference to Exhibit 10.19 filed with the Company's Registration Statement on Form
           S-1 File No. 33-83474)
  10.13 401(k) Retirement Plan of MedSurg Industries, Inc. (incorporated by reference to Exhibit 10.13 filed with the Company's Registration
           Statement on Form S-1 File No. 33-97086)
  10.14    Non-Competition  Agreement, dated  February 28,  1993, between Charles
           Atkins and Company, Ltd., Scherer Healthcare, Inc., Atlanta Healthcare
           Services, Inc., Charles R. Atkins, III and the Company (incorporated by reference to Exhibit 10.22 filed with the Company's Registration
           Statement on Form S-1, File No. 33-83474)
  10.15 Covenant and Agreement Not to Compete, dated December 31, 1993, between MedSurg Industries, Inc., Creative Research and Manufacturing,
           Inc., MedInvest Enterprises, Inc., MedSurg Acquisition Corp., Creative
           Acquisition Corp. and the Company (incorporated by reference to Exhibit 10.23 filed with the Company's Registration Statement on Form
           S-1, File No. 33-83474)
  10.16    Sublicense  Agreement, dated March 31,  1987, between Sherwood Medical
           Company and  MedSurg Industries,  Inc. (incorporated  by reference  to
           Exhibit  10.24 filed with the Company's Registration Statement on Form
           S-1, File No. 33-83474)
  10.17    Lease Agreement,  dated  July 29,  1993,  between Richard  E.  Curtis,
           Trustee  and MedSurg  Industries, Inc.  (incorporated by  reference to
           Exhibit 10.25 filed with the Company's Registration Statement on  Form
           S-1, File No. 33-83474)

  10.18    First  Lease Amendment,  dated February  28, 1994,  between Richard E.
           Curtis,  Trustee  and  MedSurg   Industries,  Inc.  (incorporated   by
           reference  to  Exhibit  10.26 filed  with  the  Company's Registration
           Statement on Form S-1, File No. 33-83474)
  10.19    Lease  Agreement,  dated  October  21,  1991,  between  Weeks   Master
           Partnership,  L.P.  and  the  Company  (incorporated  by  reference to
           Exhibit 10.27 filed with the Company's Registration Statement on  Form
           S-1, File No. 33-83474)
  10.20    Lease,  dated September  28, 1984, between  M.S.I. Limited Partnership and MedSurg  Industries, Inc.  (incorporated by  reference to  Exhibit
           10.28  filed with  the Company's  Registration Statement  on Form S-1,
           File No. 33-83474)
  10.21    Amendment No.  1 to  Lease,  dated October  10, 1984,  between  M.S.I.
           Limited  Partnership  and  MedSurg Industries,  Inc.  (incorporated by reference to  Exhibit  10.29  filed with  the  Company's  Registration
           Statement on Form S-1, File No. 33-83474)
  10.22    Agreement  and  Second Amendment  to Lease,  dated December  31, 1993, between  M.S.I.  Limited  Partnership  and  MedSurg  Industries,  Inc.
           (incorporated  by reference to Exhibit  10.30 filed with the Company's
           Registration Statement on Form S-1, File No. 33-83474)
  10.23    Third Amendment  to Lease,  dated September  9, 1994,  between  M.S.I.
           Limited  Partnership  and  Medsurg Industries,  Inc.  (incorporated by reference to  Exhibit  10.31  filed with  the  Company's  Registration
           Statement on Form S-1, File No. 33-83474)
  10.24    Lease  Agreement, dated  October 4, 1990,  between Minnetonka Business
           Associates and Creative Research and Manufacturing, Inc. (incorporated by reference to  Exhibit 10.35 filed  with the Company's  Registration
           Statement on Form S-1, File No. 33-83474)
  10.25    Agreement  to Extend Lease, dated  October 7, 1991, between Minnetonka
           Business Associates  and  Creative Research  and  Manufacturing,  Inc.
           (incorporated  by reference to Exhibit  10.36 filed with the Company's
           Registration Statement on Form S-1, File No. 33-83474)
  10.26    Agreement to Extend  Lease, dated  June 23,  1993, between  Minnetonka
           Business  Associates  and  Creative Research  and  Manufacturing, Inc.
           (incorporated by reference to Exhibit  10.37 filed with the  Company's
           Registration Statement on Form S-1, File No. 33-83474)
  10.27    Agreement  to Extend Lease dated June  27, 1995, between 7100 Building
           Company Limited Partnership and  Creative Research and  Manufacturing,
           Inc.  (incorporated  by  reference  to Exhibit  10.27  filed  with the
           Company's Registration Statement on Form S-1 File No. 33-97086)
  10.28    Standard Terms  and  Conditions  of Sale,  dated  December  31,  1993, between  ABB Sanitec, Inc. and  the Company (incorporated by reference to Exhibit 10.38  filed with the  Company's Registration Statement  on
           Form S-1, File No. 33-83474)
  10.29    Private  Label  Supply Agreement,  dated  September 22,  1993, between
           National Steel &  Copper Plate  Co. and the  Company (incorporated  by reference  to  Exhibit  10.39 filed  with  the  Company's Registration
           Statement on Form S-1, File No. 33-83474)
  10.30    Storz-Atkins Agreement, effective September  1, 1989, between  Charles
           Atkins & Company Ltd. and Storz Instrument Company, as assigned to the
           Company  on February  28, 1993  (incorporated by  reference to Exhibit
           10.43 filed with  the Company's  Registration Statement  on Form  S-1,
           File No. 33-83474)

  10.31    Order   Confirmation   No.   594NW01   (Two   Complete   Thermobonding
           Installations) dated May 27, 1994  between the Company and  Greenville
           Machinery Corporation and Amendments to Order Confirmation No. 594NW01
           dated  July 7, 1994 and September  19, 1994 (incorporated by reference to Exhibit 10.44  filed with the  Company's Registration Statement  on
           Form S-1, File No. 33-83474)
  10.32    Form  of  Indemnity Agreement  entered  into between  the  Company and certain of its  officers and directors  (incorporated by reference  to
           Exhibit  10.45 filed with the Company's Registration Statement on Form
           S-1, File No. 33-83474)
  10.33    Agreement for Purchase  and Sale of  Real Property dated  October    ,
           1994  between Eaton Subsidiary Corporation,  Eaton Corporation and the
           Company (incorporated by  reference to  Exhibit 10.46  filed with  the
           Company's Registration Statement on Form S-1 File No. 33-83474)
  10.34    Credit  Agreement, dated November  28, 1994 between  Chemical Bank and the Company (incorporated by reference to Exhibit 10.1 filed with  the
           Company's Quarterly Report on Form 10-Q for the period ended September
           30, 1994)
  10.35    First  Amendment Agreement,  dated February  7, 1995  between Chemical
           Bank and the Company (incorporated by reference to Exhibit 10.35 filed with the  Company's  Registration  Statement  on  Form  S-1  File  No.
           33-97086)
  10.36    Second  Amendment Agreement, dated May  31, 1995 between Chemical Bank and the Company (incorporated by reference to Exhibit 10.36 filed with the Company's Registration Statement on Form S-1 File No. 33-97086)
  10.37    Third Amendment and Waiver Agreement, dated September 15, 1995 between
           Chemical Bank and  the Company (incorporated  by reference to  Exhibit
           10.37 filed with the Company's Registration Statement on Form S-1 File
           No. 33-97086)
  10.38    Form  of Cross Indemnity  Agreement between HTI  Investments Ltd. N.V.
           and the Company (incorporated by reference to Exhibit 10.48 filed with the Company's Registration Statement on Form S-1, File No. 33-83474)
  10.39    Lease Agreement, dated November 18,  1994, between Weeks Realty,  L.P.
           and the Company (incorporated by reference to Exhibit 10.38 filed with the Company's Annual Report on Form 10-K for the period ended December
           31, 1994)
  10.40    1995 Nonemployee Director Stock Option Plan (incorporated by reference to  Exhibit 10.39 filed with the  Company's Annual Report on Form 10-K for the period ended December 31, 1994)
  10.41    Agreement  and  Lease  dated   October  1,  1992  between   Industrial
           Development Authority of the City of Douglas, Arizona and White Knight
           Healthcare,  Inc. (incorporated  by reference  to Exhibit  10.41 filed with the  Company's  Registration  Statement  on  Form  S-1  File  No.
           33-97086)
  10.42    Product  Purchase and Supply Agreement  dated February 8, 1993 between
           White Knight Healthcare, Inc. and Sterile Concepts, Inc. (incorporated by reference to  Exhibit 10.42 filed  with the Company's  Registration
           Statement on Form S-1 File No. 33-97086)
  10.43    Non-Negotiable  Promissory Note  in the  original principal  amount of
           $2,304,000.00 dated February 8, 1993 between White Knight  Healthcare,
           Inc.  and Sterile Concepts, Inc. (incorporated by reference to Exhibit
           10.43 filed with the Company's Registration Statement on Form S-1 File
           No. 33-97086)

  10.44    Non-Negotiable Promissory  Note in  the original  principal amount  of
           $1,278,500.00  dated February 8, 1993 between White Knight Healthcare,
           Inc. and Sterile Concepts, Inc. (incorporated by reference to  Exhibit
           10.44 filed with the Company's Registration Statement on Form S-1 File
           No. 33-97086)
  10.45    Non-Negotiable  Promissory Note and Security Agreement in the original principal amount of $213,668.45 dated  February 8, 1993 between  White
           Knight  Healthcare, Inc.  and Sterile Concepts,  Inc. (incorporated by reference to  Exhibit  10.45  filed with  the  Company's  Registration
           Statement on Form S-1 File No. 33-97086)
  10.46    Form  of  Non-Negotiable  Promissory Note  in  the  original Principal amount of $750,000 dated  September 15, 1995  between the Company  and
           Ali  R. Momtaz (incorporated by reference  to Exhibit 10.46 filed with the Company's Registration Statement on Form S-1 File No. 33-97086)
  10.47    Option  Contract  dated  August  22,  1995,  among  the  Company   and
           Spartanburg  County (incorporated by reference  to Exhibit 10.47 filed with the  Company's  Registration  Statement  on  Form  S-1  File  No.
           33-97086)
  10.48    Distribution  and Marketing Agreement dated September 15, 1995 between the Company and Sterile Concepts,  Inc. (incorporated by reference  to
           Exhibit  10.48 filed with the Company's Registration Statement on Form
           S-1 File No. 33-97086)
  10.49    Agreement, dated November  1, 1992 between  Struble & Moffitt  Company and  United Food and Commercial Workers Union Local 1360, chartered by
           United Food and Commercial Workers, AFL-CIO (incorporated by reference to Exhibit 10.49  filed with the  Company's Registration Statement  on
           Form S-1 File No. 33-97086)
  10.50    Agreement,   dated  March  18,  1995  between  White  Knight  Hospital
           Disposables  and  United  Food   and  Commercial  Workers  Local   99R
           (incorporated  by reference to Exhibit  10.50 filed with the Company's
           Registration Statement on Form S-1 File No. 33-97086)
  10.51    Labor Contract,  dated July  22, 1994,  between Union  of  Industrial,
           Related  and  Similar  Workers  of the  Municipality  of  Agua Prieta,
           Sonora, C.R.O.M. and Industrias Apson,  S.A. de C.V. (incorporated  by reference  to  Exhibit  10.51 filed  with  the  Company's Registration
           Statement on Form S-1 File No. 33-97086)
  10.52    Joint Venture  Agreement,  dated  March  31, 1995  by  and  among  the
           Company,   Microtek  Medical,  Inc.,   and  Synergon  Medical,  L.L.C.
           (incorporated by reference to Exhibit  10.52 filed with the  Company's
           Registration Statement on Form S-1 File No. 33-97086)
  10.53    Lease Agreement dated June 21, 1995 between Caballeros Blanca, S.A. de
           C.V.  and Constuctora Immobiliaria del Norte de Doahuila, S.A. de C.V.
           (incorporated by reference to Exhibit  10.53 filed with the  Company's
           Registration Statement on Form S-1 File No. 33-97086)
  10.54    Lease  Agreement, dated June 1, 1994, between White Transfer & Storage
           Company, Inc., and White Knight Health Care, Inc, as amended by Letter
           Agreements, dated June 21, 1995  and August 21, 1995 (incorporated  by reference  to  Exhibit  10.54 filed  with  the  Company's Registration
           Statement on Form S-1 File No. 33-97086)

  10.55    Lease, dated August 1, 1987, between  HARP, a division of M.B.  Haynes
           Electric  Corporation, and Mars/White Knight,  a division of Work Wear
           Corporation, Inc., as amended  by Addendum No. 1  dated July 6,  1987,
           Addendum  No. 2 dated July 6, 1987, Addendum No. 3 dated May 14, 1990,
           Addendum No. 4, dated June 17, 1992, second Addendum No. 4 dated  June
           28, 1993, Addendum No. 5 dated May 26, 1994, Addendum No. 6 dated July
           11, 1995, and Addendum No. 7 dated September 22, 1995 (incorporated by reference to Exhibit 10.55 filed with the Company's Registration
           Statement on Form S-1 File No. 33-97086)
  10.56    Lease, dated  October  1,  1995,  between  SafeWaste  Corporation  and
           Highwoods/  Forsyth Limited Partnership  (incorporated by reference to
           Exhibit 10.56 filed with the Company's Registration Statement on  Form
           S-1 File No. 33-97086)
  10.57    1995 Employee Stock Purchase Plan, as amended by First Amendment dated
           July 1, 1995 (incorporated by reference to Exhibit 10.57 filed with the Company's Registration Statement on Form S-1 File No. 33-97086)
  10.58 Second Amendment to 1995 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.58 filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995)
  10.59    Fourth  Amendment to Stock  Option Plan (incorporated  by reference to
           Exhibit 10.59 filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995)
  10.60    Fifth Amendment to Stock Option Plan
  11.1 Statement re: computation of per share earnings (incorporated by reference to Exhibit 11.1 filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995)
  21.1 Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 filed with the Company's Annual Report on Form 10-K for the year ended
           December 31, 1995)
  23.1     Consent of Deloitte & Touche LLP
  23.2     Consent KPMG Peat Marwick LLP
  23.3     Consent KPMG Peat Marwick LLP
  23.4     Consent of Ernst & Young LLP
  23.5     Consent of Arnall Golden & Gregory (included in Exhibit 5.1)
  23.6     Consent of Arnall Golden & Gregory (included in Exhibit 8.1)
  23.7     Consent of Morgan Keegan & Company, Inc.
  23.8     Consent of Goldman Sachs & Co., Inc.
  23.9     Consent of Olin J. Harrell, CPA
  23.10    Consent of KPMG Peat Marwick LLP
  23.11    Consent of Wolf & Company, P.C.



    (b) Financial Statement Schedule:


        Schedule II -- Valuation and Qualifying Accounts (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

        Other schedules are omitted because they are not applicable or because required information is included in the consolidated financial statements or notes thereto.

    (c) The Fairness Opinions of Goldman Sachs & Co., Inc. and Morgan Keegan & Company, Inc. are attached as Annexes C and B, respectively to the Joint Proxy Statement/Prospectus contained in this Registration Statement.

ITEM 22.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion, of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia, on July 29, 1996.


                                ISOLYSER COMPANY, INC

                                By:              /s/ ROBERT L. TAYLOR
                                      -----------------------------------------
                                                   Robert L. Taylor
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on July 29, 1996.



               SIGNATURE                                  TITLE
- ----------------------------------------  --------------------------------------
          /s/ ROBERT L. TAYLOR            President, Chief Executive Officer and
- ----------------------------------------   Chairman of the Board of Directors
            Robert L. Taylor               (principal executive officer)

        /s/ TRAVIS W. HONEYCUTT*          Executive Vice President, Secretary
- ----------------------------------------   and Director
          Travis W. Honeycutt

                                          Senior Vice President of Finance,
          /s/ C. FRED HARLOW*              Chief Financial Officer, Treasurer
- ----------------------------------------   and Director (principal financial and
             C. Fred Harlow                accounting officer)

          /s/ ROSDON HENDRIX*
- ----------------------------------------  Director
             Rosdon Hendrix

- ----------------------------------------  Director
              Jamal Silim

- ----------------------------------------  Director
            Kenneth F. Davis

*By:        /s/ ROBERT L. TAYLOR
     -----------------------------------
              Robert L. Taylor
              ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBITS                                                                              PAGE
- ---------                                                                             ----
      2.1     Articles of Merger of MedSurg Industries, Inc. and MedSurg Acquisition
              Corp.  dated December 31,  1993 (incorporated by  reference to Exhibit
              2.1 filed with the Company's Registration Statement on Form S-1,  File
              No. 33-83474)
      2.2     Plan  and  Agreement  of Merger  dated  December 31,  1993  of MedSurg
              Industries,  Inc.  and  MedSurg  Acquisition  Corp.  (incorporated  by reference  to  Exhibit  2.2  filed  with  the  Company's  Registration
              Statement on Form S-1, File No. 33-83474)
      2.3     Certificate of Merger and Name Change of MedSurg Industries, Inc.  and
              MedSurg  Acquisition  Corp.  dated January  7,  1994  (incorporated by reference  to  Exhibit  2.3  filed  with  the  Company's  Registration
              Statement on Form S-1, File No. 33-84374)
      2.4     Articles  of Merger of  Creative Research and  Manufacturing, Inc. and
              Creative Acquisition Corp.  dated December 31,  1993 (incorporated  by reference  to  Exhibit  2.4  filed  with  the  Company's  Registration
              Statement on Form S-1, File No. 33-83474)
      2.5     Plan and  Agreement of  Merger  dated December  31, 1993  of  Creative
              Research  and  Manufacturing,  Inc.  and  Creative  Acquisition  Corp.
              (incorporated by reference  to Exhibit  2.5 filed  with the  Company's
              Registration Statement on Form S-1, File No. 33-83474)
      2.6     Certificate  of  Merger  and  Name  Change  of  Creative  Research and
              Manufacturing, Inc. and  Creative Acquisition Corp.  dated January  7,
              1994  (incorporated  by  reference  to  Exhibit  2.6  filed  with  the
              Company's Registration Statement on Form S-1, File No. 33-83474)
      2.7     Agreement and  Plan of  Merger dated  as of  July 28,  1995 among  the
              Company,  White Knight Acquisition Corp.  and White Knight Healthcare,
              Inc. (incorporated  by  reference  to Exhibit  2.1  to  the  Company's
              Current Report on Form 8-K filed October 3, 1995)
      2.8     Agreement  and  Plan of  Merger  dated as  of  May 1,  1995  among the
              Company,  Isolyser/   SafeWaste   Acquisition  Corp.   and   SafeWaste
              Corporation (incorporated by reference to Exhibit 2.1 to the Company's
              Current Report on Form 8-K filed on June 15, 1995)
      2.9     Articles  of Merger dated  May 31, 1995  of SafeWaste Corporation With
              and  Into  Isolyser/SafeWaste   Acquisition  Corp.  (incorporated   by
              reference  to Exhibit 2.2 to the  Company's Current Report on Form 8-K
              filed on June 15, 1995)
      2.10    Certificate  of  Merger  dated  May  31,  1995  of  Isolyser/SafeWaste
              Acquisition Corp. and SafeWaste Corporation (incorporated by reference to  Exhibit 2.3 to the  Company's Current Report on  Form 8-K filed on
              June 15, 1995)
      2.11    Articles of Merger of White Knight Healthcare, Inc., and White  Knight
              Acquisition Corp., dated September 18, 1995 (incorporated by reference to  Exhibit 2.2 to the  Company's Current Report on  Form 8-K filed on
              October 3, 1995)
      2.12    Certificate of  Merger of  White Knight  Healthcare, Inc.,  and  White
              Knight  Acquisition Corp.,  dated September 18,  1995 (incorporated by reference to Exhibit 2.3 to the  Company's Current Report on Form  8-K
              filed October 3, 1995)
      2.13    Stock  Purchase Agreement dated December 31, 1993 between the Company,
              MedSurg  Acquisition  Corp.,   Creative  Acquisition  Corp.,   MedSurg
              Industries,  Inc.,  Creative  Research  and  Manufacturing,  Inc.  and
              MedInvest Enterprises, Inc. (incorporated by reference to Exhibit  2.7 to  the  Company's  Registration  Statement  on  Form  S-1,  File  No.
              33-83474)
      2.14    Agreement and Plan of Merger dated  March 15, 1996 among the  Company,
              Microtek Medical, Inc. and MMI Merger Corp. (incorporated by reference to  Appendix  A to  the Proxy  Statement/Prospectus contained  in this
              Registration Statement)
      3.1     Articles of Incorporation of  Isolyser Company, Inc. (incorporated  by reference  to  Exhibit  3.1  filed  with  the  Company's  Registration
              Statement on Form S-1, File No. 33-83474)
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EXHIBITS                                                                              PAGE
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
      3.2     Amended and Restated Bylaws of Isolyser Company, Inc. (incorporated by reference  to  Exhibit  3.2  filed  with  the  Company's  Registration
              Statement on Form S-1, File No. 33-83474)
      3.3     First  Amendment  of  the  Amended  and  Restated  Bylaws  of Isolyser
              Company, Inc. (incorporated by reference to Exhibit 3.1 filed with the
              Company's Current Report on Form 8-K filed on July 29, 1996)
      4.1     Specimen Certificate  of Common  Stock (incorporated  by reference  to
              Exhibit  4.1 filed with  the Company's Registration  Statement on Form
              S-1, File No. 33-83474)
      5.1     Opinion of Arnall Golden & Gregory
      8.1     Opinion of Arnall Golden & Gregory as to certain tax matters
      9.1     Voting Agreement, dated December 31, 1993, among HTI Investments  Ltd.
              J.V.,  Robert L. Taylor, Travis  W. Honeycutt, Life-Aid Services, Inc.
              and MedInvest Enterprises, Inc. (incorporated by reference to  Exhibit
              9.1  filed with the Company's Registration Statement on Form S-1, File
              No. 33-83474)
     10.1     Employment Agreement dated December  31, 1993 between Michael  Sahady,
              MedSurg  Industries, Inc.,  Creative Research  and Manufacturing, Inc.
              and the Company (incorporated by reference to Exhibit 10.1 filed  with the Company's Registration Statement on Form S-1, File No. 33-83474)
     10.2     Employment  Agreement dated December 31, 1993 between Kenneth Newsome,
              MedSurg Industries, Inc.,  Creative Research  and Manufacturing,  Inc.
              and  the Company (incorporated by reference to Exhibit 10.2 filed with the Company's Registration Statement on Form S-1, File No. 33-83474)
     10.3     Stock  Option  Plan   and  First  Amendment   to  Stock  Option   Plan
              (incorporated  by reference  to Exhibit  4.1 filed  with the Company's
              Registration Statement on Form S-8, File No. 33-85668)
     10.4     Second Amendment to  Stock Option Plan  (incorporated by reference  to
              Exhibit  4.1 filed with  the Company's Registration  Statement on Form
              S-8, File No. 33-85668)
     10.5     Form  of  Third  Amendment  to  Stock  Option  Plan  (incorporated  by reference  to Exhibit 10.37 filed with  the Company's Annual Report on
              Form 10-K for the period ended December 31, 1994)
     10.6     Form of Incentive Stock Option Agreement pursuant to Stock Option Plan
              (incorporated by reference  to Exhibit  4.2 filed  with the  Company's
              Registration Statement on Form S-8, File No. 33-85668)
     10.7     Form  of Non-Qualified Stock Option Agreement pursuant to Stock Option
              Plan (incorporated  by  reference  to  Exhibit  4.3,  filed  with  the
              Company's Registration Statement on Form S-8, File No. 33-85668)
     10.8     Form  of Option for  employees of the Company  outside of Stock Option
              Plan (incorporated  by  reference  to  Exhibit  10.6  filed  with  the
              Company's Registration Statement on Form S-1, File No. 33-83474)
     10.9     Contract  for Sterilization Facility, dated  October 18, 1993, between
              Sterile Technologies, Inc. and MedSurg Industries, Inc.  (incorporated by  reference to Exhibit  10.14 filed with  the Company's Registration
              Statement on Form S-1, File No. 33-83474)
     10.10    Distribution Agreement, dated August 30, 1993, between Curtin Matheson
              Scientific, Inc. and the Company (incorporated by reference to Exhibit
              10.17 filed with  the Company's  Registration Statement  on Form  S-1,
              File No. 33-83474)
     10.11    Exclusive  Distribution  Agreement, effective  March 1,  1992, between
              Baxter Healthcare Corporation, through its Pharmaseal Division and the
              Company (incorporated by  reference to  Exhibit 10.18  filed with  the
              Company's Registration Statement on Form S-1, File No. 33-83474)
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EXHIBITS                                                                              PAGE
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
     10.12    Commission  Agreement, dated September 10, 1993, between Brian Haynes,
              Charles D.  Leddon  and  the Company  (incorporated  by  reference  to
              Exhibit  10.19 filed with the Company's Registration Statement on Form
              S-1 File No. 33-83474)
     10.13    401(k) Retirement Plan  of MedSurg Industries,  Inc. (incorporated  by reference  to  Exhibit  10.13 filed  with  the  Company's Registration
              Statement on Form S-1 File No. 33-97086)
     10.14    Non-Competition Agreement, dated  February 28,  1993, between  Charles
              Atkins and Company, Ltd., Scherer Healthcare, Inc., Atlanta Healthcare
              Services,  Inc., Charles R. Atkins,  III and the Company (incorporated by reference to  Exhibit 10.22 filed  with the Company's  Registration
              Statement on Form S-1, File No. 33-83474)
     10.15    Covenant  and  Agreement  Not  to Compete,  dated  December  31, 1993, between MedSurg Industries, Inc., Creative Research and Manufacturing,
              Inc., MedInvest Enterprises, Inc., MedSurg Acquisition Corp., Creative
              Acquisition Corp.  and  the  Company  (incorporated  by  reference  to
              Exhibit  10.23 filed with the Company's Registration Statement on Form
              S-1, File No. 33-83474)
     10.16    Sublicense Agreement, dated March  31, 1987, between Sherwood  Medical
              Company  and MedSurg  Industries, Inc.  (incorporated by  reference to
              Exhibit 10.24 filed with the Company's Registration Statement on  Form
              S-1, File No. 33-83474)
     10.17    Lease  Agreement,  dated July  29,  1993, between  Richard  E. Curtis,
              Trustee and  MedSurg Industries,  Inc. (incorporated  by reference  to
              Exhibit  10.25 filed with the Company's Registration Statement on Form
              S-1, File No. 33-83474)
     10.18    First Lease Amendment,  dated February  28, 1994,  between Richard  E.
              Curtis,   Trustee  and  MedSurg   Industries,  Inc.  (incorporated  by
              reference to  Exhibit  10.26  filed with  the  Company's  Registration
              Statement on Form S-1, File No. 33-83474)
     10.19    Lease   Agreement,  dated  October  21,  1991,  between  Weeks  Master
              Partnership, L.P.  and  the  Company  (incorporated  by  reference  to
              Exhibit  10.27 filed with the Company's Registration Statement on Form
              S-1, File No. 33-83474)
     10.20    Lease, dated September  28, 1984, between  M.S.I. Limited  Partnership and  MedSurg Industries,  Inc. (incorporated  by reference  to Exhibit
              10.28 filed with  the Company's  Registration Statement  on Form  S-1,
              File No. 33-83474)
     10.21    Amendment  No.  1 to  Lease, dated  October  10, 1984,  between M.S.I.
              Limited Partnership  and  MedSurg Industries,  Inc.  (incorporated  by reference  to  Exhibit  10.29 filed  with  the  Company's Registration
              Statement on Form S-1, File No. 33-83474)
     10.22    Agreement and  Second Amendment  to Lease,  dated December  31,  1993, between  M.S.I.  Limited  Partnership  and  MedSurg  Industries,  Inc.
              (incorporated by reference to Exhibit  10.30 filed with the  Company's
              Registration Statement on Form S-1, File No. 33-83474)
     10.23    Third  Amendment  to Lease,  dated September  9, 1994,  between M.S.I.
              Limited Partnership  and  Medsurg Industries,  Inc.  (incorporated  by reference  to  Exhibit  10.31 filed  with  the  Company's Registration
              Statement on Form S-1, File No. 33-83474)
     10.24    Lease Agreement, dated  October 4, 1990,  between Minnetonka  Business
              Associates and Creative Research and Manufacturing, Inc. (incorporated by  reference to Exhibit  10.35 filed with  the Company's Registration
              Statement on Form S-1, File No. 33-83474)
     10.25    Agreement to Extend Lease, dated  October 7, 1991, between  Minnetonka
              Business  Associates  and  Creative Research  and  Manufacturing, Inc.
              (incorporated by reference to Exhibit  10.36 filed with the  Company's
              Registration Statement on Form S-1, File No. 33-83474)
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EXHIBITS                                                                              PAGE
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
     10.26    Agreement  to Extend  Lease, dated  June 23,  1993, between Minnetonka
              Business Associates  and  Creative Research  and  Manufacturing,  Inc.
              (incorporated  by reference to Exhibit  10.37 filed with the Company's
              Registration Statement on Form S-1, File No. 33-83474)
     10.27    Agreement to Extend Lease dated  June 27, 1995, between 7100  Building
              Company  Limited Partnership and  Creative Research and Manufacturing,
              Inc. (incorporated  by  reference  to Exhibit  10.27  filed  with  the
              Company's Registration Statement on Form S-1 File No. 33-97086)
     10.28    Standard  Terms  and  Conditions  of Sale,  dated  December  31, 1993, between ABB Sanitec, Inc. and  the Company (incorporated by  reference to  Exhibit 10.38 filed  with the Company's  Registration Statement on
              Form S-1, File No. 33-83474)
     10.29    Private Label  Supply Agreement,  dated  September 22,  1993,  between
              National  Steel &  Copper Plate Co.  and the  Company (incorporated by reference to  Exhibit  10.39  filed with  the  Company's  Registration
              Statement on Form S-1, File No. 33-83474)
     10.30    Storz-Atkins  Agreement, effective September  1, 1989, between Charles
              Atkins & Company Ltd. and Storz Instrument Company, as assigned to the
              Company on February  28, 1993  (incorporated by  reference to  Exhibit
              10.43  filed with  the Company's  Registration Statement  on Form S-1,
              File No. 33-83474)
     10.31    Order   Confirmation   No.   594NW01   (Two   Complete   Thermobonding
              Installations)  dated May 27, 1994  between the Company and Greenville
              Machinery Corporation and Amendments to Order Confirmation No. 594NW01
              dated July 7, 1994 and  September 19, 1994 (incorporated by  reference to  Exhibit 10.44 filed  with the Company's  Registration Statement on
              Form S-1, File No. 33-83474)
     10.32    Form of  Indemnity  Agreement entered  into  between the  Company  and certain  of its officers  and directors (incorporated  by reference to
              Exhibit 10.45 filed with the Company's Registration Statement on  Form
              S-1, File No. 33-83474)
     10.33    Agreement  for Purchase and  Sale of Real  Property dated October    ,
              1994 between Eaton Subsidiary  Corporation, Eaton Corporation and  the
              Company  (incorporated by  reference to  Exhibit 10.46  filed with the
              Company's Registration Statement on Form S-1 File No. 33-83474)
     10.34    Credit Agreement, dated  November 28, 1994  between Chemical Bank  and the  Company (incorporated by reference to Exhibit 10.1 filed with the
              Company's Quarterly Report on Form 10-Q for the period ended September
              30, 1994)
     10.35    First Amendment  Agreement, dated  February 7,  1995 between  Chemical
              Bank and the Company (incorporated by reference to Exhibit 10.35 filed with  the  Company's  Registration  Statement  on  Form  S-1  File No.
              33-97086)
     10.36    Second Amendment Agreement, dated May  31, 1995 between Chemical  Bank and the Company (incorporated by reference to Exhibit 10.36 filed with the Company's Registration Statement on Form S-1 File No. 33-97086)
     10.37    Third Amendment and Waiver Agreement, dated September 15, 1995 between
              Chemical  Bank and the  Company (incorporated by  reference to Exhibit
              10.37 filed with the Company's Registration Statement on Form S-1 File
              No. 33-97086)
     10.38    Form of Cross  Indemnity Agreement between  HTI Investments Ltd.  N.V.
              and the Company (incorporated by reference to Exhibit 10.48 filed with the Company's Registration Statement on Form S-1, File No. 33-83474)
     10.39    Lease  Agreement, dated November 18,  1994, between Weeks Realty, L.P.
              and the Company (incorporated by reference to Exhibit 10.38 filed with the Company's Annual Report on Form 10-K for the period ended December
              31, 1994)
     10.40    1995 Nonemployee Director Stock Option Plan (incorporated by reference to Exhibit 10.39 filed with the  Company's Annual Report on Form  10-K for the period ended December 31, 1994)
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EXHIBITS                                                                              PAGE
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
     10.41    Agreement   and  Lease  dated  October   1,  1992  between  Industrial
              Development Authority of the City of Douglas, Arizona and White Knight
              Healthcare, Inc.  (incorporated by  reference to  Exhibit 10.41  filed with  the  Company's  Registration  Statement  on  Form  S-1  File No.
              33-97086)
     10.42    Product Purchase and Supply Agreement  dated February 8, 1993  between
              White Knight Healthcare, Inc. and Sterile Concepts, Inc. (incorporated by  reference to Exhibit  10.42 filed with  the Company's Registration
              Statement on Form S-1 File No. 33-97086)
     10.43    Non-Negotiable Promissory  Note in  the original  principal amount  of
              $2,304,000.00  dated February 8, 1993 between White Knight Healthcare,
              Inc. and Sterile Concepts, Inc. (incorporated by reference to  Exhibit
              10.43 filed with the Company's Registration Statement on Form S-1 File
              No. 33-97086)
     10.44    Non-Negotiable  Promissory Note  in the  original principal  amount of
              $1,278,500.00 dated February 8, 1993 between White Knight  Healthcare,
              Inc.  and Sterile Concepts, Inc. (incorporated by reference to Exhibit
              10.44 filed with the Company's Registration Statement on Form S-1 File
              No. 33-97086)
     10.45    Non-Negotiable Promissory Note and Security Agreement in the  original principal  amount of $213,668.45 dated  February 8, 1993 between White
              Knight Healthcare, Inc.  and Sterile Concepts,  Inc. (incorporated  by reference  to  Exhibit  10.45 filed  with  the  Company's Registration
              Statement on Form S-1 File No. 33-97086)
     10.46    Form of  Non-Negotiable  Promissory  Note in  the  original  Principal amount  of $750,000 dated  September 15, 1995  between the Company and
              Ali R. Momtaz (incorporated by  reference to Exhibit 10.46 filed  with the Company's Registration Statement on Form S-1 File No. 33-97086)
     10.47    Option   Contract  dated  August  22,  1995,  among  the  Company  and
              Spartanburg County (incorporated by  reference to Exhibit 10.47  filed with  the  Company's  Registration  Statement  on  Form  S-1  File No.
              33-97086)
     10.48    Distribution and Marketing Agreement dated September 15, 1995  between the  Company and Sterile Concepts,  Inc. (incorporated by reference to
              Exhibit 10.48 filed with the Company's Registration Statement on  Form
              S-1 File No. 33-97086)
     10.49    Agreement,  dated November 1,  1992 between Struble  & Moffitt Company and United Food and Commercial Workers Union Local 1360, chartered  by
              United Food and Commercial Workers, AFL-CIO (incorporated by reference to  Exhibit 10.49 filed  with the Company's  Registration Statement on
              Form S-1 File No. 33-97086)
     10.50    Agreement,  dated  March  18,  1995  between  White  Knight   Hospital
              Disposables   and  United  Food  and   Commercial  Workers  Local  99R
              (incorporated by reference to Exhibit  10.50 filed with the  Company's
              Registration Statement on Form S-1 File No. 33-97086)
     10.51    Labor  Contract,  dated July  22, 1994,  between Union  of Industrial,
              Related and  Similar  Workers  of the  Municipality  of  Agua  Prieta,
              Sonora,  C.R.O.M. and Industrias Apson,  S.A. de C.V. (incorporated by reference to  Exhibit  10.51  filed with  the  Company's  Registration
              Statement on Form S-1 File No. 33-97086)
     10.52    Joint  Venture  Agreement,  dated  March 31,  1995  by  and  among the
              Company,  Microtek  Medical,  Inc.,   and  Synergon  Medical,   L.L.C.
              (incorporated  by reference to Exhibit  10.52 filed with the Company's
              Registration Statement on Form S-1 File No. 33-97086)
     10.53    Lease Agreement dated June 21, 1995 between Caballeros Blanca, S.A. de
              C.V. and Constuctora Immobiliaria del Norte de Doahuila, S.A. de  C.V.
              (incorporated  by reference to Exhibit  10.53 filed with the Company's
              Registration Statement on Form S-1 File No. 33-97086)
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EXHIBITS                                                                              PAGE
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
     10.54    Lease Agreement, dated June 1, 1994, between White Transfer &  Storage
              Company, Inc., and White Knight Health Care, Inc, as amended by Letter
              Agreements,  dated June 21, 1995 and  August 21, 1995 (incorporated by reference to  Exhibit  10.54  filed with  the  Company's  Registration
              Statement on Form S-1 File No. 33-97086)
     10.55    Lease,  dated August 1, 1987, between  HARP, a division of M.B. Haynes
              Electric Corporation, and Mars/White Knight,  a division of Work  Wear
              Corporation,  Inc., as amended  by Addendum No. 1  dated July 6, 1987,
              Addendum No. 2 dated July 6, 1987, Addendum No. 3 dated May 14,  1990,
              Addendum  No. 4, dated June 17, 1992, second Addendum No. 4 dated June
              28, 1993, Addendum No. 5 dated May 26, 1994, Addendum No. 6 dated July
              11, 1995, and Addendum No. 7 dated September 22, 1995 (incorporated by reference to  Exhibit  10.55  filed with  the  Company's  Registration
              Statement on Form S-1 File No. 33-97086)
     10.56    Lease,  dated  October  1,  1995,  between  SafeWaste  Corporation and
              Highwoods/ Forsyth Limited Partnership  (incorporated by reference  to
              Exhibit  10.56 filed with the Company's Registration Statement on Form
              S-1 File No. 33-97086)
     10.57    1995 Employee Stock Purchase Plan, as amended by First Amendment dated
              July 1, 1995 (incorporated  by reference to  Exhibit 10.57 filed  with the Company's Registration Statement on Form S-1 File No. 33-97086)
     10.58    Second Amendment to 1995 Employee Stock Purchase Plan (incorporated by reference  to Exhibit 10.58 filed with  the Company's Annual Report on
              Form 10-K for the year ended December 31, 1995)
     10.59    Fourth Amendment to  Stock Option Plan  (incorporated by reference  to
              Exhibit  10.59 filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995)
     10.60    Fifth Amendment to Stock Option Plan
     11.1     Statement re:  computation  of  per share  earnings  (incorporated  by reference  to Exhibit 11.1  filed with the  Company's Annual Report on
              Form 10-K for the year ended December 31, 1995)
     21.1     Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 filed with the Company's Annual Report on Form 10-K for the year ended
              December 31, 1995)
     23.1     Consent of Deloitte & Touche LLP
     23.2     Consent KPMG Peat Marwick LLP
     23.3     Consent KPMG Peat Marwick LLP
     23.4     Consent of Ernst & Young LLP
     23.5     Consent of Arnall Golden & Gregory (included in Exhibit 5.1)
     23.6     Consent of Arnall Golden & Gregory (included in Exhibit 8.1)
     23.7     Consent of Morgan Keegan & Company, Inc.
     23.8     Consent of Goldman Sachs & Co., Inc.
     23.9     Consent of Olin J. Harrell, CPA
     23.10    Consent of KPMG Peat Marwick LLP
     23.11    Consent of Wolf & Company, P.C.
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